UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

COMMERCIAL METALS COMPANY

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of
2017	Annual Meeting
of Stockholders and Proxy Statement

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

To Be Held On January 10, 2018

The annual meeting of stockholders (the “Annual Meeting”) of Commercial Metals Company, a Delaware corporation (the “Company”), will be held in CMC Hall at the Company’s corporate headquarters at 6565 North MacArthur Boulevard, 9th Floor, Irving, Texas 75039 on Wednesday, January 10, 2018, at 10:00 a.m., Central Standard Time. If you are planning to attend the Annual Meeting in person, you are required to bring proof of ownership of Commercial Metals Company common stock, as well as a form of government-issued photo identification, in order to be admitted to the meeting. Directions to the Annual Meeting are included at the end of the accompanying proxy statement.

In accordance with rules and regulations adopted by the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials to our stockholders on the Internet. You will not receive a printed copy of the proxy materials, unless you specifically request by following the instructions on the Notice Regarding the Availability of Proxy Materials you received. The Notice Regarding the Availability of Proxy Materials includes instructions as to how you may access and review all of the important information contained in the proxy materials. The Notice Regarding the Availability of Proxy Materials also instructs you as to how you may submit your proxy on the Internet. We believe that by furnishing our proxy materials on the Internet, we provide our stockholders with the information our stockholders need while lowering the cost to the Company of delivering the proxy materials.

The Annual Meeting will be held to consider the following matters:

(1)	the election of the three persons named in the accompanying proxy statement to serve as Class II directors until the 2021 annual meeting of stockholders and until their successors are elected;

(2)	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2018;

(3)	an advisory vote on executive compensation;

(4)	an advisory vote on whether an advisory vote on executive compensation should be held every one, two or three years;

(5)	the re-approval of the Commercial Metals Company 2013 Cash Incentive Plan;

(6)	the re-approval of the Commercial Metals Company 2013 Long-Term Equity Incentive Plan; and

(7)	the transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

You are invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote your shares either by telephone, Internet or mail as described in the Notice Regarding the Availability of Proxy Materials you previously received. Proxies forwarded by or for banks, brokers, trusts or other nominees should be returned as requested by them. The prompt return of proxies will save the expense involved in further communication.

By Order of the Board of Directors,

PAUL K. KIRKPATRICK

Corporate Secretary

Irving, Texas

November 27, 2017

Commercial Metals Company

6565 North MacArthur Boulevard, Suite 800

Irving, Texas 75039

Telephone (214) 689-4300

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held On January 10, 2018

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Commercial Metals Company (“we” or “the Company”) for use at the annual meeting of our stockholders to be held on Wednesday, January 10, 2018 at 10:00 a.m., Central Standard Time, in CMC Hall at the Company’s corporate headquarters at 6565 North MacArthur Boulevard, 9th Floor, Irving, Texas 75039 (the “Annual Meeting”), and at any and all postponements or adjournments of the Annual Meeting. The approximate date on which this proxy statement and accompanying proxy card are first being made available to stockholders is November 27, 2017.

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials to our stockholders on the Internet. You will not receive a printed copy of the proxy materials, unless you specifically request a printed copy. Instead, on or about November 27, 2017, we mailed to our stockholders a Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy materials and annual report on the Internet. The Notice Regarding the Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice Regarding the Availability of Proxy Materials also instructs you as to how you may submit your proxy on the Internet.

Shares represented by each proxy, if properly executed and returned to us prior to the Annual Meeting in accordance with the instructions in the accompanying proxy card and the Notice Regarding the Availability of Proxy Materials, will be voted as directed, but if not otherwise specified, will be voted (i) FOR the election of the three directors nominated by our Board and named in this proxy statement, (ii) FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, (iii) FOR the approval of the advisory resolution on executive compensation, (iv) ONE YEAR for the frequency of an advisory vote on executive compensation, (v) FOR the re-approval of the Commercial Metals Company 2013 Cash Incentive Plan, and (vi) FOR the re-approval of the Commercial Metals Company 2013 Long-Term Equity Incentive Plan. A stockholder executing a proxy may revoke it at any time before it is voted by giving written notice to the Corporate Secretary of the Company, by subsequently executing and delivering a new proxy or by voting in person at the Annual Meeting.

Stockholders of record can simplify their voting and reduce our cost by voting their shares via telephone or the Internet. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded. If a stockholder’s shares are held in the name of a bank, broker, trust or other nominee, the availability of telephone and Internet voting will depend upon the voting processes of the bank, broker, trust or other nominee. Accordingly, stockholders should follow the voting instructions on the form they receive from their bank, broker, trust or other nominee.

Stockholders who elect to vote via telephone or the Internet may incur telecommunications and Internet access charges and other costs for which they are solely responsible. The telephone and Internet voting facilities for stockholders of record will close at 11:59 p.m., Eastern Standard Time, on the evening before the Annual Meeting. Instructions for voting via telephone or the Internet are contained in the Notice Regarding the Availability of Proxy Materials you received.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

Only stockholders of record on November 20, 2017 are entitled to notice of and to attend and/or vote at the Annual Meeting or any adjournments of the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination at our principal executive offices located at 6565 North MacArthur Boulevard, Suite 800, Irving, Texas 75039 for a period of ten days prior to the Annual Meeting. The list of stockholders will also be available for inspection at the Annual Meeting and may be inspected by any stockholder for any purpose germane to the Annual Meeting. Proof of ownership of Commercial Metals Company common stock, as well as a form of government-issued photo identification, must be presented in order to be admitted to the Annual Meeting. If your shares are held in the name of a broker, trust, bank or other nominee, you must bring proof of ownership with you to the meeting. A recent account statement, letter or proxy from your broker, trust, bank or other nominee will suffice.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders

Time and Date	10:00 a.m., January 10, 2018
Place	Commercial Metals Company CMC Hall 6565 North MacArthur Boulevard, 9th Floor Irving, Texas 75039
Record date	November 20, 2017
Voting	Stockholders as of the record date are entitled to vote. Each share of common stock entitles the holder thereof to one vote for each director to be elected and one vote for each of the other matters to be voted on.
Admission	Proof of ownership of our common stock and a form of government-issued photo identification must be presented in order to be admitted to the Annual Meeting.

Voting Matters

		Board Vote Recommendation	Page Reference (for more detail)
1.	Election of three directors	FOR EACH OF OUR BOARD’S DIRECTOR NOMINEES	14
2.	Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm	FOR	62
3.	Advisory vote on executive compensation	FOR	64
4.	Advisory vote on whether an advisory vote on executive compensation should be held every one, two or three years	ONE YEAR	65
5.	Re-approval of the Commercial Metals Company 2013 Cash Incentive Plan	FOR	66
6.	Re-approval of the Commercial Metals Company 2013 Long-Term Equity Incentive Plan	FOR	68

Election of Directors

Our Board has nominated three candidates for election to our Board as Class II directors, with a term expiring at the 2021 annual meeting of stockholders. A brief description of the director nominees follows. Additional detail on the director nominees can be found beginning on page 15 of this proxy statement. In addition, the name, age, years of service, biographical description and qualifications of each of the Class I and Class III directors continuing in office are provided beginning on page 17 of this proxy statement.

Rick J. Mills, age 70, has served on our Board since 2012. Mr. Mills is the former Corporate Vice-President and President of Components Group of Cummins, Inc. Mr. Mills is a director of Masonite International Corporation and Flowserve Corporation. He is a former director of Gerdau Ameristeel and Rohm and Haas Company.

Barbara R. Smith, age 58, has served on our Board since 2017. Ms. Smith currently serves as the Company’s President and Chief Executive Officer. Effective January 11, 2018, Ms. Smith will assume the role of Chairman of the Board. She also serves as a director of Comerica Incorporated.

Joseph Winkler, age 66, has served on our Board since 2012. Mr. Winkler, now retired, is the former Chairman and CEO of Complete Production Services, Inc. Mr. Winkler currently serves as a director of Hi-Crush Partners LP, Eclipse Resources and TETRA Technologies, Inc.

Please see pages 15 through 16 of this proxy statement for a complete description of Ms. Smith’s and Messrs. Mills’s and Winkler’s business experience and qualifications.

PROXY STATEMENT SUMMARY

Independent Registered Public Accounting Firm

As a matter of good corporate governance, we are asking our stockholders to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2018. Set forth below is summary information with respect to Deloitte & Touche LLP’s fees for services provided in fiscal years 2017 and 2016.

Type of Fees	Fiscal Year 2017	Fiscal Year 2016
Audit Fees	$4,717,435	$4,280,801
Audit-Related Fees	$—	$—
Tax Fees	$—	$228,372
All Other Fees	$8,619	$10,660
Total	$4,726,054	$4,519,833

Executive Compensation Advisory Vote

We are asking stockholders to approve, on a non-binding advisory basis, our named executive officer compensation as described in this proxy statement. Our Board recommends a FOR vote because it believes that our compensation policies and practices are reasonable, competitive and highly-focused on pay-for-performance principles, as described in more detail in Proposal 3 on page 64.

Our Company

The Company manufactures, recycles and markets steel and metal products, related materials and services through a network including four electric arc furnace (“EAF”) mini mills, an EAF micro mill, a rerolling mill, steel fabrication and processing facilities, construction-related product warehouses, metal recycling facilities and marketing and distribution offices in the United States and in strategic international markets. The CMC Americas Division includes three segments: Americas Recycling, Americas Mills and Americas Fabrication. The CMC International Division includes two segments: International Mill and International Marketing and Distribution. You can view additional information about our Company on our website at www.cmc.com. The information contained on or connected to our website is not part of this proxy statement.

Our Fiscal Year 2017 Performance and Executive Compensation

For fiscal year 2017, the Company’s net earnings were $46.3 million, or $0.39 per diluted share, on net sales of $4.6 billion. This compares to the Company’s net earnings of $54.8 million, or $0.47 per diluted share, on net sales of $4.2 billion for fiscal year 2016. Additionally, during fiscal year 2017, the Company took action to reallocate capital to its core manufacturing operations and improve its financial profile. During the fourth quarter of fiscal year 2017, the Company refinanced its notes due in 2017 and 2018, resulting in a reduction of the Company’s long-term debt by approximately $240 million since May 31, 2017. The refinancing activities have strengthened the Company’s balance sheet to provide lower debt service cost and extend the Company’s debt maturity profile. In June 2017, the Company announced its plan to exit its International Marketing and Distribution segment to focus the Company’s resources on the long product markets in the U.S. and Poland. In furtherance of that plan, the Company completed the sale of its CMC Cometals division on August 31, 2017, for approximately $171 million. The Company continues to see strong demand in Poland, as evidenced by a 10% year-over-year increase in both average sales price and shipments, and looks forward to the commissioning of its new EAF micro mill in Durant, Oklahoma, which is scheduled to occur in the Company’s second fiscal quarter of 2018.

In accordance with our overall compensation philosophy and program, executives are provided with a mix of base salary, short-term incentives, long-term incentives and employee benefits. Our compensation philosophy places a significant portion of the potential compensation for each of the Company’s named executive officers (the “NEOs”) (as listed under “Executive Compensation Participants” on page 28) “at risk”, which is described in more detail beginning on page 31.

PROXY STATEMENT SUMMARY

Compensation Decisions During Fiscal Year 2017

In fiscal year 2017, the following compensation actions were taken:

•	For fiscal year 2017, the Compensation Committee of the Board (the “Compensation Committee”) did not adjust the base salary level for Mr. Alvarado based on a review of the competitive positioning of his base salary. All other NEOs received market-competitive promotional increases, salary adjustments, and/or merit increases to base salary, ranging from 2.6% to 26.5%.

•	In determining the bonus opportunities under the Company’s Annual Cash Incentive Bonus (as defined on page 33), the Compensation Committee reduced the bonus pool for achieving business plan financials in recognition that the financial goals were below the Company’s 2016 performance due to industry and market conditions, projected general economic conditions and the Company’s forecasted performance levels at the time the goals were set. This reduction was achieved by reducing the Financial Performance Bonus Pool by 25% when overall Company financial targets for 2017 were met. The Compensation Committee further determined that the bonus pool would be returned to 100% of target when a stretch financial goal was met. The Operational Performance Bonus Pool was not subject to a reduction. Based on the achievement of 2017 corporate financial and operational goals, the Compensation Committee certified payouts under the Annual Cash Incentive Bonus, on average, of 107.9% of target for NEOs with Company-wide positions and 109.1% of target for one NEO.

•	Three NEOs received discretionary bonuses, representing approximately 1%, 3% and 1% of their respective total compensation, in recognition of their significant contributions during fiscal year 2017.

•	Performance-based stock units represent 50% of the NEO long-term grant value, with 75% of the vesting based on three-year EBITDA and ROIC targets (each as defined on page 35) and 25% vesting based on relative total shareholder return. The remaining 50% long-term grant value was delivered as time-based RSUs (as defined on page 35). In connection with a mid-year promotion, one NEO received a supplemental equity award in the same form as the annual long-term incentive awards.

•	The long-term incentive awards for the three-year performance period ending in 2017 vested at 111% of the EBITDA target and 198% of the TSR target for all NEOs.

Frequency of Advisory Vote on Executive Compensation

We are asking stockholders to select, on an advisory basis, whether the advisory vote on executive compensation should be held every one, two or three years, as described in more detail in Proposal 4 on page 65 of this proxy statement. At our 2012 annual meeting of stockholders, the last time stockholders voted on the frequency of the advisory vote on executive compensation, 78.6% of our stockholders voted in support of conducting the advisory vote annually, and we have done so since 2012. As a corporate governance best practice and in recognition of the value of regular stockholder feedback on our executive compensation program, our Board recommends that the advisory vote on executive compensation occur annually.

Re-Approval of the Commercial Metals Company 2013 Cash Incentive Plan

We are asking stockholders to re-approve the Commercial Metals Company 2013 Cash Incentive Plan under Section 162(m) of the Internal Revenue Code to continue the tax deductibility of certain benefits under the plan, as described in more detail in Proposal 5 on page 66 of this proxy statement.

Re-Approval of the Commercial Metals Company 2013 Long-Term Equity Incentive Plan

We are asking stockholders to re-approve the Commercial Metals Company 2013 Long-Term Equity Incentive Plan under Section 162(m) of the Internal Revenue Code to continue the tax deductibility of certain benefits under the plan, as described in more detail in Proposal 6 on page 68 of this proxy statement.

INFORMATION ABOUT THE MEETING AND VOTING

Q:	Why did I receive a notice in the mail regarding Internet availability of proxy materials instead of a full set of proxy materials?

A:	Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, on November 27, 2017 we mailed a Notice Regarding the Availability of Proxy Materials to our stockholders of record and beneficial owners. The Notice explains how you may access the proxy materials on the Internet and how you may vote your proxy. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting printed materials included in the Notice. Our Board encourages you to take advantage of the availability of the proxy materials on the Internet.

Q:	Why did I receive these materials?

A:	These materials were provided to you because our Board is soliciting your proxy to vote at our Annual Meeting, and at any postponements or adjournments of the Annual Meeting. This proxy statement describes the matters on which you, as a stockholder, are entitled to vote. It also provides information that is intended to assist you in making an informed vote on the proposals described in this proxy statement.

Q:	Why did my household receive only one copy of the Notice Regarding the Availability of Proxy Materials or proxy materials?

A:	In addition to furnishing proxy materials electronically, we take advantage of the SEC’s “householding” rules to reduce the delivery cost of materials. Under such rules, only one Notice Regarding the Availability of Proxy Materials or, if you have requested paper copies, only one set of proxy materials is delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. If you are a stockholder sharing an address and wish to receive a separate Notice Regarding the Availability of Proxy Materials or copy of our proxy materials, you may so request by contacting the Corporate Secretary of Commercial Metals Company at (214) 689-4300 or by mail to 6565 North MacArthur Blvd., Suite 800, Irving, Texas 75039. A separate copy will be promptly provided following receipt of your request, and you will receive separate materials in the future. If you currently share an address with another stockholder but are nonetheless receiving separate copies of the materials, you may request delivery of a single copy in the future by contacting the Corporate Secretary at the contact information shown above.

Q:	Who is entitled to vote at the Annual Meeting?

A:	Only stockholders of record on November 20, 2017 are entitled to notice of and to attend and/or vote at the Annual Meeting or any postponements or adjournments of the Annual Meeting. Each share of our common stock is entitled to one vote for each director to be elected and one vote for each of the other matters to be voted on.

Q:	How can I vote my shares?

A:	You can vote your shares in one of two ways: either by proxy or in person at the Annual Meeting by written ballot. If you choose to vote by proxy, you may vote your shares by telephone or the Internet by following the instructions on the Notice Regarding the Availability of Proxy Materials. You may also vote your shares by requesting a printed copy of our proxy materials and by signing, dating and returning the proxy card that you will then receive. Each of these procedures is explained below. Even if you plan to attend the Annual Meeting, our Board recommends that you submit a proxy card in advance by telephone, Internet or mail. In this way, your shares of common stock will be voted as directed by you even if you are unable to attend the Annual Meeting.

Q:	May I change my vote?

A:	Yes. You may change your vote or revoke your proxy at any time before it is exercised at the Annual Meeting by taking any of the following actions:

•	by giving written notice to the Corporate Secretary of Commercial Metals Company at 6565 North MacArthur Boulevard, Suite 800, Irving, Texas 75039;

INFORMATION ABOUT THE MEETING AND VOTING

•	by subsequently executing and delivering a new proxy; or

•	by voting in person at the Annual Meeting.

Q:	How many shares must be present to conduct the Annual Meeting?

A:	We must have a “quorum” to conduct the Annual Meeting. A quorum is a majority of the outstanding shares of common stock entitled to vote at the meeting, present in person or by proxy. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present. On November 20, 2017, the record date for determining stockholders entitled to vote at the Annual Meeting, there were 116,630,628 shares of our common stock, par value $0.01 per share, outstanding, not including approximately 12,430,036 treasury shares. There were no shares of our preferred stock outstanding on November 20, 2017.

Q:	How do I vote if I cannot attend the Annual Meeting in person?

A:	By voting your shares by telephone or via the Internet by following the instructions on the Notice Regarding the Availability of Proxy Materials or, if you requested a printed copy of our proxy materials, by signing, dating and returning the proxy card you received, you will enable Barbara R. Smith, Mary A. Lindsey and Paul K. Kirkpatrick, each of whom is named on the proxy card as a “Proxy Holder,” to vote your shares at the Annual Meeting in the manner you indicate. When you vote your shares by proxy, you can specify whether your shares should be voted for or against each of the nominees for director identified in Proposal 1 and whether your shares should be voted every one, two or three years with respect to Proposal 4. You can also specify how you want your shares voted with respect to Proposals 2, 3, 5 and 6 which are described elsewhere in this proxy statement.

Management of the Company is not aware of any matters other than those described in this proxy statement that may be presented for action at the Annual Meeting. If you vote by proxy and any other matters are properly presented at the Annual Meeting for consideration, the proxy holders will have discretion to vote for you on those matters.

Voting by Mail.    You can vote by mail by requesting a printed copy of our proxy materials and by signing, dating and returning the proxy card you will then receive in the postage-paid envelope provided.

Voting via the Internet.    You can vote your shares via the Internet by following the instructions provided on the Notice Regarding the Availability of Proxy Materials. The Internet voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm that your voting instructions have been properly recorded. Voting by Internet authorizes the named proxies to vote your shares in the same manner as if you had submitted a validly executed proxy card.

Voting by Telephone.    You can vote your shares by telephone by following the instructions provided on the Notice Regarding the Availability of Proxy Materials. The telephone voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm that your voting instructions have been properly recorded. Voting by telephone authorizes the named proxies to vote your shares in the same manner as if you had submitted a validly executed proxy card.

Q:	May I vote in person at the Annual Meeting?

A:	Yes, you may vote your shares at the Annual Meeting if you attend in person and use a written ballot. However, if your shares are held in the name of a bank, broker, trust or other nominee, you must bring a legal proxy or other proof from that bank, broker, trust or other nominee granting you authority to vote your shares directly at the Annual Meeting. If you vote by proxy and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you wish to change your vote. Even if you plan to attend the Annual Meeting, we strongly urge you to vote in advance by proxy by telephone, Internet or mail as described in the Notice Regarding the Availability of Proxy Materials you previously received.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	If your shares are registered in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are the “stockholder of record” of those shares, and this proxy statement and any accompanying documents have been provided directly to you by the Company.

INFORMATION ABOUT THE MEETING AND VOTING

In contrast, if you purchased your shares through a bank, broker, trust or other nominee, the bank, broker, trust or other nominee will be the “stockholder of record” of those shares. Generally, when this occurs, the bank, broker, trust or other nominee will automatically put your shares into “street name,” which means that the bank, broker, trust or other nominee will hold your shares in its name or another nominee’s name and not in your name, but will keep records showing you as the real or “beneficial owner.” If you hold shares beneficially in street name, this proxy statement and any accompanying documents have been forwarded to you by your bank, broker, trust or other holder of record.

Q:	What are broker non-votes?

A:	A broker non-vote occurs when a bank, broker, trust or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes are not counted as votes against a proposal or as abstentions, and will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal or the number of votes cast on a particular proposal. As described below, banks, brokers, trusts and other nominees will not have discretion to vote on the election of directors, the advisory vote on executive compensation, the advisory vote on the frequency of the advisory vote on executive compensation, the re-approval of the Commercial Metals Company 2013 Cash Incentive Plan or the re-approval of the Commercial Metals Company 2013 Long-Term Equity Incentive Plan.

Q:	Will my shares be voted if I do not provide instructions to my bank, broker, trust or other nominee?

A:	If you are the beneficial owner of shares held in “street name” by a bank, broker, trust or other nominee, the bank, broker, trust or other nominee, as the record holder of the shares, is required to vote those shares in accordance with your instructions. Under applicable New York Stock Exchange (“NYSE”) rules, if you hold your shares through a bank, broker, trust or other nominee, and your bank, broker, trust or other nominee delivers this proxy statement to you, but you do not give instructions to the bank, broker, trust or other nominee, the bank, broker, trust or other nominee does not have the discretion to vote on the election of directors, the advisory vote on executive compensation, the advisory vote on the frequency of the advisory vote on executive compensation, the re-approval of the Commercial Metals Company 2013 Cash Incentive Plan or the re-approval of the Commercial Metals Company 2013 Long-Term Equity Incentive Plan. THEREFORE, UNLESS YOU PROVIDE VOTING INSTRUCTIONS TO THE BANK, BROKER, TRUST OR OTHER NOMINEE HOLDING SHARES ON YOUR BEHALF, THE BANK, BROKER, TRUST OR OTHER NOMINEE WILL NOT HAVE DISCRETIONARY AUTHORITY TO VOTE YOUR SHARES ON THESE PROPOSALS. We strongly encourage you to vote your proxy or provide voting instructions to the bank, broker, trust or other nominee so that your vote on these matters will be counted.

Under NYSE rules, if you hold your shares through a bank, broker, trust or other nominee and your bank, broker, trust or other nominee delivers this proxy statement to you, but you do not give instructions to the bank, broker, trust or other nominee, the bank, broker, trust or other nominee will have the discretion to vote on the ratification of the appointment of Deloitte & Touche LLP.

Q:	What are the proposals and what is the required vote for each?

A: •	Proposal 1: Election of Directors. In an uncontested election of directors, the affirmative vote of the holders of a majority of the votes cast is required for the election of each director nominee. A majority of the votes cast means that the number of shares voted “for” a nominee must exceed the number of votes cast “against” that nominee. Abstentions and broker non-votes will not be counted as a vote cast either “for” or “against” a nominee’s election.

Pursuant to the Company’s Corporate Governance Guidelines, in an uncontested election of directors, any nominee for director who has a greater number of votes “against” his or her election than votes “for” such election (a “Majority Against Vote”) is required to promptly tender his or her resignation following certification of the stockholder vote. Such resignation will be effective only upon the acceptance thereof by the Board, and such director will continue in office until such resignation is accepted. The Nominating and Corporate Governance Committee shall promptly consider the tendered resignation and a range of

INFORMATION ABOUT THE MEETING AND VOTING

possible responses based on the circumstances, if known, that led to the election results and recommend to the Board whether to accept or reject the resignation offer or whether other action should be taken with respect thereto. The Board of Directors will act upon such recommendation(s) within 120 days following certification of the stockholder vote and shall promptly disclose its decision regarding whether to accept the director’s resignation offer.

Any director who tenders a resignation pursuant to the Company’s Corporate Governance Guidelines shall not participate in either the Nominating and Corporate Governance Committee’s deliberations or recommendation or the Board’s deliberations, in each case regarding whether to accept the resignation offer or take other action. If directors who have tendered resignations constitute a majority of the directors then in office, then, with respect to each tendered resignation, all directors, other than the director who tendered the particular resignation under consideration, may participate in the deliberations and action regarding whether to accept or reject the tendered resignation or to take other action with respect thereto.

•	Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm. The affirmative vote of the holders of a majority of the shares having voting power represented in person or by proxy at the Annual Meeting is required to adopt Proposal 2. An abstention on Proposal 2 will have the same effect as a vote against Proposal 2. Broker non-votes are not applicable to Proposal 2.

•	Proposal 3: Advisory Vote on Executive Compensation. Proposal 3 is being submitted to enable stockholders to approve, on an advisory basis, the compensation of the Company’s named executive officers. The affirmative vote of the holders of a majority of the shares having voting power represented in person or by proxy at the Annual Meeting is required to adopt Proposal 3. An abstention on Proposal 3 will have the same effect as a vote against Proposal 3. A broker non-vote will not have any effect on Proposal 3 and will not be counted. Proposal 3 is an advisory vote only, and therefore it will not bind the Company or our Board. However, our Board and the Compensation Committee will consider the voting results, as appropriate, when making future decisions regarding executive compensation.

•	Proposal 4: Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation. Proposal 4 is being submitted to enable stockholders to select, on an advisory basis, whether the advisory vote on executive compensation should be held every one, two or three years. For Proposal 4, the number of years (one, two or three) that receives the highest number of votes will be deemed to be preferred by our stockholders. Abstentions and broker non-votes will not have any effect on Proposal 4. Proposal 4 is an advisory vote only, and therefore it will not bind our Board or the Compensation Committee. However, our Board and the Compensation Committee will consider the voting results on Proposal 4 when considering the frequency of future advisory votes on executive compensation.

•	Proposal 5: Re-approval of the Commercial Metals Company 2013 Cash Incentive Plan. The affirmative vote of the holders of a majority of the shares having voting power represented in person or by proxy at the Annual Meeting is required to adopt Proposal 5. An abstention on Proposal 5 will have the same effect as a vote against Proposal 5. A broker non-vote will not have any effect on Proposal 5 and will not be counted.

•	Proposal 6: Re-approval of the Commercial Metals Company 2013 Long-Term Equity Incentive Plan. The affirmative vote of the holders of a majority of the shares having voting power represented in person or by proxy at the Annual Meeting is required to adopt Proposal 6. An abstention on Proposal 6 will have the same effect as a vote against Proposal 6. A broker non-vote will not have any effect on Proposal 6 and will not be counted.

Q:	What are the recommendations of our Board?

A:	Our Board recommends that you vote:

•	FOR Proposal 1 – the election of the three nominees for director nominated by our Board and named in this proxy statement;

•	FOR Proposal 2 – the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2018;

INFORMATION ABOUT THE MEETING AND VOTING

•	FOR Proposal 3 – the proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers;

•	ONE YEAR for Proposal 4 – the advisory vote on the frequency of the advisory vote on executive compensation;

•	FOR Proposal 5 – the proposal to re-approve the Commercial Metals Company 2013 Cash Incentive Plan; and

•	FOR Proposal 6 – the proposal to re-approve the Commercial Metals Company 2013 Long-Term Equity Incentive Plan.

Q:	Who will count the votes?

A:	Votes will be counted by one or more independent inspectors of election appointed by the Company for the Annual Meeting.

Q:	What happens if the Annual Meeting is adjourned?

A:	If we adjourn the Annual Meeting, we will conduct the same business at the adjourned meeting, and our Board can decide to set a new record date for determining stockholders entitled to vote at the adjourned meeting, or decide to only allow the stockholders entitled to vote at the original meeting to vote at the adjourned meeting. According to the Company’s third amended and restated bylaws, when a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. However, if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally scheduled to take place, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting must be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, our Board will fix a new record date for notice of such adjourned meeting and will give notice of the adjourned meeting to each stockholder entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Q:	Whom can I contact if I have questions?

A:	If you have any questions about the Annual Meeting or how to vote your shares, please call the office of our General Counsel at (214) 689-4300.

Q:	Where can I find the voting results?

A:	We will report the voting results in a current report on Form 8-K filed with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

On the basis of filings with the SEC and other information, we believe that based on 116,630,628 shares of our common stock issued and outstanding as of November 20, 2017, the following persons beneficially owned more than five percent (5%) of our outstanding common stock:

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.(1)	14,913,285	12.8%
55 East 52nd Street New York, NY 10022
The Vanguard Group(2)	14,746,316	12.6%
100 Vanguard Blvd. Malvern, PA 19355
Dimensional Fund Advisors LP(3)	9,720,095	8.3%
Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746
(1)	Based on the information provided pursuant to Amendment No. 8 to the Schedule 13G filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 12, 2017 (the “Blackrock Schedule 13G”). BlackRock reported that, as of December 31, 2016, it had sole voting power with respect to 14,601,673 shares of common stock and sole dispositive power with respect to 14,913,285 shares of common stock. The BlackRock Schedule 13G states that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common stock and that no one person’s interest in the common stock is more than 5% of the total outstanding common shares.

(2)	Based on the information provided pursuant to Amendment No. 5 to the Schedule 13G filed by The Vanguard Group (“Vanguard”) with the SEC on February 10, 2017 (the “Vanguard Schedule 13G”). Vanguard reported that, as of December 31, 2016, it had sole voting power with respect to 137,873 shares of common stock, shared voting power with respect to 14,121 shares of common stock, sole dispositive power with respect to 14,600,221 shares of common stock, and shared dispositive power with respect to 146,095 shares of common stock. The Vanguard Schedule 13G states that no one person’s interest in the common stock is more than 5% of the total outstanding common shares.

(3)	Based on the information provided pursuant to Amendment No. 2 to the Schedule 13G filed by Dimensional Fund Advisors LP (“DFA”) with the SEC on February 9, 2017 (the “DFA Schedule 13G”). DFA reported that, as of December 31, 2016, it had sole voting power with respect to 9,590,838 shares of common stock and sole dispositive power with respect to 9,720,095 shares of common stock. The DFA Schedule 13G states that various funds have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common stock and that no one fund’s interest in the common stock is more than 5% of the total outstanding common shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us about the beneficial ownership of our common stock as of November 20, 2017 by each director and nominee for director, our CEO, our Chief Financial Officer (“CFO”), the other executive officers included in the Summary Compensation Table, and all current directors and executive officers as a group based on 116,630,628 shares of our common stock issued and outstanding as of November 20, 2017. Unless stated otherwise in the notes to the table, each person named below has sole authority to vote and dispose of the shares listed.

Name	Owned Shares of Common Stock		Option Shares of Common Stock(1)	Total Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Directors and Director Nominees (excluding Mr. Alvarado)
Vicki L. Avril	33,040	(2)	—	33,040	*
Rhys J. Best	67,070		14,000	81,070	*
Robert L. Guido	71,802		—	71,802	*
Richard B. Kelson	57,493	(3)	—	57,493	*
Anthony A. Massaro	41,849	(4)	—	41,849	*
Rick J. Mills	84,500	(5)	—	84,500	*
Sarah E. Raiss	62,957	(6)	—	62,957	*
J. David Smith	77,187		—	77,187	*
Charles L. Szews	27,686		—	27,686	*
Joseph C. Winkler	47,999		—	47,999	*
Named Executive Officers
Joseph Alvarado	623,846		—	623,846	*
Barbara R. Smith	199,233	(7)	—	199,233	*
Mary Lindsey	38,931	(8)	—	38,931	*
Tracy L. Porter	198,550		—	198,550	*
Paul K. Kirkpatrick	50,016		—	50,016	*
All directors, director nominees and executive officers as a group (18 persons)	1,789,188	(9)	14,000	1,803,188	1.5%
*	Less than one percent (1%)
(1)	Represents shares subject to options exercisable within 60 days of November 20, 2017.
(2)	Includes 20,331 deferred RSUs that Ms. Avril has elected to have distributed not more than 60 days immediately following termination of service.
(3)	Includes 45,683 deferred RSUs that Mr. Kelson has elected to have distributed not more than 60 days immediately following termination of service.
(4)	Includes 4,094 deferred RSUs that Mr. Massaro has elected to have distributed not more than 60 days immediately following termination of service, 2,348 RSUs vesting on January 10, 2018 and 3,704 RSUs vesting on January 12, 2018.
(5)	Includes 70,583 deferred RSUs that Mr. Mills has elected to have distributed not more than 60 days immediately following termination of service.
(6)	Includes 14,103 deferred RSUs that Ms. Raiss has elected to have distributed not more than 60 days immediately following termination of service, 2,348 RSUs vesting on January 10, 2018 and 3,704 RSUs vesting on January 12, 2018.
(7)	Includes 6,966 RSUs vesting on January 11, 2018 and 10,151 RSUs vesting on January 18, 2018.
(8)	Includes 5,140 RSUs vesting on January 18, 2018.
(9)	Includes 34,361 RSUs vesting within 60 days of November 20, 2017 and 154,794 deferred RSUs to be distributed not more than 60 days immediately following termination of service.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires directors, executive officers and beneficial owners of more than ten percent (10%) of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and any of our other equity securities. Based solely upon our review of the copies of such forms received by us or written representations that no other forms were required from reporting persons, we believe that all such reports were submitted on a timely basis during the fiscal year ended August 31, 2017.

PROPOSAL 1 — ELECTION OF DIRECTORS

Information about our Board and the Nominees

Our restated certificate of incorporation divides our Board into three classes. Each class currently has four directors each.

The term of office of the Class II directors expires at the Annual Meeting. Each of our current Class II directors will stand for reelection at the Annual Meeting, other than Messrs. Joseph Alvarado and Anthony A. Massaro, each of whom is retiring from our Board effective at the Annual Meeting. Our Board has nominated Mr. Rick J. Mills, a current Class III director, for election as a Class II director at the Annual Meeting to fill one of the vacancies created by the foregoing retirements.

Changes to our Board

On June 21, 2017, the Board announced that effective September 1, 2017, Barbara R. Smith would assume the role of the Company’s President and Chief Executive Officer and become a member of the Board, and that Joseph Alvarado would continue to serve as the Chairman of the Board through the Annual Meeting. In connection with Ms. Smith’s appointment to the Board, the Board voted to increase the size of the Board from 11 directors to 12 directors, effective September 1, 2017, and appointed Ms. Smith to fill the newly created vacancy and to serve as a Class II director. Effective January 11, 2018, Ms. Smith will also assume the role of Chairman of the Board.

In November 2017, Mr. Anthony A. Massaro, a Class II director, notified the Board that he would not stand for reelection to the Board at the Annual Meeting. After the retirements of Messrs. Alvarado and Massaro, without reclassifying the directors or adding new directors to fill the vacancies caused by such retirements, the Board would have 10 directors, consisting of four Class I directors, two Class II directors and four Class III directors. Because the Company’s Restated Certificate of Incorporation, as amended, requires that the three classes of directors be nearly as equal as possible, the Board voted to reclassify the directors into nearly equal classes consisting of four Class I directors, three Class II directors and three Class III directors by (i) nominating Rick J. Mills, a current Class III director, on the recommendation of the Nominating and Corporate Governance Committee, for election at the Annual Meeting as a Class II director, (ii) reducing the number of Class II directors to three directors at the Annual Meeting and (iii) upon the election of Rick J. Mills as a Class II director, accepting the contemporaneous resignation of Rick J. Mills as a Class III director and reducing the number of Class III directors to three.

Proxies cannot be voted for the election of more than three persons to our Board at the Annual Meeting. The term of the Class II directors elected at the Annual Meeting ends at the 2021 annual meeting of stockholders. The term of the Class III directors ends at the 2019 annual meeting of stockholders, and the term of the Class I directors ends at the 2020 annual meeting of stockholders. After the Annual Meeting, our Board will have 10 directors with three directors in each of Classes II and III and four directors in Class I.

Each nominee named in this proxy statement has consented to being named in this proxy statement and to serve if elected. If any nominee is unable to serve or for good cause will not serve, the shares represented by the proxies will be voted for the person, if any, designated by our Board to replace such nominee. However, the Company has no reason to believe that any nominee will be unavailable. All of the director nominees, as well as the continuing directors, plan to attend this year’s Annual Meeting. The following table sets forth information about the nominees and the continuing directors.

PROPOSAL 1 — ELECTION OF DIRECTORS

Director Nominees

Name, Principal Occupation and Other Information	Age	Served as Director Since
Class II – Term to Expire in 2021
Rick J. Mills	70	2012

Retired – Former Corporate Vice-President and President of Components Group of Cummins, Inc.

Business Experience:    Mr. Mills served as the Corporate Vice-President and President of Components Group of Cummins, Inc., a manufacturer of service engines and related technologies, from 2005 to 2008. Mr. Mills spent over 37 years with Cummins, serving in a variety of financial roles before being named Vice President and General Manager of Atlas Inc., a former Cummins business that manufactured engine components, in 1988. He then served as President of Atlas, Inc. from 1990 to 1993, Vice President of the Pacific Rim and Latin America operations for Cummins Filtration (formerly Fleetguard Inc.) from 1993 to 1996, Corporate Controller of Cummins, Inc. from 1996 to 2000 and Vice-President and Group President of Filtration of Cummins, Inc. from 2000 to 2005.

Other Board Experience:    Mr. Mills is a director of Masonite International Corporation and Flowserve Corporation. He is a former director of Gerdau Ameristeel and Rohm and Haas Company.

Qualifications:    Mr. Mills brings to our Board significant leadership, operational and strategic experience gained in his 37 years at Cummins, Inc. in a variety of financial, managerial and executive positions. Mr. Mills has significant international experience from his leadership roles of the Pacific Rim and Latin America operations at Cummins, Inc., which provides our Board valuable insight into the Company’s international operations and strategy. In addition, Mr. Mills’ experience as a director of an international manufacturer and an international steel producer and recycler brings valuable corporate leadership and strategy development knowledge to our Board.

Barbara R. Smith	58	2017

President and CEO of Commercial Metals Company

Business Experience:    Ms. Smith joined the Company in May 2011 as Senior Vice President and Chief Financial Officer. Ms. Smith was appointed Chief Operating Officer (“COO”) in January 2016, President and COO in January 2017 and President and CEO in September 2017. Prior to joining the Company, Ms. Smith served as Vice President and Chief Financial Officer of Gerdau Ameristeel Corporation, a minimill steel producer, from July 2007 to May 2011, after joining Gerdau Ameristeel as Treasurer in July 2006. From February 2005 to July 2006, she served as Senior Vice President and Chief Financial Officer of FARO Technologies, Inc., a developer and manufacturer of 3-D measurement and imaging systems. From 1981 to 2005, Ms. Smith was employed by Alcoa Inc., a producer of primary aluminum, fabricated aluminum and alumina, where she held a variety of financial leadership positions.

Other Board Experience:    Ms. Smith is a director of Comerica Incorporated and a former director of Mineral Technologies, Inc.

Qualifications:    Ms. Smith brings to our Board a significant level of financial expertise, as well as extensive operational and strategic experience developed during her tenure at the Company and other international organizations. Ms. Smith’s vast experience in the steel industry further qualifies her to lead the Company and serve on our Board. Ms. Smith’s role as President and CEO enables her to facilitate effective communication between management and the Board. Having served the Company in a variety of executive leadership roles, Ms. Smith has in-depth knowledge of the Company’s business, strategy, operations and financial position, which enables her to provide important contributions to strengthening the Company’s leadership, operations, strategy, growth and long-range plans.

PROPOSAL 1 — ELECTION OF DIRECTORS

Name, Principal Occupation and Other Information	Age	Served as Director Since
Joseph Winkler	66	2012

Retired – Former Chairman and CEO of Complete Production Services, Inc.

Business Experience:    Mr. Winkler served as the Chairman and CEO of Complete Production Services, Inc., an oilfield services provider, from March 2007 to February 2012. Prior thereto, Mr. Winkler served as President and CEO of Complete Production Services, Inc. from March 2005 to March 2007. Prior to joining Complete Production Services, Inc., Mr. Winkler was an executive for National Oilwell Varco and several of its predecessor entities from April 1996 to March 2005.

Other Board Experience:    Mr. Winkler serves as a director of Hi-Crush Partners LP, Eclipse Resources and TETRA Technologies, Inc. He is a former director of Dresser-Rand Group Inc.

Qualifications:    Mr. Winkler brings to our Board significant leadership, operational and strategic experience gained from his service as Chairman and CEO of Complete Production Services, Inc. and his executive experience at National Oilwell Varco and its predecessors. His public-company board of directors service provides our Board with valuable corporate leadership, governance and strategy development knowledge.

PROPOSAL 1 — ELECTION OF DIRECTORS

Directors Continuing in Office

Name, Principal Occupation and Other Information	Age	Served as Director Since
Class III – Term to Expire in 2019
Rhys J. Best	71	2010

Retired – Former Chairman, President and CEO of Lone Star Technologies, Inc.; currently serving as non-executive Chairman of MRC Global Inc.

Business Experience:    Mr. Best has been engaged in private investments since June 2007. From 1999 until June 2004, Mr. Best served as Chairman, President and CEO of Lone Star Technologies, Inc., a company engaged in producing and marketing casing, tubing, line pipe and couplings for the oil and gas, industrial, automotive and power generation industries until its acquisition by United States Steel Corporation in June 2007, and from June 2004 to June 2007, Mr. Best served as Chairman and CEO of Lone Star Technologies, Inc.

Other Board Experience:    Mr. Best is a director of Trinity Industries, Inc., Cabot Oil & Gas Corporation and non-executive Chairman of MRC Global, Inc. He is the former non-executive Chairman of Crosstex Energy (now EnLink Midstream).

Qualifications:    Mr. Best brings to our Board chief executive leadership and business management experience, as well as strong business acumen and financial and strategic planning expertise. His service on the boards of directors of other publicly traded companies provides our Board with a broad perspective and experience in the areas of management, operations and strategy, as well as additional perspective on the Company’s operations, including its international operations and steel manufacturing. In 2014, Mr. Best was selected as 2014 Director of the Year by the National Association of Corporate Directors (NACD), and he is a 2017 NACD Board Leadership Fellow.

Richard B. Kelson	71	2010

Chairman, President and CEO of ServCo, LLC

Business Experience:    Since July 2009, Mr. Kelson has been the Chairman, President and CEO of ServCo, LLC, a strategic sourcing company. Mr. Kelson was an operating advisor of Pegasus Capital, a private equity investment firm, from September 2006 to March 2010. From 1974 to August 2006, Mr. Kelson served in a variety of capacities at Alcoa Inc., a producer of primary aluminum, fabricated aluminum and alumina, including Chairman’s Counsel from January 2006 to August 2006 and Executive Vice President and CFO from 1997 to December 2005.

Other Board Experience:    Mr. Kelson is a director of PNC Financial Services Group, Inc. and non-executive Chairman of Ingevity, and he is a former director of Lighting Science Group Corporation, MeadWestvaco and ANADIGICS, Inc.

Qualifications:    Mr. Kelson brings significant financial and business knowledge and leadership experience to our Board. His past service provides our Board with valuable contributions in the areas of mergers and acquisitions, capital deployment and other major financial decisions. His service as a leader of a global integrated aluminum manufacturer provides additional perspective on the Company’s global industrial and manufacturing operations. His service on the boards of directors of other publicly traded companies provides our Board with a broad perspective and experience in the areas of management, operations and strategy.

PROPOSAL 1 — ELECTION OF DIRECTORS

Name, Principal Occupation and Other Information	Age	Served as Director Since
Charles L. Szews	61	2014

Retired – Former CEO of Oshkosh Corporation

Business Experience:    From 2012 to 2015, Mr. Szews served as CEO of Oshkosh Corporation, a designer, manufacturer and marketer of specialty vehicles and vehicle bodies. Mr. Szews served in various capacities at Oshkosh, including as President and CEO from 2011 to 2012, as President and COO from 2007 to 2011 and as Executive Vice President and CFO from 1997 to 2007. Prior to joining Oshkosh, Mr. Szews held a series of executive positions with Fort Howard Corporation for eight years. Prior to Fort Howard Corporation, Mr. Szews was an auditor with Ernst & Young serving in various offices and capacities over a ten-year period.

Other Board Experience:    Mr. Szews is a director of Rowan Companies and Group 1 Automotive, Inc. He is a former director of Oshkosh Corporation and Gardner Denver, Inc.

Qualifications:    Mr. Szews’ extensive financial and audit experience in a variety of positions combined with his operational experience, as well as his substantial mergers and acquisition experience, are a complementary asset to our Board. Mr. Szews’ previous and current board positions on other publicly traded companies have provided him with many years of audit committee experience, including as chair. In addition, he brings vast experience in manufacturing, technology and international markets that will provide knowledge and insight into our Company’s global operations.

Class I – Term to Expire in 2020
Vicki L. Avril	63	2014

Retired – Former President and CEO of IPSCO Tubulars, Inc.

Business Experience:    From 2008 to 2013, Ms. Avril served as President and CEO of IPSCO Tubulars, Inc., a manufacturer of tubular products. Ms. Avril served in various capacities at IPSCO Inc. from 2004 to 2007, including Senior Vice President, IPSCO Tubular Operations, Senior Vice President and CFO. She served as Senior Vice President and CFO of Wallace Computer Services, Inc. from 2001 to 2003. Prior thereto, Ms. Avril served in a variety of roles at Inland Steel Industries Inc. from 1976 to 1998 before being named Vice President Finance and CFO in 1998.

Other Board Experience:    Ms. Avril is a director of Greif, Inc., Global Brass and Copper Holdings, Inc. and Finning International, Inc.

Qualifications:    Ms. Avril brings to our Board extensive management and leadership experience in the metals, distribution and manufacturing industries. This includes vast experience in both the fully integrated and the scrap based electric arc furnace steel industry. Ms. Avril has strong business acumen with substantial expertise in mergers and acquisitions, strategy, restructuring, finance and accounting through her experience as CEO and CFO for various public companies. Ms. Avril is currently a director of three other publicly traded manufacturing companies. In addition, she is a 2017 NACD Governance Fellow.

PROPOSAL 1 — ELECTION OF DIRECTORS

Name, Principal Occupation and Other Information	Age	Served as Director Since
Robert L. Guido	71	2007

Retired – Former Vice Chair and CEO of Ernst & Young’s Assurance and Advisory Practice

Business Experience:    During Mr. Guido’s 38-year career with Ernst & Young, most recently serving as Vice Chair and CEO of Ernst & Young’s Assurance and Advisory Practice, he worked with clients in many industries, from privately held companies to some of the firm’s largest global companies. In addition to client facing roles, he co-chaired the firm’s Global Client Steering Committee, which was comprised of the firm’s most senior partners who work with global clients, and served as the Vice-Chair of the audit practice and the Regional Partner in charge of human resources.

Other Board Experience:    Mr. Guido is a former director of Bally Technologies, Inc. and served a three-year term on the Public Company Accounting Oversight Board’s (“PCAOB”) Standing Advisory Group, which provides the PCAOB with input on its standard-setting process. Mr. Guido also served on the Risk Advisory Council of the NACD.

Qualifications:    Mr. Guido brings to our Board a significant level of financial and accounting expertise, as well as extensive experience in mergers and acquisitions, which he developed throughout his 38-year career at Ernst & Young. His service at Ernst & Young as a senior advisory and engagement partner to numerous global companies provides him with an in-depth understanding of the range of issues facing global companies. Mr. Guido is experienced at engaging senior management and boards in discussions encompassing key business issues such as strategy, financing alternatives, acquisitions, human resources and restructuring matters. He also brings to our Board important knowledge of, and experience with, the SEC and the PCAOB from his prior dealings with these agencies as a public accountant. Mr. Guido has a valuable background in corporate governance, audit committee best practices and enterprise risk management based on his experiences as a public accountant, guest lecturer and author on enterprise risk management.

Sarah E. Raiss	60	2011

Retired – Former Executive Vice President Corporate Services, TransCanada Corporation

Business Experience:    Ms. Raiss was employed by TransCanada Corporation, a North American energy infrastructure company, from 1999 to 2011, most recently serving as Executive Vice President, Corporate Services, from 2002 to 2011. Prior to joining TransCanada, Ms. Raiss served in various engineering, operations, strategic planning and marketing positions in the telecommunications industry at Ameritech Corporation and its subsidiary, Michigan Bell.

Other Board Experience:    Ms. Raiss is a director of Vermillion Energy, Loblaw Companies and Ritchie Brothers. She is a former director of Canadian Oil Sands Ltd., MicroPlanet Technologies Corporation, a TSX Venture Exchange Company, at which Ms. Raiss assisted in establishing a governance framework as it became publicly traded, and Shoppers Drug Mart.

Qualifications:    Ms. Raiss brings to our Board strong business acumen and business management experience, as well as functional expertise in strategic planning, merger integration, human resources and corporate governance, all gained through her management and board experiences at significant industrial enterprises. Her service as Executive Vice President, Corporate Services of TransCanada Corporation and director of various publicly traded companies provide our Board with additional perspective on corporate strategy and opportunities for current and future operations. In addition, Ms. Raiss has received an Institute of Corporate Directors professional designation and was recognized on the 2015 NACD Directorship 100 list.

PROPOSAL 1 — ELECTION OF DIRECTORS

Name, Principal Occupation and Other Information	Age	Served as Director Since
J. David Smith	68	2004

Retired – Former Chairman, President and CEO, Euramax International, Inc.

Business Experience:    Mr. Smith served as Chairman, President and CEO of Euramax International, Inc., an international producer of aluminum, steel, vinyl, copper and fiberglass products for construction and transportation markets, from 1996 to 2008. In 2011, Mr. Smith served as Interim CEO of Nortek, Inc., an international producer of building products, HVAC systems, ergonomic furniture systems and security systems. Prior thereto, he served as President of Alumax Fabricated Products, Inc. from 1989 to 1996, and held numerous senior operating roles in its predecessor companies from 1972 to 1989.

Other Board Experience: Mr. Smith serves as a director of Gypsum Management and Supply, Inc. and BlueLinx, Inc. He is the former non-executive Chairman of Nortek, Inc.

Qualifications:    Mr. Smith brings to our Board managerial and operational expertise gained through his broad experience in managing and leading a significant industrial and manufacturing enterprise. His service as the Chairman, President and CEO of Euramax International, Inc. provides our Board with additional international and strategic perspectives. Mr. Smith’s interim leadership position at Nortek, as well as his service on Nortek’s board, have provided him with valuable management, governance and leadership experience that he brings to our Board. In addition, his service on several boards of international companies provides him with international experience and enables him to make valuable contributions to our international growth strategies.

There is no family relationship between any of the directors, executive officers, or any nominee for director.

Vote Required

Directors are elected by majority vote, and cumulative voting is not permitted.

Our Board recommends a vote FOR the election of the nominees for director named above: Rick J. Mills, Barbara R. Smith and Joseph Winkler.

CORPORATE GOVERNANCE; BOARD AND COMMITTEE MATTERS

Director Independence.    Our Board has determined, after considering all of the relevant facts and circumstances, that Mses. Avril and Raiss and Messrs. Best, Guido, Kelson, Massaro, Mills, Smith, Szews and Winkler are independent, as “independent” is defined by the listing standards of the NYSE, because they have no direct or indirect material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) that would cause the independence requirements of the NYSE listing standards not to be satisfied.

Board Leadership Structure.    Our Board has concluded that combining the roles of CEO and Chairman of the Board is the most effective leadership structure for the Company at the present time as it promotes unified leadership and direction for the Company, allowing for a single, clear focus for management to execute the Company’s strategy and business plans. The combination of the Chairman and CEO roles is balanced by the appointment of a Lead Director, as well as the majority of our Board being comprised of independent directors. Effective January 11, 2018, Ms. Smith will assume the role of Chairman of the Board. As discussed further below, the Lead Director is responsible for providing leadership to our Board when circumstances arise in which the joint role of the Chairman and CEO may be, or may be perceived to be, in conflict. The Lead Director also presides over those Board sessions that are attended only by independent directors. Our Board believes that having a Lead Director as part of its leadership structure promotes greater management accountability and ensures that directors have an independent contact on matters of concern to them.

Lead Director.    When considered appropriate, our corporate governance guidelines permit the designation of a Lead Director by the majority vote of independent directors. The independent directors designated Mr. Kelson as Lead Director to serve until the 2019 annual meeting of stockholders. The responsibilities of the Lead Director include (i) convening and presiding over executive sessions attended only by independent and non-employee directors, (ii) communicating to the CEO the substance of discussions held during those sessions to the extent requested by the participants, (iii) serving as a liaison between the Chairman of the Board and our Board’s independent directors on sensitive issues and otherwise when appropriate, (iv) consulting with the Chairman of the Board on meeting schedules and agendas in order to assure that sufficient time is available for discussion of agenda items, (v) consulting with the Chairman of the Board regarding materials to be sent to our Board, including the format and adequacy of information, (vi) consulting with the Chairman of the Board to assure the effectiveness of our Board meeting process, (vii) presiding at meetings of our Board in the event of the Chairman of the Board’s absence, (viii) leading the Board’s annual evaluation of the Chairman of the Board and the CEO, (ix) monitoring and coordinating with management on corporate governance issues and developments and (x) being available to advise committee chairpersons in fulfilling their designated roles and responsibilities to the Board. The Lead Director is also available to receive direct communications from stockholders through Board approved procedures and may periodically, as directed by our Board, be asked to speak for the Company or perform other responsibilities.

Board Role in Risk Oversight.    Management has responsibility for evaluating and managing overall risk to the enterprise. Our Board assesses the enterprise-level risks that face the Company from a strategic point of view and reviews options for risk mitigation presented by management. The responsibility to review and assess such risk exposure includes reviewing regulatory, safety, environmental and financial matters, contingent liabilities, and other risks which may be material to the Company, as well as the activities of management in identifying, assessing and mitigating against business, commercial, regulatory, cybersecurity, operational, financial and other risks associated with the Company’s products and services. The President and CEO periodically reports to our Board on her and management’s assessment of risks impacting the Company. The Audit Committee, discussed below, has the responsibility for reviewing the Company’s major financial reporting risks or exposures and to assess the steps taken by management to monitor and control such risks and exposures. The Audit Committee’s review of these risks and exposures includes, but is not limited to: (i) any special-purpose entities, complex financing transactions and related off-balance sheet accounting matters; and (ii) legal matters that may significantly impact the Company’s financial statements or risk management. In addition, the Finance Committee provides ongoing guidance and oversight of transactions involving financing, investments and merger and

CORPORATE GOVERNANCE; BOARD AND COMMITTEE MATTERS

acquisition activity, as well as insurance coverage. Both of these committees provide the Compensation Committee with a perspective on the relationship between compensation and risk, which the Compensation Committee uses in its evaluation of management compensation in order to ensure management’s continued focus on growth in stockholder value without incentivizing undue risk.

Corporate Governance Guidelines and Code of Ethics.    Our Board has adopted corporate governance guidelines. Our Corporate Governance Guidelines reflect the principles by which we operate. From time to time, the Nominating and Corporate Governance Committee and our Board review and revise our Corporate Governance Guidelines in response to regulatory requirements and evolving leading practices for similarly situated companies. We have also adopted a Code of Conduct and Business Ethics (the “Code of Conduct”), which applies to all of our directors, officers and employees. In addition, we have adopted a separate Financial Code of Ethics which is applicable to our CEO, CFO, Corporate Controller, any person who may function as a Chief Accounting Officer or persons performing similar functions. We intend to post any amendments to or waivers from our Financial Code of Ethics and our Code of Conduct on our website to the extent applicable to our CEO, CFO, Corporate Controller, any person who may function as a Chief Accounting Officer or persons performing similar functions. Our Corporate Governance Guidelines, the Code of Conduct, the Financial Code of Ethics and other information are available at our website, www.cmc.com under the Corporate Governance section, and such information is available in print to any stockholder, without charge, upon request to Commercial Metals Company, 6565 North MacArthur Blvd., Suite 800, Irving, Texas 75039, Attention: Corporate Secretary, or by calling (214) 689-4300.

Communications by Stockholders and Other Interested Parties.    Stockholders and other interested parties may communicate with the Lead Director or any of the non-employee and independent directors by submitting a letter addressed to their individual attention or to the attention of non-employee directors c/o Corporate Secretary at P.O. Box 1046, Dallas, Texas 75221.

Meetings of Our Board.    In fiscal year 2017, the entire Board met nine times, six of which were regularly scheduled meetings. Other than Mr. Massaro, who is retiring from our Board effective at the Annual Meeting, all directors attended at least seventy-five percent (75%) or more of the meetings of our Board and of the committees on which they served. We expect all directors and nominees to attend the Annual Meeting. All directors attended the 2017 annual meeting of stockholders.

Executive Sessions.    As required by the NYSE listing standards, non-employee and independent directors regularly schedule executive sessions in which they meet without the presence of employee directors or management. The presiding director at such executive sessions is the Lead Director. In fiscal year 2017, the non-employee directors, which include all members of our Board other than Mr. Alvarado, held six non-employee director sessions in connection with Board meetings and no stand-alone meetings.

Board Committees

We have four standing board committees: Audit, Compensation, Nominating and Corporate Governance and Finance. Each of these committees is comprised entirely of independent directors. Our Board has adopted charters for each of these committees describing the authority and responsibilities delegated to each committee by our Board. All committee charters are available at our website, www.cmc.com under the Corporate Governance section, and available in print to any stockholder, without charge, upon request to Commercial Metals Company, 6565 North MacArthur Blvd., Suite 800, Irving, Texas 75039, Attention: Corporate Secretary, or by calling (214) 689-4300.

Audit Committee.    Our Board has a standing Audit Committee that performs the activities more fully described in the Audit Committee Report on page 60. For the 2017 fiscal year, the members of the Audit Committee were Messrs. Mills (Chairman), Guido, Massaro and Szews and Ms. Avril. During fiscal year 2017, the Audit Committee met seven times, which included, when appropriate, executive sessions consisting only of members of the Audit Committee.

Compensation Committee.    Our Board has a standing Compensation Committee that is responsible for the matters described in the Compensation Committee’s charter, including (i) annually reviewing and approving

CORPORATE GOVERNANCE; BOARD AND COMMITTEE MATTERS

corporate goals and objectives relevant to the compensation of the CEO and the other executive officers, (ii) evaluating the performance of the CEO and the other executive officers in light of those goals and objectives and (iii) determining and approving the CEO’s compensation based on this evaluation as well as setting the compensation of the other executive officers following a review with the CEO of the CEO’s evaluation, recommendations and decisions as to the performance and compensation of the other executive officers.

Additional responsibilities of the Compensation Committee are:

(i)	to assist our Board in the discharge of its responsibilities relating to the establishment, administration and monitoring of fair and competitive compensation and benefits programs for our executive officers and other executives;

(ii)	to make recommendations to our Board with respect to incentive compensation plans, equity based plans and other compensation and benefits programs that are subject to Board approval;

(iii)	to administer the Company’s incentive compensation, stock option, and other equity-based plans, including approving equity-based award guidelines and grants, making, modifying, substituting or canceling grants, designating participants, interpreting the plans and programs, determining plan and program rules and regulations and imposing limitations, restrictions and conditions upon any award;

(iv)	to review and make recommendations to our Board regarding any employment, severance, change in control or separation agreement, or any deferred compensation arrangement, to be entered into with any executive officer;

(v)	to review and discuss with management the Compensation Discussion and Analysis (“CD&A”) included in the proxy statement and, based on such review and discussion, recommend to our Board that such CD&A be included in the proxy statement and incorporated by reference in the Annual Report on Form 10-K;

(vi)	to prepare the Compensation Committee Report for inclusion in the proxy statement;

(vii)	to conduct a Compensation Committee self-assessment annually; and

(viii)	to review the Compensation Committee’s charter annually.

The members of the Compensation Committee for fiscal year 2017 were Ms. Raiss (Chairman) and Messrs. Best, Kelson, Smith and Winkler. The Compensation Committee met six times during the fiscal year ended August 31, 2017, which included executive sessions consisting only of members of the Compensation Committee. For a further discussion of the Compensation Committee’s role in executive officer compensation, the role of executive officers in determining or recommending the amount or form of executive compensation and the Compensation Committee’s engagement and use of independent third-party compensation consultants, please see the “Compensation Discussion and Analysis” section of this proxy statement.

Nominating and Corporate Governance Committee.    Our Board has a standing Nominating and Corporate Governance Committee that is responsible for the matters described in the Nominating and Corporate Governance Committee’s charter, including (i) identifying and making recommendations as to individuals qualified to be nominated for election to our Board and Board committees, (ii) monitoring developments in corporate governance matters and overseeing compliance with statutes, rules and regulations relating thereto, including reviewing, assessing and making recommendations to our Board with respect to our corporate governance guidelines, (iii) overseeing the annual self-evaluation of the performance of our Board and management, (iv) overseeing and recommending compensation of non-employee directors, (v) other corporate governance matters, (vi) reviewing and overseeing director orientation and continuing education, (vii) overseeing compliance with regulations regarding certain disclosures to stockholders, (viii) conducting a Nominating and Corporate Governance Committee self-assessment annually and (ix) annually reviewing the charters of each committee of the Board, including the charter of the Nominating and Corporate Governance Committee. For fiscal year 2017, the members of the Nominating and Corporate Governance Committee were Messrs. Best (Chairman), Guido and Kelson and Mses. Avril and Raiss. The Nominating and Corporate Governance Committee met four times during fiscal year 2017, which included, when appropriate, executive sessions consisting only of members of the Nominating and Corporate Governance Committee.

CORPORATE GOVERNANCE; BOARD AND COMMITTEE MATTERS

Finance Committee.    Our Board has established a standing Finance Committee that is responsible for the matters described in the Finance Committee’s charter, including reviewing and making recommendations to our Board with respect to (i) potential strategic transactions including mergers, acquisitions, divestitures, joint ventures and other investments and proposed major capital expenditures along with reviewing the performance of the foregoing, (ii) our cash position, capital structure and strategies, financing strategies, debt arrangements and insurance coverage matters, (iii) our dividend policy, stock splits and stock repurchases and debt arrangements, (iv) the issuances, as appropriate, of debt or equity securities and (v) the adequacy of the funding of our funded retirement plans and welfare benefits plans (other than those plans maintained pursuant to a collective agreement that names a joint administrative board as the governing plan fiduciary) in terms of our corporate purposes and objectives. The Finance Committee also conducts annually an evaluation of its own performance and, in light of this, considers changes in the membership, charter or procedures of the committee. During the 2017 fiscal year, the members of the Finance Committee were Messrs. Winkler (Chairman), Massaro, Mills, Smith and Szews. The Finance Committee met seven times during fiscal year 2017, which included, when appropriate, executive sessions consisting only of members of the Finance Committee.

Selection of Nominees for Election to Our Board.    The Nominating and Corporate Governance Committee has established a process for identifying and evaluating nominees for directors. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of stockholders. Director candidates must also have an inquisitive and objective perspective, practical wisdom and mature judgment. In addition to considering these qualifications, the Nominating and Corporate Governance Committee will consider such relevant factors as it deems appropriate, including the current composition of our Board, the evaluations of other prospective nominees, and the need for any required expertise on our Board or one of its committees. The Nominating and Corporate Governance Committee also contemplates multiple dynamics that promote and advance diversity among the members of our Board. Our Board currently includes three women and one African American. Although the Nominating and Corporate Governance Committee does not have a formal diversity policy, the Nominating and Corporate Governance Committee considers a number of factors regarding diversity of personal and professional backgrounds (both domestic and international), national origins, specialized skills and acumen, racial and gender diversity, and breadth of experience in industry, manufacturing, financing transactions and business combinations. Dedication of sufficient time, energy and attention to ensure diligent and effective performance of their duties is expected of directors. Directors may not serve on the board of directors of more than five other publicly traded companies. Directors should be committed to serve on our Board for an extended period of time, if elected by stockholders. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders on the same basis that it evaluates other nominees for director. In order for the Nominating and Corporate Governance Committee to consider persons recommended by stockholders for inclusion as nominees for election to our Board, stockholders should submit the names, biographical data and qualifications of such persons in writing in a timely manner addressed to the attention of the Nominating and Corporate Governance Committee and delivered to the Corporate Secretary of Commercial Metals Company at P.O. Box 1046, Dallas, Texas 75221. A stockholder wishing to formally nominate a director for election at a stockholder meeting must comply with the provisions in the Company’s third amended and restated bylaws addressing stockholder nominations of directors.

CORPORATE GOVERNANCE; BOARD AND COMMITTEE MATTERS

Compensation Committee Report

The Compensation Committee of our Board has reviewed and discussed the following section of this proxy statement entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Compensation Committee has recommended to our Board that this Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2017.

Sarah E. Raiss (Chairman)

Rhys J. Best

Richard B. Kelson

J. David Smith

Joseph C. Winkler

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

In order to compete effectively in the steel and metal products industry, it is critical that we attract and retain leaders who can best position the Company to deliver financial and operational results for the benefit of our stockholders. Our executive compensation program, which is administered by the Compensation Committee of our Board (the “Committee”), is critical in achieving this objective.

For fiscal year 2017, the Company’s net earnings were $46.3 million, or $0.39 per diluted share, on net sales of $4.6 billion. This compares to the Company’s net earnings of $54.8 million, or $0.47 per diluted share, on net sales of $4.2 billion for fiscal year 2016. Additionally, during fiscal year 2017, the Company took action to reallocate capital to its core manufacturing operations and improve its financial profile. During the fourth quarter of fiscal year 2017, the Company refinanced its notes due in 2017 and 2018, resulting in a reduction of the Company’s long-term debt by approximately $240 million since May 31, 2017. The refinancing activities have strengthened the Company’s balance sheet to provide lower debt service cost and extend the Company’s debt maturity profile. In June 2017, the Company announced its plan to exit its International Marketing and Distribution segment to focus the Company’s resources on the long product markets in the U.S. and Poland. In furtherance of that plan, the Company completed the sale of its CMC Cometals division on August 31, 2017, for approximately $171 million. The Company continues to see strong demand in Poland, as evidenced by a 10% year-over-year increase in both average sales price and shipments, and looks forward to the commissioning of its new EAF micro mill in Durant, Oklahoma, which is scheduled to occur in the Company’s second fiscal quarter of 2018.

Pay-for-Performance Philosophy.    The Committee designs compensation programs to align the actions of our NEOs with the long-term interests of our stockholders based on the fundamental philosophy to pay for performance. As illustrated below, for fiscal year 2017 approximately 86% of the targeted annual compensation for the CEO and, on average, 76% of the targeted annual compensation for the other NEOs was variable or “at risk” and tied to the Company’s performance:

CEO Only	All Other NEOs

In determining the bonus opportunities under the Company’s Annual Cash Incentive Bonus (as defined on page 33), the Committee reduced the bonus pool for achieving business plan financials in recognition that the fiscal year 2017 financial goals were below the Company’s 2016 performance due to industry and market conditions, projected general economic conditions and the Company’s forecasted performance levels. This reduction was achieved by reducing the Financial Performance Bonus Pool (as defined below) by 25% when overall Company financial targets for 2017 were met. The Committee further determined that the bonus pool would be returned to 100% of target when a stretch financial goal was met. The Operational Performance Bonus Pool (as defined below) was not subject to a reduction. The 2017 performance goals were based on (i) 80% overall Company and business unit financial performance (the “Financial Performance Bonus Pool”) and (ii) 20% Company-wide operational performance objectives (the “Operational Performance Bonus Pool”). Based on our performance during 2017 and, in the case of our long-term incentive awards, during the 2015-2017 performance period, payouts under our Annual Cash Incentive Bonus and long-term incentive awards were as follows:

•	On average, the Annual Cash Incentive Bonus paid at 107.9% of target for NEOs holding Company-wide positions and 109.1% of target for one NEO; and

COMPENSATION DISCUSSION AND ANALYSIS

•	The long-term incentive awards for the three-year performance period ending in 2017 vested at 111% of the EBITDA target and 198% of the TSR target for all NEOs.

Corporate Governance Highlights Regarding Executive Compensation.    The Committee, with the assistance of its independent compensation consultant, engages in an ongoing review of the Company’s executive compensation program to evaluate whether the program supports the Company’s compensation philosophy and serves the long-term interests of our stockholders. Following are highlights of the Company’s corporate governance framework, which the Committee believes reinforces our pay-for-performance philosophy:

•	Metrics Based on Company and Individual Performance. Bonuses paid under the Annual Cash Incentive Bonus as well as the settlement of performance-based equity awards are determined based on pre-established Company-wide performance goals and, in the case of the Annual Cash Incentive Bonus program for some executives, business-unit performance goals. The Committee includes an additional cash incentive bonus component in the Company’s executive compensation program to reward individual performance not reflected in the performance metrics established under the Annual Cash Incentive Bonus and long-term incentive programs.

•	Market Review Process Used for Compensation Determinations. The Committee reviews external market data prepared by the Committee’s independent compensation consultant when setting market-based compensation levels and considers current leading practices when making compensation decisions.

•	Stock Ownership Guidelines. To further align the interests of our executives and directors with those of our stockholders and to assure that our executives and directors own meaningful levels of Company common stock throughout their tenures with the Company, the Committee established stock ownership guidelines for our executives and directors. The stock ownership guidelines require the non-employee directors and President and CEO to own Company common stock equal in value to five times such person’s annual cash retainer or base salary, as applicable, our COO to own Company common stock equal in value to four times his or her base salary, and each of our other NEOs to own Company common stock equal in value to three times his or her respective base salary.

•	Executive Employment Continuity Agreements with No Tax Gross-Ups. The Company does not provide for excise tax gross-ups under the Executive Employment Continuity Agreements (“EECAs”). Under these agreements, if we determine that the payments to an executive under the Company’s change in control agreement, combined with any other payments or benefits to which the executive may be entitled, would result in the imposition on the executive of an excise tax, we are required to either (i) reduce such payments to the maximum amount which would not result in the imposition of an excise tax or (ii) make such payments to the executive if, even after the executive’s payment of the excise tax, the executive would receive a larger net amount.

•	Double Trigger Required for Receipt of Cash Severance Payments. The EECAs contain a “double trigger” in that there must be present both a change in control and a qualifying termination of the executive in order to trigger cash severance payments under these agreements. We believe that these agreements provide a mechanism for eliminating the distraction to the executives that is inherent in change in control events.

•	Clawback Policy. In fiscal year 2014, the Committee adopted a clawback policy which allows the Committee, to the extent legally permitted, to recover incentive compensation if the payment or award was predicated upon achieving certain financial results that were subsequently the subject of restated financial statements and a lower payment or award would have been made to the executive based upon the restated financial statements.

•	Compensation Risk. The Company’s compensation policies, which are formally reviewed by the Committee with the assistance of its independent compensation consultant, are structured to discourage inappropriate risk-taking by our executives. The Committee’s assessment is described in the “Compensation Risk Assessment” section on page 55.

•	Anti-Hedging and Anti-Pledging Policy. The Company’s insider trading policy prohibits the Company’s executive officers and directors from pledging the Company’s securities (without the pre-approval of our General Counsel) or engaging in hedging or short-term or speculative trading of the Company’s securities, including, without limitation, short sales or put or call options involving the Company’s securities.

COMPENSATION DISCUSSION AND ANALYSIS

•	Independent Compensation Consultant. The Committee engages Korn Ferry Hay Group (“Hay Group”) as its independent compensation consultant.

As noted above, in its compensation review process, the Committee considers whether the Company’s executive compensation and benefits program serves the long-term interests of the Company’s stockholders. In that respect, as part of its on-going review of the Company’s executive compensation program, the Committee considered the approval by more than 94% of the votes cast for the Company’s “say-on-pay” vote at the Company’s 2017 annual meeting. Based in part on such vote, the Committee determined that the Company’s executive compensation objectives and compensation elements continued to be appropriate and did not make changes to the Company’s executive compensation program in response to such “say-on-pay” vote.

Management Transition.    During fiscal year 2017, the Company promoted Barbara R. Smith to the role of President and Chief Operating Officer of the Company and Tracy L. Porter to Executive Vice President – CMC Operations. In connection with their promotions, each received an increase in base salary (representing 14.3% for Ms. Smith and 2.6% for Mr. Porter), and Ms. Smith received a supplemental fiscal year 2017 equity award in the form of restricted stock units and performance-based restricted stock units. In addition, Mr. Alvarado retired as CEO effective August 31, 2017. In connection with Mr. Alvarado’s retirement, Mr. Alvarado entered into a retirement agreement, as described on pages 38 through 40.

Executive Compensation Participants

The Company’s executive compensation program applies to senior executives and senior managers; however, per the SEC executive compensation disclosure rules, this CD&A focuses on the compensation paid or awarded to the five NEOs included in the Fiscal Year 2017 Summary Compensation Table on page 43.

For fiscal year 2017, the NEOs were:

•	Joseph Alvarado, Chairman and CEO (President from April 2011 through January 10, 2017)

•	Barbara R. Smith, President and COO(1)

•	Mary A. Lindsey, Vice President and CFO (2)

•	Tracy L. Porter, Executive Vice President – CMC Operations (Senior Vice President of the Company and President of CMC Americas Division from July 2010 through September 2016)

•	Paul K. Kirkpatrick, Vice President, General Counsel and Corporate Secretary

(1)	Ms. Smith was promoted to CEO beginning September 1, 2017 and, effective January 11, 2018, Ms. Smith will assume the role of Chairman of the Board.
(2)	Ms. Lindsey was promoted to Senior Vice President beginning September 1, 2017.

Compensation Objectives and Principles

The Committee oversees the compensation and benefit programs of our executives. The Committee is responsible for establishing an executive compensation program that supports the successful recruitment, development and retention of the executive talent and leadership required to achieve our business objectives. The Committee is made up entirely of independent directors, consistent with the current listing standards of the NYSE.

The Committee believes that it is in the best interests of stockholders for us to establish and maintain a competitive executive compensation program. For fiscal year 2017, our base salary philosophy consisted of maintaining competitive base salaries which were targeted at approximately the 50th percentile of competitive market data, as discussed below. A significant portion of potential executive compensation is based upon our financial and operational performance, which we believe aligns executive performance goals with those of our stockholders. We will pay higher compensation when financial goals are exceeded than when such goals are not met, taking into consideration individual ability to influence results and overall economic and market conditions.

COMPENSATION DISCUSSION AND ANALYSIS

The Committee has approved an executive compensation program that it believes:

•	facilitates the attraction and retention of top-caliber talent;

•	aligns executive pay with performance;

•	aligns the interests of our executives with those of our stockholders; and

•	offers median base salaries and competitive employee benefits coupled with meaningful short- and long-term “variable” incentives dependent upon achieving financial performance goals.

Within the objectives listed above, the Committee generally believes that it is in the interests of the Company and its stockholders that the “variable” compensation performance metrics should be:

•	primarily based on pre-established performance goals;

•	designed to compensate based upon a combination of individual, business unit and Company performance; and

•	established and communicated early in the performance period in order to align individual performance with Company goals.

In addition, the Committee believes that a portion of our executive compensation program must remain discretionary. Discretionary compensation allows the Committee (i) to evaluate and reward executive performance in areas not measured under the terms of our incentive programs, such as safety, leadership, succession planning and execution of Company initiatives, (ii) to perform a qualitative assessment of the business and competitive conditions in which we operate and (iii) to consider issues of internal pay equity and external market review.

Determination of Total Compensation

Independent Compensation Advisor

The Committee engages an independent compensation consultant to assist it in an ongoing review of the Company’s executive compensation program. The review includes an analysis of market compensation practices and developments, external regulatory requirements, the competitive market for executive talent, the evolving culture and demands of the business, our compensation philosophy and the features of our compensation program and an annual risk assessment of our compensation program.

Since July 2012, the Committee has engaged Hay Group on an annual basis to consult on executive compensation matters and reviews their engagement and performance annually. All work performed by the independent compensation consultant with regard to our executive compensation program is tasked and overseen directly by the Committee. At the direction of the Committee, our management provides information and analyses to the Committee. As discussed further below, the Company participates in and purchases various compensation surveys and studies that management and the Committee use to analyze executive compensation. The Committee believes that utilizing information from multiple compensation surveys supports an objective and well-rounded view of executive compensation practices.

Hay Group does not provide any other material services to the Company. The Committee has assessed the independence of Hay Group pursuant to the NYSE rules, and the Committee concluded that Hay Group’s work for the Committee did not raise any conflicts of interest.

Role of Management and CEO in Compensation Decisions

We believe in aligning executive and stockholder interests through an executive compensation program designed with input from management in an ongoing dialogue with the Committee and, as appropriate, the Committee’s independent compensation advisor regarding internal, external, cultural, business and motivational challenges and opportunities facing us and our executives. To that end, the executive team analyzes, with assistance from the Committee’s compensation advisor, trends and recommends improvements to the compensation programs. Specifically, Mr. Alvarado, the Chairman of the Board and CEO during fiscal year 2017, reviewed with the Committee his recommendations (without any recommendation as to his own compensation) regarding base

COMPENSATION DISCUSSION AND ANALYSIS

salary adjustments, annual bonus and long-term incentive awards for the NEOs. In addition, during fiscal year 2017, the Company’s Vice President and Chief Human Resources Officer, the Company’s General Counsel and Corporate Secretary and the Company’s Director of Total Rewards also periodically attended Committee meetings at the invitation of the Committee. While the Committee receives management’s input with respect to executive compensation, all decisions regarding compensation for the NEOs are made by the Committee. The Committee also meets regularly in executive session (without the attendance of any member of management).

Competitiveness of Our Compensation Program

Our executive compensation program is designed so that base pay and total short- and long-term compensation is competitive with market practices. Market practices, or benchmarks, are based on peer group data and compensation survey data.

Annually, with the assistance of Hay Group, the Committee reviews the compensation peer group for continued appropriateness, considering the comparability of the peer companies in terms of industry focus, size, scope and complexity of operations. The Committee believes that the compensation peer group strongly reflects the Company’s core business segments and operating model.

For fiscal year 2017, the compensation peer group consisted of the companies noted below. The fiscal year 2017 peer group consisted of the same peer group as was used for fiscal year 2016 compensation decisions except that Martin Marietta Materials, Inc. and Silgan Holdings Inc. were added.

•	AK Steel Holding Corporation

•	Alcoa Corporation (formerly Alcoa Inc.)

•	Allegheny Technologies Incorporated

•	Ball Corporation

•	Cliffs Natural Resources Inc.

•	Crown Holdings Inc.

•	Harsco Corporation

•	Martin Marietta Materials, Inc.

•	Nucor Corporation

•	Reliance Steel & Aluminum Co.

•	Schnitzer Steel Industries, Inc.

•	Silgan Holdings Inc.

•	Steel Dynamics, Inc.

•	The Timken Company

•	United States Steel Corporation

•	WestRock Company

•	Worthington Industries, Inc.

As noted above, the Committee also uses compensation survey data in its evaluation of executive pay for the NEOs. Survey data provides insight into positions that may not generally be reported in proxy statements and information about the compensation of executives of non-public companies. To assist the Committee in evaluating fiscal year 2017 compensation levels, the Committee reviewed information from the following surveys: 2016 Equilar Top 25; 2016 US Mercer Executive and 2016 Willis Towers Watson CDB Executive Reports. For purposes of this CD&A, the compensation peer group data and compensation survey data are collectively referred to as “Peer Data.”

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Mix: Components and Objectives of Short- and Long-Term Compensation

In accordance with our overall compensation philosophy and program, executives are provided with a mix of base salary, short-term incentives, long-term incentives and employee benefits. Our compensation philosophy places a significant portion of the potential compensation for each NEO “at risk” such that compensation will vary based on performance of the Company or the NEO. “Variable” compensation is a component of compensation for most of our employees, but a higher proportion of our NEOs’ compensation is at risk than that of our general employee population. The following table describes the material elements of compensation and the objectives of each material element:

PROGRAM	DESCRIPTION	OBJECTIVES	2017 DECISIONS
ANNUAL COMPENSATION:
Base Salary	• Annual cash compensation.	• Retention. • Recognition of sustained individual performance. • Attract qualified employees.

•  For fiscal year 2017, the Committee did not adjust the base salary level for Mr. Alvarado based on a review of the competitive positioning of his base salary. All other NEOs received market-competitive promotional increases, salary adjustments, and/or merit increases to base salary, ranging from 2.6% to 26.5%.

Annual Cash Incentive Bonus

•  Bonus plan based on achieving pre-established performance goals set by the Committee.

•  Bonus payouts for achieving pre-established performance goals may be reduced (but not increased) at the discretion of the Committee.

• Focus executives on achieving pre-established performance goals, such as return on invested capital or net assets, net income, EBITDA, and operational goals and objectives.

•  Based on the achievement of corporate financial, operational and/or business unit goals, the Committee certified payouts, on average, of 107.9% of target for the NEOs with company-wide positions and 109.1% of target for one NEO.

Additional Cash Bonuses	• Cash bonuses awarded at the discretion of the Committee. • The Committee may consider any circumstances it deems appropriate in paying out additional bonus dollars.

•  Provide the Committee with flexibility to reward individual performance not reflected in pre-established performance goals under the Annual Cash Incentive Bonus program, including to reward expanded responsibilities or contributions to special Company initiatives.

•  Focus employees on performance.

•  Reviewed annually for individual contributions in context of Company performance, internal pay equity and external market review.

•  Ms. Lindsey and Messrs. Porter and Kirkpatrick received additional cash bonuses, representing approximately 1%, 3% and 1% of their respective total compensation, in recognition of their significant efforts and contributions during fiscal year 2017.

LONG-TERM COMPENSATION:
Long-Term Incentive Program	• A long-term incentive program using a combination of time-vested and performance-based awards.	• Focus on long-term Company performance and long-term success. • Retention. • Align employee and stockholder interests via performance goals and stock ownership.

•  Performance-based stock units represent 50% of the long-term grant value, with 75% of vesting based on three-year EBITDA and ROIC targets and 25% vesting based on relative total shareholder return. The remaining long-term grant value was delivered as time-based RSUs.

•  The long-term incentive awards for the three-year performance period ending in 2017 vested at 111% of the EBITDA target and 198% of the TSR target for all NEOs.

COMPENSATION DISCUSSION AND ANALYSIS

Base Salary

We pay an annual base salary to each of our NEOs in order to provide them with a fixed rate of cash compensation that is “non-variable” during the fiscal year. For fiscal year 2017, our base pay target continued to be the 50th percentile of Peer Data which supports our ability to attract and retain key executive talent. While the Committee generally targets base salary at the 50th percentile of the Peer Data, actual base salary may be above or below the 50th percentile based on the Committee’s review of the underlying scope of an NEO’s responsibilities, individual performance and experience, tenure in the executive’s current position or with the Company, internal pay equity and retention concerns. The Committee strives to maintain base salaries at levels that will attract top talent, while linking a significant portion of an executive’s total compensation opportunity to our success.

The salary adjustments for the NEOs in fiscal year 2017 were based on merit increases and, in the case of Ms. Lindsey and Mr. Kirkpatrick, Peer Data. For fiscal 2017, the Committee did not adjust the base salary level for Mr. Alvarado based on a review of the competitive positioning of his base salary. In the case of Ms. Smith, her salary was adjusted at the time of her appointment to President and COO, based on Peer Data and the compensation paid to the Company’s other executive officers.

For fiscal year 2017, the annual base salaries for the Company’s NEOs were adjusted as follows:

•	Mr. Alvarado’s base salary remained at $1,000,000 based on competitive positioning;

•	Ms. Smith’s base salary increased by 23.1% from $650,000 to $800,000 based on her promotion and peer data;

•	Ms. Lindsey’s base salary increased by 26.5% from $415,000 to $525,000 based on peer data;

•	Mr. Porter’s base salary increased by 2.6% from $585,000 to $600,000 based on the additional responsibilities he assumed in fiscal year 2017; and

•	Mr. Kirkpatrick’s base salary increased by 9.5% from $420,000 to $460,000 based on peer data.

Annual Cash Incentive Bonus

At the 2013 annual meeting of stockholders, our stockholders approved the Commercial Metals Company 2013 Cash Incentive Plan (the “2013 Cash Plan”), the purpose of which is to advance the interests of the Company and our stockholders by:

•	providing those employees designated by the Committee, which may include NEOs, other senior executives, senior managers and other employees, incentive compensation tied to pre-established and objective performance goals;

•	identifying and rewarding superior performance;

•	providing competitive compensation to attract, motivate and retain outstanding employees who achieve superior performance for us; and

•	fostering accountability and teamwork throughout the Company.

In accordance with the terms of the 2013 Cash Plan, the Committee establishes appropriate performance periods, designates those executives eligible to participate, sets the level of potential awards and determines the financial targets or other performance measures which, if attained, result in payment of awards (the “performance goals”). Management may periodically make recommendations as to these matters, but the Committee makes all decisions with respect to the implementation of the 2013 Cash Plan. In establishing performance goals, the Committee reviews industry and market conditions, the alignment of the goals with our strategy, projected general economic conditions, and both our past and forecasted performance levels.

With respect to fiscal year 2017, in determining the bonus opportunities under the Company’s Annual Cash Incentive Bonus (as defined below), the Committee reduced the bonus pool for achieving fiscal year 2017 business plan financials in recognition that the financial goals were below the Company’s 2016 performance due to industry and market conditions, projected general economic conditions and the Company’s forecasted performance levels. This reduction was achieved by reducing the Financial Performance Bonus Pool by 25% when

COMPENSATION DISCUSSION AND ANALYSIS

overall Company financial targets for 2017 were met. The Committee further determined that the bonus pool would be returned to 100% of target when a stretch financial goal was met. The Operational Performance Bonus Pool was not subject to a reduction.

The performance period for the annual bonus (the “Annual Cash Incentive Bonus”) is our fiscal year. The fiscal year 2017 Annual Cash Incentive Bonus was designed to focus our executives on short-term return as described below. We believe that these performance goals, in concert, help focus the executives on effectively utilizing our assets, maximizing operational efficiencies and seeking profitable growth opportunities. In addition, under the fiscal year 2017 Annual Cash Incentive Bonus program, no bonus pool would be funded for the NEOs in the event the Company failed to achieve or exceed a 1% ROIC performance goal.

In fiscal year 2013, the base salary targeting was increased from the 40th percentile to the 50th percentile of Peer Data. The shift from the 40th percentile to the 50th percentile has been made over time with respect to certain of our NEOs. The fiscal 2017 base salary levels for Ms. Lindsey and Messrs. Porter and Kirkpatrick were each below the median of the Peer Data. Because of this competitive positioning, their bonus opportunities for fiscal year 2017 were calculated as if they were paid at the 50th percentile of the Peer Data (“Incentive Base Pay”) (as indicated in the following table) rather than their actual fiscal year 2017 base salary levels.

The table below sets forth each NEO’s fiscal year 2017 threshold, target and maximum bonus opportunities, expressed as a percentage of Incentive Base Pay.

2017 Annual Cash Incentive Bonus Opportunity

Expressed as a Percentage of Incentive Base Pay for Fiscal Year 2017(1)

Name	Incentive Base Pay	Threshold	Business Plan	Stretch Target	Maximum
Joseph Alvarado	$1,000,000	60%	96%	120%	240%
Barbara R. Smith(2)	$763,840	55%	88%	110%	220%
Mary A. Lindsey	$575,000	32.5%	52%	65%	130%
Tracy L. Porter	$615,000	45%	72%	90%	180%
Paul K. Kirkpatrick	$495,000	32.5%	52%	65%	130%

(1) As noted above, the Financial Performance Bonus Pool was reduced by 25% when the Company’s business plan financial performance was met. The target was aligned with a stretch financial goal.

(2) The bonus target for Ms. Smith was increased from 100% to 115% in connection with her mid-year promotion. The bonus opportunity reported for Ms. Smith reflects her pro-rated bonus opportunity for the year, calculated based on her compensation levels prior to and following her promotion.

The fiscal 2017 performance goals were based on (i) 80% overall Company and business unit financial performance (the “Financial Performance Bonus Pool”) and (ii) 20% Company-wide operational performance objectives (the “Operational Performance Bonus Pool”). The Financial Performance Bonus Pool and Operational Performance Bonus Pool are funded based on the extent to which the underlying performance goals are achieved. However, under the terms of the Annual Cash Incentive Bonus plan, the Committee retains the discretion to reduce the payout levels or to determine that no payouts will occur with respect to a participant in the Annual Cash Incentive Bonus plan. This reduction was achieved by reducing the Financial Performance Bonus Pool by 25% when overall Company fiscal 2017 business plan financial targets were met. The Committee further determined that the bonus pool would be returned to 100% of target when stretch financial goals were met. The Operational Performance Bonus Pool was not subject to a reduction. For all NEOs, the Financial Performance Bonus Pool funding was based entirely on overall Company Net Income and ROIC (each as defined below), with each financial performance goal weighted equally to reflect our focus on balancing profit generation with the capital we spend to generate returns. The operational performance objectives for all participants, including the NEOs (except Mr. Porter), were safety training initiatives and supply chain management, with each operational performance goal weighted equally. Mr. Porter’s operational objectives were safety training, supply chain management and reduction in days of finished goods inventory, with each operational performance goal weighted equally. Based on the attainment of the operational performance goals, the Operational Performance Bonus Pool

COMPENSATION DISCUSSION AND ANALYSIS

was funded, on average, at 110% of target for Messrs. Alvarado and Kirkpatrick and Mses. Smith and Lindsey, and at 117% of target for Mr. Porter.

With regard to the financial performance goals, the Committee established annual performance targets that were designed to be aligned with the Company’s fiscal year 2017 operating plan which focused leadership on optimizing our operating footprint, generating returns more efficiently and executing on several key strategic initiatives intended to better position us to compete in the future. The financial performance goals established by the Committee were intended to be challenging and reflected our operating plan, economic and market conditions, and forecasts at the time the performance goals were set. In approving the performance goals, the Committee decided to exclude the impact of fluctuations in the Company’s effective tax rate and, instead, the performance targets as well as the measurement of performance against those targets was based on the statutory tax rate applicable to the Company. Pursuant to the terms of the program documents, the corporate Net Income and ROIC goals were adjusted to exclude debt extinguishment costs of $22.6 million, severance of $8.4 million, Cometals Steel impairment of $21.4 million, cumulative translation adjustment of $4.2 million, M&D-related disposition costs of $12.7 million, and acceleration of interest rate swap of ($6.7 million).

The following tables set forth the fiscal year 2017 financial performance goals applicable to each NEO. Payouts for performance in between performance levels are determined using straight line interpolation.

Messrs. Alvarado’s, Porter’s and Kirkpatrick’s and Mses. Lindsey’s and Smith’s 2017 Annual Cash Incentive Bonus Performance Goals

Commercial Metals Company	Weighting	Threshold	Business Plan(3)	Target(3)	Maximum	Actual Performance
Net Earnings(1)	50%	$54 million	$68 million	$81 million	$97 million	$80 million
ROIC(2)	50%	3.2%	3.7%	4.1%	4.7%	4.2%
Financial Performance Payout Factor						107%
(1)	Net Earnings means earnings from continuing operations before income taxes as determined under U.S. GAAP, less income taxes calculated using the Company’s statutory tax rate of 35% and adjusted to exclude debt extinguishment costs of $22.6 million, severance of $8.4 million, Cometals Steel impairment of $21.4 million, cumulative translation adjustment of $4.2 million, M&D-related disposition costs of $12.7 million, and acceleration of interest rate swap of ($6.7 million).
(2)	ROIC means Net Earnings before interest expense divided by the sum of commercial paper, notes payable, current maturities of long-term debt, debt and stockholders equity as of the beginning of the Company’s fiscal year.
(3)	As noted above, the Financial Performance Bonus Pool was reduced by 25% when the Company’s business plan financial performance was met. The target was aligned with a stretch financial goal.

Based on the Company and business unit financial performance and the attainment of the operational goals, each as described above, the NEOs holding Company-wide positions received a payout of, on average, 107.9% of their respective target award opportunities; accordingly, Messrs. Alvarado and Kirkpatrick and Mses. Smith and Lindsey received Annual Cash Incentive Bonuses of $1,294,440, $347,100, $906,614 and $403,200, respectively. Mr. Porter received a payout of 109.1% of his target award opportunity. Accordingly, for fiscal year 2017, Mr. Porter received Annual Cash Incentive Bonus of $604,100. Payouts over 100% were driven by strong results in the Company’s financial and operational performance objectives. The Annual Cash Incentive Bonus received by each of the NEOs is included in the “Non-Equity Performance Incentive Plan Compensation” column in the Fiscal Year 2017 Summary Compensation Table.

Additional Cash Bonuses

In addition to the Annual Cash Incentive Bonus, the Committee may, in its discretion, approve additional cash awards to employees, including the NEOs (the “Additional Cash Bonus”). Any Additional Cash Bonus is calculated solely at the discretion of the Committee. At the end of each fiscal year the Committee determines whether any such awards are deemed warranted and, if so, in what amount. Each such cash award is based on the Committee’s evaluation of the individual’s overall job performance, including (i) progress toward non-financial or objective goals, (ii) a qualitative assessment of the business and competitive conditions in which we operate and

COMPENSATION DISCUSSION AND ANALYSIS

(iii) issues of internal pay equity and external market review. In the past, as was the case for fiscal year 2017, the Committee has used the Additional Cash Bonus element of the compensation program to reward expanded responsibilities or contributions to special Company initiatives.

After reviewing the Company and individual performance for fiscal year 2017 in conjunction with the input of Hay Group, the Committee determined that it was appropriate to award Additional Cash Bonuses to Messrs. Porter and Kirkpatrick and Ms. Lindsey, as follows:

•	Contributions and accomplishments considered by the Committee for Mr. Porter included the significant financial results in Poland, the controllable manufacturing and SG&A cost reductions in the U.S., and numerous production records in U.S. operations. Additionally, he was actively involved on behalf of CMC in a favorable trade case outcome in the U.S. To recognize Mr. Porter’s contributions, the Committee approved an additional payment of $70,900, representing approximately 3% of his total compensation.

•	Contributions and accomplishments considered by the Committee for Mr. Kirkpatrick included his involvement in the successful sale and exit of the Marketing and Distribution segment. To recognize Mr. Kirkpatrick’s contributions, the Committee approved an additional payment of $12,900, representing approximately 1% of his total compensation.

•	Contributions and accomplishments considered by the Committee for Ms. Lindsey included her involvement in the bond offering that resulted in a significant reduction in annual interest expense to CMC along with her involvement in the successful sale and exit of the Marketing and Distribution segment. To recognize Ms. Lindsey’s contributions, the Committee approved an additional payment of $21,800, representing approximately 1% of her total compensation.

Long-Term Incentive Program

Through our long-term incentive program, we provide senior executives, including participating NEOs, the opportunity for equity awards contingent on the attainment of multi-year performance goals. Acting in concert, the Annual Cash Incentive Bonus, the Additional Cash Bonus and the long-term incentive programs provide balanced cash incentives and equity incentives that we believe reward executive focus on delivering both financial results and long-term growth. The target long-term incentive awards are designed to achieve, when combined with base salary and the target Annual Cash Incentive Bonus, total compensation at approximately the 50th percentile of Peer Data and, when achieving maximum performance, to reach total compensation at the upper quartile of Peer Data.

Fiscal Year 2017 – Fiscal Year 2019 Long-Term Incentive Program

In fiscal year 2017, the Committee approved the 2017 – 2019 long-term incentive program with the long-term incentive awards to be delivered one-half in the form of time-vested restricted stock units (“RSUs”) and one-half in the form of performance-vested stock units (“PSUs”). In connection with the mid-year promotion of Ms. Smith, the Committee approved a supplemental grant equal to the difference between her existing long-term incentive target and the new target associated with her promotion, delivered in the same form as the 2017-2019 long-term incentive grants (the “Promotion Grant”). The fiscal year 2017 RSU awards vest ratably over a three-year period and will be settled in shares of Company common stock. The fiscal year 2017 PSU awards vest at the end of a three-year performance period (September 1, 2016-August 31, 2019) and will be settled in shares of Company common stock, except that the Promotion Grant has a performance period from January 1, 2017 through August 31, 2019.

The Committee, with input from management and Hay Group, selected net earnings before interest (including accounts receivable securitization program expenses), taxes, depreciation, amortization and the impairment of depreciable and other intangible assets such as goodwill (“EBITDA”), return on invested capital (“ROIC”) and relative total stockholder return (“TSR”) as the performance measures for the vesting of the PSUs. The Committee, with input from management and Hay Group, selected EBITDA and ROIC as absolute performance measures intended to reflect the Company’s profitable growth and selected TSR as a relative measure of the Company’s performance against the TSR peer group. The Committee believes that such metrics are aligned with the Company’s long-term business plan and long-term stockholders’ interests.

COMPENSATION DISCUSSION AND ANALYSIS

The PSU awards are measured over the performance period with 75% of the award vesting based on the achievement of EBITDA over the three-year performance period and positive ROIC. In each year of the performance period, an EBITDA goal is set by the Committee based on the business plan as approved by our Board and performance is measured on a cumulative basis as compared to the target levels set by the Committee for each of the three years in the performance period. If a positive ROIC is not attained, then under the terms of the award agreements, none of the PSU awards subject to the EBITDA metric will vest regardless of the EBITDA performance achieved. The payout formula is intended to encourage strong, focused performance with each performance level representing what the Committee deemed to be stretch, but attainable performance goals given the economic and market conditions at the time the goals were set. The EBITDA target for fiscal year 2017 was $290.2 million, and the Company achieved $297.8 million. The EBITDA target for January 1, 2017 through August 31, 2017 for the Promotion Grant was $191.2 million, and the Company achieved $216.4 million. The following table sets forth the vesting percentage and payout levels for the portion of the PSU awards that vest based on fiscal year 2017-2019 EBITDA performance.

2017-2019 EBITDA Performance vs. Target

	EBITDA Metric
	Threshold (70%)	Target (100%)	Maximum (130%)
Percent of PSUs to Vest:	50%	100%	200%

The remaining 25% of the PSU awards vest based on the Company’s relative TSR performance compared to a peer group of companies. For purposes of measuring TSR performance, the companies listed below represent the TSR peer group. This is the same peer group that was used for the PSU grant that occurred in fiscal 2016. For PSU grants occurring in fiscal years 2015, 2016, and 2017, Alcoa Inc. was removed from the TSR peer group due to its spin-off in 2017.

• AK Steel Holding Corp.	• Harsco Corp.	• Steel Dynamics, Inc.
• Allegheny Technologies, Inc.	• Jacobs Engineering Group, Inc.	• Textron, Inc.
• Dycom Industries, Inc.	• Martin Marietta Materials	• Tutor Perini Corp.
• Eagle Materials, Inc.	• McDermott International, Inc.	• United States Steel Corp.
• Fluor Corp.	• Nucor Corp.	• USG Corp.
• General Cable Corp/DE	• Owens-Illinois, Inc.	• Vulcan Materials Co.
• Granite Construction, Inc.	• Schnitzer Steel INDS-CL A	• Weyerhaeuser Co.

The companies included in the 2017-2019 TSR peer group were chosen by the Committee based on recommendations from Hay Group, with management input, because each of the peer group companies was viewed as sharing similar business characteristics, challenges and strategic direction with the Company, and the stock price of the peer group companies over time generally responds to the market in a manner similar to the Company’s common stock. Our TSR peer group is broader than our compensation peer group listed on page 30 as it is focused more on our comparators for investor capital, and is less bound by the revenue size, which is a driver of pay levels in the compensation peer group. The two peer groups also serve different purposes in our executive pay program. The TSR peer group governs the vesting of our PSU program, while the compensation peer group is used for a market review of competitive compensation levels for our NEOs.

The following table sets forth the vesting percentage and payout levels for the portion of the PSU award that vests based on relative TSR performance.

	TSR Metric
	Threshold >/=P30	Target >/=P50	Maximum >/=P70
Percent of Units to Vest:	50%	100%	200%

COMPENSATION DISCUSSION AND ANALYSIS

The following table sets forth the long-term incentive award opportunities, expressed as a percentage of base salary, under the fiscal year 2017-2019 long-term incentive program. The target award opportunities were determined based on Peer Data and the Company’s historical compensation practices. The target opportunities for Ms. Smith and Mr. Porter were increased in connection with their respective promotions based on Peer Data and the Company’s historical compensation practices, while Messrs. Alvarado’s and Kirkpatrick’s and Ms. Lindsey’s target opportunities were increased based on Peer Data.

Fiscal Year 2017 through 2019 Long-Term Incentive Opportunity

Expressed as a Percentage of Base Salary for FY2017

Name	Target
Joseph Alvarado	500%
Barbara R. Smith(1)	350%
Mary Lindsey	175%
Tracy L. Porter	225%
Paul K. Kirkpatrick	175%

(1)	Ms. Smith’s long-term incentive opportunity target was increased from 275% to 350% in January 2017. At that time, a promotional grant was awarded to bring the total fiscal year 2017 award to the 350% target award level.

The following table sets forth the aggregate long-term incentive target award, expressed as a percentage of base salary, to be delivered in the form of RSUs and PSUs.

Fiscal Year 2017 through 2019 Long-Term Incentive Awards

Expressed as a Percentage of Base Salary at Beginning of Performance Period

		PSUs
Name	RSUs	Threshold	Target	Maximum
Joseph Alvarado	250%	125%	250%	500%
Barbara R. Smith	175%	87.5%	175%	350%
Mary Lindsey	87.5%	43.8%	87.5%	175%
Tracy L. Porter	112.5%	56.3%	112.5%	225%
Paul K. Kirkpatrick	87.5%	43.8%	87.5%	175%

Prior Years’ Outstanding Long-Term Incentive Programs

During fiscal year 2017, the Company had three outstanding long-term incentive programs. For the fiscal year 2016-2018 and 2017-2019 performance periods, the PSUs will be settled based on the Company’s EBITDA, ROIC and TSR performance following the conclusion of the performance period. For the PSUs granted on October 27, 2014 to all of the then-serving NEOs, the awards were settled based on the Company’s achievement of EBITDA, ROIC and TSR performance during the 2015-2017 performance period as follows:

	Performance Metric
	Cumulative EBITDA	ROIC	TSR Ranking
Target	$987.0 million	Positive	50th Percentile
Actual	$1.019 billion	3.7%	69th Percentile
EBITDA Funding: 111% TSR Funding: 198%

Other Elements of Compensation

As described below, we also provide retirement benefits and health and other welfare benefits to our NEOs.

COMPENSATION DISCUSSION AND ANALYSIS

Retirement and Non-qualified Deferred Compensation Programs

Retirement Plan:    The primary tax qualified long-term compensation retirement plan we have for our employees in the United States is the Commercial Metals Companies Retirement Plan (the “401(k) Plan”). The 401(k) Plan is a defined contribution plan and all Company contributions to the plan are discretionary. The amounts contributed to the 401(k) Plan on behalf of each of the NEOs are listed in the Summary Compensation Table on page 43.

Benefit Restoration Plan:    As a result of limitations mandated by federal tax law and regulations that limit defined contribution plan retirement benefits of more highly compensated employees, the Company provides the Benefit Restoration Plan (“BRP”), a non-qualified plan for certain executives, including each of the NEOs, designated by the Committee, who are subject to federally mandated benefit limits in the 401(k) Plan. Following each calendar year-end, we credit to the participant’s account under the BRP a dollar amount equal to the amount of Company contributions that the participant would have received under the 401(k) Plan but for the limits imposed by law on Company contributions to that plan. A BRP participant may also elect to defer up to fifty percent (50%) of his or her base salary and Annual Cash Incentive Bonus into his or her BRP account. The Committee believes that the BRP is an important element of our long-term compensation program because it helps attract and retain talent in a competitive market. The amounts contributed to the BRP on behalf of each of the participating NEOs are listed in the Summary Compensation Table on page 43.

Perquisites

We provide car allowances to NEOs. In addition, during fiscal year 2017, the Company made annual physicals and certain financial planning services available to the Company’s senior leadership, including all of the NEOs. Please see footnote 4 in the Fiscal Year 2017 Summary Compensation Table beginning on page 43 for more detailed information. We do not own or provide to the NEOs corporate aircraft, security services, an executive dining room or similar perquisites.

Health and Other Welfare Benefits

Our NEOs, along with all other employees, are eligible to participate in medical, dental, vision, life, accidental death and disability, short and long-term disability, and other employee benefits generally made available to employees. In addition, the Company offers a supplemental long-term disability program for executives, including the NEOs, which is intended to replicate the coverage available to non-executive employees.

Termination, Severance and Change in Control Benefits

As of August 31, 2017, the employment agreements with each of our NEOs (other than Ms. Lindsey and Mr. Kirkpatrick, who do not have an employment agreement) provide severance benefits upon a qualifying termination of employment. In addition, we have entered into Executive Employment Continuity Agreements (“EECAs”) with each of the NEOs, which provide for enhanced severance benefits in the event of a qualifying termination of employment within two years following a Change in Control (as defined in such agreements). The termination provisions included in the employment agreements and EECAs are further described below in the “Potential Payments and Benefits Upon Termination or Change in Control” section. The Committee believes the payments provided for under the employment agreements and EECAs upon a qualifying termination of employment to be reasonable in light of the non-competition obligations imposed upon the NEOs post-termination and in order to ensure that we have the continued attention and dedication of the executives during circumstances that could result in a Change in Control.

In addition to the EECAs, our existing equity incentive plans also provide for accelerated vesting of stock-based awards regardless of whether a termination occurs as a result of a Change in Control, as defined by such plans. Further, the 2013 Cash Plan provides that in the event of a Change in Control, the Committee has discretion to take action to determine the extent to which incentive compensation is considered earned and payable during any performance period, consistent with the requirements of Section 162(m) of the Internal Revenue Code, as amended (the “Code”).

Retirement of Mr. Alvarado

In connection with Mr. Alvarado’s departure from the Company, Mr. Alvarado and the Company entered into a retirement agreement on August 31, 2017. The Committee had three primary objectives in entering into the retirement agreement.

COMPENSATION DISCUSSION AND ANALYSIS

•	First, the Committee wanted to incentivize Mr. Alvarado to continue to effectuate the Company’s executive succession plan and effectively transition leadership to Ms. Smith.

•	Second, the Committee wanted to recognize Mr. Alvarado’s exemplary leadership and performance in growing the Company’s market capitalization to over $2 billion during his six-year tenure as CEO.

•	Third, the Committee wanted to obtain a standard release and waiver of claims as well as agreement from Mr. Alvarado to comply with the strong non-competition and non-solicitation protections for the Company in his retirement agreement.

Each of these objectives was achieved through the equity-related components.

Under the retirement agreement, Mr. Alvarado agreed to comply with certain non-competition and non-solicitation obligations from his separation date through the periods ending February 28, 2019 and August 31, 2019, respectively. In consideration for Mr. Alvarado’s release and waiver of claims and agreement to comply with the non-competition and non-solicitation obligations referenced in the retirement agreement, the Company agreed, among other things, to provide Mr. Alvarado: (i) a lump sum payment in the gross amount of $326,923, which is equivalent to the annual base salary that Mr. Alvarado would have received for services through December 31, 2017; (ii) Mr. Alvarado’s fiscal year 2017 annual performance bonus based on the formulaic calculation under the Company’s fiscal year 2017 Annual Cash Incentive Bonus program, as approved by the Committee; and (iii) a grant of RSUs (“Retirement RSU Grant”) pursuant to the terms of the Company’s 2013 Long-Term Equity Incentive Plan with respect to shares of Company common stock having a Fair Market Value (as defined in the Plan) of $4,750,000, which shall become vested and settled on the third anniversary of their grant date, provided that Mr. Alvarado satisfies his obligations under the retirement agreement in all material respects. The Committee believes the three year time-based vesting of the Retirement RSU Grant aligns Mr. Alvarado’s interests with the long-term interests of the Company’s stockholders and is a longer vesting period than typically provided for in equity-based retirement grants. Also in consideration of Mr. Alvarado’s release and waiver of claims and agreement to comply with the obligations referenced in the retirement agreement, the equity awards held by Mr. Alvarado became vested and payable as follows: (A) 295,157 outstanding time-vested RSUs granted on October 27, 2014, October 26, 2015 and October 24, 2016 became fully vested on August 31, 2017 and the related shares of Company common stock will be issued to Mr. Alvarado on March 1, 2018 and (B) 263,773 PSUs, which is a prorated portion of the 447,596 outstanding PSUs granted on October 27, 2014, October 26, 2015 and October 24, 2016, became vested on August 31, 2017, determined by calculating the number of PSUs that are earned based solely on the Company’s performance through August 31, 2017, as certified by the Committee, and multiplying the number of such earned PSUs by a ratio, the numerator of which is the number days in the applicable performance period prior to and including August 31, 2017 and the denominator of which is the total number of days in the applicable performance period. The following are the results certified by the Committee for the October 26, 2015 and October 24, 2016 awards:

	Performance Metric
October 26, 2015 Awards	Cumulative EBITDA	ROIC	TSR Ranking
Target	$608.9 million	Positive	50th Percentile
Actual	$632.2 million	3.7%	35th Percentile
EBITDA Funding: 113% TSR Funding: 62%

	Performance Metric
October 24, 2016 Awards	Cumulative EBITDA	ROIC	TSR Ranking
Target	$290.2 million	Positive	50th Percentile
Actual	$297.8 million	4.2%	68th Percentile
EBITDA Funding: 109% TSR Funding: 188%

COMPENSATION DISCUSSION AND ANALYSIS

Over 80.3% of Mr. Alvarado’s total fiscal year 2017 compensation consisted of the following equity-related components. Each of these components aligns with a specific goal of the Committee in connection with Mr. Alvarado’s tenure as CEO and his retirement agreement as described above.

Retirement Compensation Element	Why We Did It	Amount
2017 Annual Equity Grant (Occurred on 10/24/2016)	To provide Mr. Alvarado with compensation for his performance as CEO in fiscal year 2017	$4,925,306

Retirement RSU Grant (Occurred on 8/31/2017)	To provide the Company with strong non-compete and non-solicit protections, and provide post-retirement alignment with success of the CEO transition	$4,397,965

Acceleration of Historical RSU Awards (Occurred on 8/31/2017)	In recognition of Mr. Alvarado’s leadership in growing the Company’s market capitalization to over $2 billion during his tenure as CEO	$3,088,998

In accordance with the executive compensation disclosure rules of the SEC, the Company was required to report fiscal year 2017 compensation for Mr. Alvarado resulting from the modification of his historical RSU awards to permit their acceleration. The Company was required to report this fiscal year 2017 compensation notwithstanding the fact that the Company previously reported the grant date fair value of these awards in the Summary Compensation Table in 2015, 2016 and 2017. As a result, Mr. Alvarado’s reported compensation for fiscal year 2017 in the Summary Compensation Table is $3,088,988 higher than the determined value awarded to Mr. Alvarado in 2017 by the Committee. The following table shows the amount of Mr. Alvarado’s compensation reported in the Summary Compensation Table for fiscal year 2017 as compared to the amount determined by the Committee.

	As Reported in the Summary Compensation Table	As Determined by the Committee
Base Salary	$1,034,615
Annual Incentive Payment	$1,294,440
2017 Annual Equity Grant	$4,925,306
Retirement RSU Grant	$4,397,965
Incremental Expense Associated with Acceleration of Historical Grants (Retirement-Related)	$3,088,998	—
Incremental Expense Associated with the Modification of Previous Year’s Grant (Non-Retirement-Related)	$165,936
All Other Compensation(1)	$556,993
Total Compensation	$15,464,253	$12,375,255

(1)	This amount includes a lump sum amount of $326,923 paid pursuant to Mr. Alvarado’s retirement agreement, a contribution of $14,575 to Mr. Alvarado’s 401(k) Plan account, a contribution to Mr. Alvarado’s BRP account in the amount of $191,098, a car allowance of $15,515, premiums paid on behalf of Mr. Alvarado for supplemental long-term disability coverage in the amount of $3,848, and reimbursement for the cost of Mr. Alvarado’s annual physical in an amount not to exceed $5,000 (the actual reimbursement amount is not shown due to health care privacy concerns).

COMPENSATION DISCUSSION AND ANALYSIS

Deductibility of Executive Compensation

Section 162(m) of the Code limits the amount of compensation paid to our CEO and our other three most highly compensated executive officers, other than our CFO, that may be deducted by us for federal income tax purposes in any fiscal year to $1,000,000. “Performance-based” compensation that has been approved by our stockholders and otherwise satisfies the performance-based requirements under Section 162(m) of the Code is not subject to the Code’s $1,000,000 deduction limit. While the Committee believes that it is beneficial for compensation paid to our NEOs to be tax deductible under the Code, the Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet the standards of Section 162(m) when necessary or appropriate (as determined by the Committee in its sole discretion) to enable the Company to continue to attract, retain, reward and motivate its highly-qualified executives.

Compensation Risk Assessment – NEOs

The Company’s compensation policies are structured to discourage inappropriate risk-taking by our executives. The “Compensation Risk Assessment” section on page 55 describes the Committee’s assessment, which includes, among other things, Hay Group’s annual risk assessment, and the Committee’s belief that our compensation programs do not encourage excessive risk-taking and thus do not create risks that are reasonably likely to have a material adverse effect on the Company.

Stock Ownership Policy and Policy Regarding Hedging and Pledging of Company Stock

Our Board has implemented stock ownership guidelines for directors, executive officers and certain other senior level employees. Our Board believes that minimum ownership guidelines serve to further align the interests of those covered by the guidelines with our stockholders. Individuals who are hired or promoted into positions covered by the guidelines, or who are elected to serve on our Board, have five years following their hire or promotion date to attain the minimum ownership level applicable to their positions, except that individuals in a covered position as of October 28, 2014 have five years from October 28, 2014 to attain the applicable minimum ownership level. The guidelines require ownership of Company common stock with a value of the greater of the current fair market value or the closing price per share on the date on which the shares were acquired, of not less than the following amounts, as determined on October 31st of each year:

•	Non-employee directors – five times the annual cash retainer paid to all non-employee directors for service on our Board (not including any cash retainer paid for service on any Board committees);

•	President and CEO – five times base salary;

•	COO – four times base salary;

•	Executive Vice Presidents, Senior Vice Presidents, each Company business segment President, the CFO and the General Counsel – three times base salary; and

•	Other executives as may be designated by the Committee – one times base salary.

Unvested time-vested restricted stock, unvested time-vested RSUs and vested stock options are included when determining the amount of stock ownership, with each share of unvested time-vested restricted stock and each share subject to unvested time-vested RSUs and vested options counting as one share of Company common stock for each share of Company common stock subject to such RSUs and options. Stock appreciation rights, whether or not vested, unearned PSUs and unvested stock options do not count for purposes of determining compliance with the stock ownership guidelines. In addition, unvested restricted stock and RSUs that are subject to conditions other than time vesting do not count for the purpose of determining stock ownership levels. All persons subject to the guidelines must retain the shares of Company common stock they acquire upon the exercise of any stock options (after payment of the exercise price and taxes) and 50% of the shares of Company common stock issued upon the vesting of any of their restricted stock or RSUs (after payment of taxes) until achievement of the retention levels.

COMPENSATION DISCUSSION AND ANALYSIS

As of November 20, 2017, all directors and NEOs have met or, within the applicable period, are expected to meet the stock ownership guidelines.

The Company’s “insider trading” policy prohibits all employees from buying or selling Company securities while aware of material nonpublic information, and prohibits the disclosure of material nonpublic information to others who then trade in our securities. The policy is available on our website, www.cmc.com, in the Corporate Governance section. As part of this policy, certain other Company securities related transactions by directors, officers and employees are also prohibited or subject to specific notice and pre-approval requirements. The policy is premised on the belief that even in those circumstances where the proposed transaction may not constitute a violation of law or applicable regulations, it is nonetheless considered inappropriate for any director, officer or other employee of ours to engage in short-term or speculative transactions in our securities which may be viewed as reducing their incentive to improve our performance or inconsistent with the objectives of our stockholders in general. Therefore, it is our policy that directors, officers and other employees may not engage in any transactions involving our securities which constitute short sales, puts, calls or other similar derivative securities. The policy prohibits certain other transactions including hedging or monetization transactions, such as zero-cost collars, forward sale contracts and arrangements pledging Company securities as collateral for a loan (without adequate assurance of other available assets to satisfy the loan). Prior to entering into such transactions, the policy requires notice to, review of the facts and circumstances by, and the pre-approval of, our General Counsel.

EXECUTIVE COMPENSATION

The following tables, footnotes and narratives, found on pages 43 through 55, provide information regarding the compensation, benefits and equity holdings in the Company for the NEOs.

Fiscal Year 2017 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)	Non-Equity Performance Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)(6)	Total ($)
Joseph Alvarado Chairman and CEO	2017	$1,034,615	$0	$12,578,205	$1,294,440	$556,993	$15,464,253
	2016	$1,000,000	$0	$4,640,170	$1,387,800	$215,640	$7,243,610
	2015	$985,962	$0	$4,351,882	$1,706,200	$203,074	$7,247,118
Barbara R. Smith President and COO	2017	$782,500	$0	$2,952,538	$906,614	$157,958	$4,799,610
	2016	$614,231	$90,300	$1,845,229	$714,700	$114,979	$3,379,439
	2015	$548,923	$25,500	$934,201	$624,500	$95,606	$2,228,730
Mary A. Lindsey(7) Vice President and CFO	2017	$503,135	$21,800	$932,320	$403,200	$84,541	$1,944,996
	2016	$392,788	$0	$687,072	$336,700	$65,225	$1,481,785
Tracy L. Porter Executive Vice President- CMC Operations	2017	$621,346	$70,900	$1,365,656	$604,100	$114,479	$2,776,480
	2016	$581,346	$40,800	$1,000,078	$699,200	$104,187	$2,425,611
	2015	$562,154	$87,400	$957,895	$612,600	$104,115	$2,324,164
Paul K. Kirkpatrick(7) Vice President, General Counsel and Corporate Secretary	2017	$470,000	$12,900	$815,950	$347,100	$70,329	$1,716,279
	2016	$410,385	$0	$615,440	$349,600	$63,869	$1,439,294

(1)	Amounts reported in fiscal year 2017 for Ms. Lindsey and Messrs. Porter and Kirkpatrick represent additional cash bonuses paid with respect to fiscal year 2017 performance. Please see the CD&A for further information regarding these bonuses.
(2)	Amounts reported in this column for fiscal year 2017 represent the grant date fair value of PSUs and RSUs awarded in fiscal year 2017 and calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”). The grant date fair value for PSUs is based on the probable outcome of the vesting conditions as of the grant date. The maximum value of the PSUs for Messrs. Alvarado, Kirkpatrick and Porter and Mses. Smith and Lindsey, respectively, are as follows: $5,140,247, $827,594, $1,387,885, $2,833,401, and $854,570. Assumptions used in determining these values can be found in Note 16 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K, which was filed with the SEC on October 26, 2017. For Mr. Alvarado, the amount for fiscal year 2017 includes the grant date fair value of the August 31, 2017 RSU grant to Mr. Alvarado pursuant to his retirement agreement.
(3)	Amounts reported in this column for fiscal year 2017 also include the incremental value allocated to our NEOs under FASB ASC Topic 718 for the 2017 modification of previous years’ stock awards.
(4)	Amounts reported in fiscal year 2017 for each NEO represent the 2017 Annual Cash Incentive Bonus earned by each NEO. Please see the CD&A for further information regarding these bonuses.
(5)

For fiscal year 2017, this column includes a contribution of $14,575 to the 401(k) Plan account of each of our NEOs. This column also includes contributions to the BRP accounts of Mr. Alvarado of $191,098, Ms. Smith of $122,508, Ms. Lindsey of $42,365, Mr. Porter of $80,983, and Mr. Kirkpatrick of $35,273. This column also includes car allowances for Mr. Alvarado of $15,515, Ms. Smith of $10,385, Ms. Lindsey of $13,658, Mr. Porter of $8,390, and Mr. Kirkpatrick of $10,385. Under the terms of the Executive Annual Physical Program, all NEOs were eligible to be reimbursed for the cost of an annual physical up to a maximum of $2,500 for NEOs who are age 49 and younger and $5,000 for NEOs who are age 50 and older. Due to health care privacy concerns, the actual reimbursements for participants under this program are not shown and instead this

EXECUTIVE COMPENSATION

column includes the maximum amount eligible for reimbursement based on each NEO’s age. This column also includes the premiums paid on behalf of the executive by the Company for supplemental long-term disability coverage in the amounts of $3,848, $4,069, $5,496, $5,456, and $5,415 for Messrs. Alvarado, Kirkpatrick and Porter and Mses. Smith and Lindsey, respectively. This column also includes $3,500 paid on behalf of Ms. Lindsey and Mr. Kirkpatrick for certain financial planning services.
(6)	For Mr. Alvarado, the amount for fiscal year 2017 includes a lump sum amount of $326,923 paid pursuant to his retirement agreement.
(7)	Ms. Lindsey and Mr. Kirkpatrick were not NEOs prior to fiscal year 2016.

Grants of Plan Based Awards

The following table and footnotes provide information regarding grants of plan based awards to NEOs in fiscal year 2017.

Grants of Plan Based Awards in Fiscal Year 2017

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock Awards($)(4)
Name	Grant Date	Threshold ($)	Business Plan ($)(7)	Target ($)(7)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)(3)
Joseph Alvarado	10/24/2016	$600,000	$960,000	$1,200,000	$2,400,000	76,220	152,439	304,878		$2,570,123
	10/24/2016								152,439	$2,355,183
	10/17/2016									$165,936	(5)
	8/31/2017								251,456	$4,397,965
	8/31/2017									$3,088,998	(6)
Barbara R. Smith	10/24/2016	$420,224	$672,358	$840,448	$1,680,896	29,345	58,689	117,378		$989,495
	10/24/2016								58,689	$906,745
	10/17/2016									$211,242	(5)
	1/11/2017					10,452	20,903	41,806		$427,206
	1/11/2017								20,903	$417,851
Mary A. Lindsey	10/24/2016	$186,875	$299,000	$373,750	$747,500	12,672	25,343	50,686		$427,285
	10/24/2016								25,343	$391,549
	10/17/2016									$113,486	(5)
Tracy L. Porter	10/24/2016	$276,750	$422,800	$553,500	$1,107,000	20,580	41,159	82,318		$693,943
	10/24/2016								41,159	$635,907
	10/17/2016									$35,806	(5)
Paul K. Kirkpatrick	10/24/2016	$160,875	$257,400	$321,750	$643,500	12,272	24,543	49,086		$413,797
	10/24/2016								24,543	$379,189
	10/17/2016									$22,964	(5)

(1)	Represents the Annual Cash Incentive Bonus under the 2013 Cash Plan. The 2013 Cash Plan and the terms of these awards are described in the section entitled “Annual Cash Incentive Bonus” on pages 32 through 35. As noted in the Compensation Discussion and Analysis, the bonus pool at target was set to stretch financial performance levels for fiscal 2017 to reflect the lowered performance goals as compared to fiscal 2016 as a result of the Company’s operational plan and expected market conditions.
(2)	Represents PSUs granted under the Company’s 2013 Long-Term Equity Incentive Plan, with 75% of the PSUs vesting based on the Company’s achievement of financial performance goals relating to ROIC and EBITDA and 25% of the PSUs vesting based on the Company’s relative TSR performance compared to the TSR peer group. The performance period for the PSUs granted on October 24, 2016 commenced on September 1, 2016 and will continue through August 31, 2019, while the performance period for the PSUs granted on January 11, 2017 commenced on January 1, 2017 and will continue through August 31, 2019. The 2017-2019 long-term incentive program is described in further detail in the section entitled “Long-Term Incentive Program” on pages 35 through 37.

EXECUTIVE COMPENSATION

(3)	Represents RSUs granted under the Company’s 2013 Long-Term Equity Incentive Plan that vest ratably over three years from the date of grant, subject to the NEO’s continued employment through the applicable vesting date, with the exception of Mr. Alvarado’s RSU grant on August 31, 2017, which vests 100% after three years. The August 31, 2017 RSU grant to Mr. Alvarado was made pursuant to his retirement agreement.
(4)	Represents the grant date fair value of PSUs and RSUs awarded in fiscal year 2017 and calculated in accordance with FASB ASC Topic 718. The grant date fair value for the portion of the PSUs that vest based on EBITDA and ROIC performance was based on the probable outcome of the performance-based vesting conditions as of the grant date. The grant date fair value for the portion of the PSUs that vest based on TSR performance was based on the probable outcome of the market-based vesting condition and the application of a Monte Carlo simulation model. Assumptions used in determining these values can be found in Note 16 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K, which was filed with the SEC on October 26, 2017.
(5)	This amount represents the incremental value allocated to our NEOs under FASB ASC Topic 718 for the 2017 modification of certain tax withholding provisions of previous years’ stock awards.
(6)	This amount represents the incremental value allocated to Mr. Alvarado due to the acceleration and vesting of equity-based awards pursuant to his retirement agreement.
(7)	As noted above, the Financial Performance Bonus Pool was reduced by 25% when the Company’s business plan financial performance was met. The target was aligned with a stretch financial goal.

Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table

We have entered into employment agreements with each of our NEOs, except Ms. Lindsey and Mr. Kirkpatrick. The initial term of each agreement generally expires on the last day of the fiscal year following the two year anniversary of the effective date of the employment agreement, with automatic one-year renewals thereafter unless terminated by either party. The employment agreements set forth a minimum annual base salary and provide that each executive is eligible to earn a bonus under our compensation program but has no guaranteed bonus amount. Each executive is also eligible to participate in or receive benefits under any plan or arrangement made generally available to our employees. Please see the narrative and tables included in the “Potential Payments and Benefits Upon Termination or Change in Control” section on pages 48 through 54 for a description of the compensation that would be paid to the NEOs in the event of their termination following a Change in Control, as well as other events resulting in termination of employment.

Material terms of the grants of plan based awards are described on pages 32 through 35 where we have discussed the Annual Cash Incentive Bonus and pages 35 through 37 where we have discussed the long-term incentive awards. The fiscal year 2017 long-term incentive awards consisted of time-based RSUs and PSUs, with 75% of the PSUs vesting based on the Company’s achievement of financial performance goals related to EBITDA and ROIC and 25% of the PSUs vesting based on the Company’s relative TSR performance compared to the TSR peer group. The percentage of salary and bonus of each of the NEOs as compared to the total compensation in the Fiscal Year 2017 Summary Compensation Table is as follows: Mr. Alvarado (15%), Ms. Smith (35%), Ms. Lindsey (48%), Mr. Porter (47%) and Mr. Kirkpatrick (48%).

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

The following table and footnotes provide information regarding PSUs and RSUs as of the end of fiscal year 2017. As of August 31, 2017, none of our NEOs held outstanding options or SARs. The market value of shares that have not vested was determined by multiplying the closing market price of our common stock on August 31, 2017 on the NYSE, $18.89, by the number of shares that have not vested.

Outstanding Equity Awards at 2017 Fiscal Year-End

	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares Or Units Of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Name
Joseph Alvarado	251,456	(1)	$4,750,004
Barbara R. Smith	9,886	(3)	$186,747
	20,301	(5)	$383,486	60,898	(6)	$1,150,363
	20,305	(7)	$383,561	60,910	(8)	$1,150,590
	58,689	(9)	$1,108,635	117,378	(10)	$2,217,270
	20,903	(11)	$394,858	41,806		$789,715
Mary A. Lindsey	2,855	(2)	$53,931
	2,329	(3)	$43,995
	4,093	(4)	$77,317
	5,129	(5)	$96,887	15,384	(6)	$290,604
	10,282	(7)	$194,227	30,840	(8)	$582,568
	25,343	(9)	$478,729	50,686	(10)	$957,459
Tracy L. Porter	10,137	(3)	$191,488
	20,835	(5)	$393,573	62,500	(6)	$1,180,625
	41,159	(9)	$777,494	82,318	(10)	$1,554,987
Paul K. Kirkpatrick	5,680	(3)	$107,295
	12,822	(5)	$242,208	38,462	(6)	$726,547
	24,543	(9)	$463,617	49,086	(10)	$927,235

(1)	Represents RSUs granted on August 31, 2017, with the entire award vesting three years after the date of grant.
(2)	Represents RSUs granted on October 22, 2013 that vested on October 22, 2017.
(3)	Represents RSUs granted on October 27, 2014 that vested on October 27, 2017.
(4)	Represents RSUs granted on October 27, 2014 that vested on October 27, 2017.
(5)	Represents RSUs granted on October 26, 2015, with 50% vested on October 26, 2017 and 50% vesting on October 26, 2018.
(6)	In accordance with the SEC executive compensation reporting rules, represents the maximum level of PSUs granted on October 26, 2015, with 75% of the PSUs vesting based on the Company’s achievement of performance goals relating to ROIC and EBITDA and 25% of the PSUs vesting based on the Company’s TSR performance relative to the TSR peer group, in each case measured over the fiscal year 2016-2018 performance period.
(7)	Represents RSUs granted on January 18, 2016, with 50% vesting on each of January 18, 2018 and 2019.
(8)	In accordance with the SEC executive compensation reporting rules, represents the maximum level of PSUs granted on January 18, 2016, with 75% of the PSUs vesting based on the Company’s achievement of performance goals relating to ROIC and EBITDA and 25% of the PSUs vesting based on the Company’s TSR performance relative to the TSR peer group, in each case measured over a performance period commencing on January 18, 2016 and ending on August 31, 2018.

EXECUTIVE COMPENSATION

(9)	Represents RSUs granted on October 24, 2016, with one-third of the award vested one year after the date of grant, one-third of the award vesting two years after the date of grant and the remaining one-third vesting three years after the date of grant.
(10)	In accordance with the SEC executive compensation reporting rules, represents the maximum level of PSUs granted on October 24, 2016, with 75% of the PSUs vesting based on the Company’s achievement of performance goals relating to ROIC and EBITDA and 25% of the PSUs vesting based on the Company’s TSR performance relative to the TSR peer group, in each case measured over the fiscal year 2017-2019 performance period.
(11)	Represents RSUs granted on January 11, 2017, with one-third of the award vesting one year after the date of grant, one-third of the award vesting two years after the date of grant and the remaining one-third vesting three years after the date of grant.
(12)	In accordance with the SEC executive compensation reporting rules, represents the maximum level of PSUs granted on January 11, 2017, with 75% of the PSUs vesting based on the Company’s achievement of performance goals relating to ROIC and EBITDA and 25% of the PSUs vesting based on the Company’s TSR performance relative to the TSR peer group, in each case measured over the fiscal year 2017-2019 performance period.

SARs Exercised and Stock Vested

The following table provides information regarding stock vested during fiscal year 2017 for the NEOs. No SARs were exercised by NEOs in fiscal year 2017.

Option/SARs Exercises and Stock Vested in Fiscal Year 2017

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(1)
Joseph Alvarado(2)	749,000	$14,658,214
Barbara R. Smith	92,858	$1,799,114
Mary A. Lindsey	24,859	$476,548
Tracy L. Porter	70,092	$1,354,417
Paul K. Kirkpatrick	37,586	$731,256

(1)	Included in this column are the number of shares and the associated value realized with respect to the vesting of the PSUs granted on October 27, 2014 to each of the then-serving NEOs. These PSUs vested on August 31, 2017.
(2)	For Mr. Alvarado, amounts reflect the accelerated vesting of the PSUs granted on October 26, 2015 and October 24, 2016, and the accelerated vesting of all outstanding RSUs in accordance with his retirement agreement.

Nonqualified Defined Contributions and Other Deferred Compensation Plans

All of the NEOs have previously been designated by the Committee as being eligible to participate in the BRP. Participants can elect to defer W-2 earnings, including annual bonus awards, up to a maximum of 50% of such earnings. Deferrals are matched up to 4.5%, with the matching contributions vesting after two years of service. Annually, BRP participants must elect, prior to the fiscal year in which the compensation to be credited or deferred to the BRP is earned, the time at which they want distributions from the BRP. Amounts may be deferred for a minimum of one year. Distribution election options include commencement upon retirement either in a lump sum or installments or at a set future date either in lump sum or installments even if employment continues with

EXECUTIVE COMPENSATION

us. In the event of death or disability, the participant or his or her estate will receive a lump sum payment. The payment of amounts deferred by NEOs after December 31, 2004 and that are to be paid after termination of employment, will be delayed for six months following termination of employment in order to comply with Section 409A of the Code.

Amounts deferred into the BRP by the participant as well as contributions by us are credited with market earnings or losses based on the participant’s self-directed investment election and allocation among a group of mutual funds. The mutual funds available in the BRP have investment objectives similar, but not identical to, those funds available to all employees under our tax-qualified plan. There is no above-market or preferential interest rates credited on any compensation deferred in the BRP. Participants may change fund choices on a daily basis to the extent permitted by the funds.

The following table and footnotes provide information regarding the non-qualified deferred compensation plan during fiscal year 2017 for the NEOs.

Fiscal Year 2017 Non-Qualified Deferred Compensation Table

Name	Executive’s Contribution in Last FY ($)	Registrant’s Contributions in Last FY ($)	Aggregate Earnings (Losses) in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FY
Joseph Alvarado	$88,059.31	$191,098.46	$351,346.53	$—	$2,275.741	(1)
Barbara R. Smith	$170,501.39	$122,507.64	$40,219.59	$—	$1,013,801	(2)
Mary A. Lindsey	$46,077.40	$42,365.00	$72,732.07	$—	$546,261	(3)
Tracy L. Porter	$78,736.61	$80,983.37	$64,691.63	$—	$2,116,141	(4)
Paul K. Kirkpatrick	$36,000.00	$35,272.99	$31,671.88	$—	$314,655	(6)

(1)	Approximately 36% of the aggregate balance at 2017 fiscal year end results from Mr. Alvarado’s voluntary deferrals of compensation to the BRP since his participation began in 2010.
(2)	Approximately 55% of the aggregate balance at 2017 fiscal year end results from Ms. Smith’s voluntary deferrals of compensation to the BRP since her participation began in 2013.
(3)	Approximately 38% of the aggregate balance at 2017 fiscal year end results from Ms. Lindsey’s voluntary deferrals of compensation to the BRP since her participation began in 2012.
(4)	Approximately 39% of the aggregate balance at 2017 fiscal year end results from Mr. Porter’s voluntary deferrals of compensation to the BRP since his participation began in 2006.
(6)	Approximately 44% of the aggregate balance at 2017 fiscal year end results from Mr. Kirkpatrick’s voluntary deferrals of compensation to the BRP since his participation began in 2012.

Potential Payments and Benefits Upon Termination or Change in Control

Under our executive compensation program, severance payments and the provision of benefits can be triggered upon termination of an NEO’s employment and following a Change in Control. These payments may include payments resulting from the employment agreements and EECAs discussed below.

Employment Agreements

Below is a description of the termination provisions included in each of the employment agreements and EECAs. The NEOs (other than Ms. Lindsey and Mr. Kirkpatrick, who do not have an employment agreement) are also bound under the terms of their employment agreements to certain non-competition provisions during the term of the employment and for 18 months thereafter and certain non-solicitation restrictions for a period of two years after termination of employment.

Smith and Porter.    If we terminate Ms. Smith’s or Mr. Porter’s employment for cause under the terms of their respective employment agreements or under the applicable law or if any such executive terminates his or her own employment without good reason, then we have no further payment obligations to him or her, except accrued and unused vacation.

EXECUTIVE COMPENSATION

If the employment of any of these executives is terminated due to death or disability, such executive or his or her respective estate shall be entitled to: (i) any applicable life insurance or disability benefits; (ii) a pro-rata share of any applicable bonus as determined by our Board; (iii) payment of any cash incentive due under the 2013 Cash Plan; (iv) vesting of SARs, restricted stock and/or stock options to the extent permitted by the terms of the applicable equity incentive plan and award or grant agreements; and (v) to the extent permitted by the 401(k) Plan and BRP, crediting of any Company contributions attributable to the plan year of the termination and accelerated vesting of any unvested Company contributions to such accounts.

If we terminate Mr. Porter’s employment without cause, if Mr. Porter terminates for good reason, or if we do not renew his employment agreement, pursuant to his employment agreement, he shall be entitled to: (i) a lump sum payment equal to 1.5 times his then current annual base salary; (ii) a cash payment in lieu of a bonus equal to the greater of (a) 1.5 times the average annual bonus he received for the five fiscal year period ending with our last completed fiscal year prior to the termination or (b) his annual bonus target as established by our Board for our last completed fiscal year prior to the termination, the foregoing when combined with (i) not to exceed two times the executive’s then current annual base salary; and (ii) to the extent permitted by the 401(k) Plan and BRP, crediting of any Company contribution attributable to the plan year of the termination and accelerated vesting of any unvested Company contributions to such accounts.

If we terminate Ms. Smith’s employment without cause, if she terminates for good reason, or if we do not renew her employment agreement, pursuant to the executive’s employment agreement, Ms. Smith will be entitled to: (i) an amount equal to two times the executive’s then current annual base salary; and (ii) to the extent permitted by the 401(k) Plan and BRP, crediting of any Company contribution attributable to the plan year of the termination and accelerated vesting of any unvested Company contributions to such accounts.

Under Ms. Smith’s and Mr. Porter’s employment agreements, “cause” is defined as the executive’s: (i) theft, embezzlement, fraud, financial impropriety, any other act of dishonesty relating to such executive’s employment or any willful violation of Company policies or directives or laws, rule or regulations applicable to the Company; (ii) willful commission of acts that would support the finding of a felony or lesser crime involving fraud, dishonesty, misappropriation or moral turpitude; (iii) failure to perform the duties and obligations under such executive’s employment agreement; or (iv) commission of an act in performing such executive’s duties amounting to gross negligence or willful misconduct.

Under Mr. Porter’s employment agreement, “good reason” is defined as our breach of the agreement, a significant reduction in the executive’s responsibilities or compensation, or our requiring the executive to work at a location more than 50 miles from our current location. Under Ms. Smith’s employment agreement, “good reason” is defined as our breach of the agreement or a significant reduction in the executive’s responsibilities or compensation.

EECAs.    In April 2006, our Board authorized the execution of a form Executive Employment Continuity Agreement (the “EECA”) with certain key executives, including each of the then-serving NEOs. Ms. Smith entered into an EECA upon the commencement of her employment with the Company, and Ms. Lindsey and Mr. Kirkpatrick entered into an EECA on October 19, 2009 and November 1, 2013, respectively. The EECA is intended to ensure that we will have the continued attention and dedication of the executive during events that might lead to, and in the event of, a Change in Control of the Company. Should a Change in Control occur, we have agreed to continue to employ each executive for a period of two years thereafter (the “Employment Period”). The EECAs terminate two years after a Change in Control.

During the Employment Period, each executive will continue to receive: (i) an annual base salary equal to at least the executive’s base salary before the Change in Control; (ii) cash bonus opportunities equivalent to that available to the executive under our annual and long-term cash incentive plans in effect immediately preceding the Change in Control; and (iii) continued participation in all incentive plans, including equity incentive, savings, deferred compensation, retirement plans, welfare benefit plans and other employee benefits on terms no less favorable than those in effect during the 90-day period immediately preceding the Change in Control.

If the executive’s employment is terminated during the Employment Period for other than cause or disability (including Constructive Termination (as defined below)), the EECA requires us to pay certain severance benefits

EXECUTIVE COMPENSATION

to the executive in a lump sum within 30 days following termination. The severance benefits for Mses. Smith and Lindsey and Messrs. Porter and Kirkpatrick include an amount equal to unpaid salary, vacation pay and certain other amounts considered to have been earned prior to termination as well as four times the highest annual base salary in effect at any time during the twelve month period prior to the Change in Control. Under the terms of the EECA, the severance paid is determined based on a multiple of salary only and does not include a multiple of salary plus bonus. Company contributions to retirement plans and participation, including that of the executive’s eligible dependents, in Company provided welfare plan benefits will be continued for two years following termination. The executive shall become fully vested in all stock incentive awards and all stock options shall remain exercisable for the remainder of their term. The EECA contains a “double trigger” in that there must be present both a Change in Control and a termination of the executive in order to trigger severance payments under these agreements. We believe that this double trigger is a reasonable trigger for severance compensation under the EECAs and that these agreements provide a mechanism for eliminating the distraction to the executives that is inherent in change in control events.

The EECA does not provide for a “tax gross up” reimbursement payment by us to the executive for taxes, including excise taxes under Section 4999 of the Code, which the employee may owe as a result of receipt of payments under the EECA. The EECA does require us to determine if the payments to an executive under the EECA combined with any other payments or benefits to which the executive may be entitled (in aggregate the “Change in Control Payments”) would result in the imposition on the executive of the excise tax under Section 4999. We will either reduce the Change in Control Payments to the maximum amount which would not result in imposition of the Section 4999 excise tax or pay the entire Change in Control Payment to the executive if, even after the executive’s payment of the Section 4999 excise tax, the executive would receive a larger net amount.

In the event the executive is terminated more than two years following a Change in Control, no severance benefits are provided under the EECA. The EECA provides that the executive not disclose any confidential information relating to us and, for a period of one year following termination of employment, not compete with the business as conducted by the Company within 100 miles of a Company facility nor solicit or hire employees of the Company or knowingly permit (to the extent reasonably within the executive’s control) any business or entity that employs the executive or in which the executive has an ownership interest to hire Company employees. If a court rules that the executive has violated these provisions, the rights of the executive under the EECA will terminate.

Plan Awards.    In addition to the EECAs, our existing equity incentive plans also provide for accelerated vesting of stock-based awards regardless of whether a termination occurs as a result of a Change in Control, as defined by such plans. Under the Company’s long-term incentive program and except as otherwise provided for in an agreement, PSUs vest at target performance levels upon a Change in Control. Further, the 2013 Cash Plan provides that in the event of a Change in Control, the Committee has discretion to take action to determine the extent to which incentive compensation is considered earned and payable during any performance period, consistent with the requirements of Section 162(m) of the Code, and further consistent with our best interests.

The EECA, cash and equity incentive plans define a Change in Control to be the occurrence of one of the following events: (i) the acquisition of twenty-five percent (25%) or more of our outstanding voting securities; (ii) the replacement of a majority of the members of our Board by directors not approved by the incumbents; (iii) the sale of substantially all of our assets to an entity of which we own less than fifty percent (50%) of the voting securities; or (iv) the merger of the Company resulting in the pre-merger stockholders of the Company not controlling at least fifty percent (50%) of the post-merger voting securities. The EECA defines Constructive Termination as the failure to maintain the executive in the position held by him prior to the Change in Control, a material adverse change in the executive’s responsibilities, the failure to pay the amounts due to him under the EECA or requiring the executive to relocate more than 50 miles from his workplace.

In order to describe the payments and benefits that are triggered for each event, we have created the following tables for each NEO (other than Mr. Alvarado) estimating the payments and benefits that would be paid under each element of our compensation program assuming that the NEO’s employment terminated or the Change in Control occurred on August 31, 2017, the last day of our 2017 fiscal year. No table is provided for Mr. Alvarado due to his retirement on August 31, 2017. In all cases the amounts were valued as of August 31, 2017, based upon, where applicable, a closing share price of $18.89.

EXECUTIVE COMPENSATION

The amounts in the following tables are calculated as of August 31, 2017 pursuant to SEC rules and are not intended to reflect actual payments that may be made. Actual payments that may be made will be based on the dates and circumstances of the applicable event.

Barbara R. Smith Executive Benefits and Payments Upon Termination	Voluntary Resignation	Retirement (7)	Involuntary Termination Without Cause or Good Reason Termination	For Cause Termination	CIC With No Termination	CIC Involuntary or Good Reason Termination	Permanent Disability	Death
Termination Compensation:
Base Salary(1)	$0	$0	$1,600,000	$0	$0	$3,200,000	$0	$0
Annual Cash Incentive Bonus(1)	$0	$0	$0	$0	$0	$906,614	$906,614	$906,614
Long-term Incentives Restricted Stock/PSUs Unvested and Accelerated(2)	$0	$0	$0	$0	$5,671,345	$5,671,345	$2,432,129	$2,432,129
Benefits and Perquisites:
BRP, 401(k) and Profit Sharing Contributions(3)	$0	$0	$0	$0	$0	$1,243,075	$0	$0
Welfare Continuation Benefit(4)	$0	$0	$0	$0	$0	$64,041	$0	$0
Life Insurance Proceeds	$0	$0	$0	$0	$0	$0	$0	$1,000,000
Disability Benefits(5)	$0	$0	$0	$0	$0	$0	$2,385,000	$0
Accrued Vacation Pay(6)	$61,538	$61,538	$61,538	$61,538	$0	$61,538	$61,538	$61,538

Total	$61,538	$61,538	$1,661,538	$61,538	$5,671,345	$11,146,613	$5,785,281	$4,400,281

(1)	Amounts reported for base salary are calculated pursuant to Ms. Smith’s employment agreement and EECA described on pages 48 through 50. As noted in footnote 7 below, Ms. Smith is not eligible for ordinary retirement.
(2)	Pursuant to the terms of the grant agreements, awards granted in fiscal years 2015, 2016 and 2017 vest pro rata upon death, permanent disability or following retirement or permitted early retirement (subject to consent of the Committee) and vest 100% upon a Change in Control.
(3)	Amounts reported represent a calculation of employer contributions to the 401(k) and BRP plans for two years based on the amounts received under the terms of the EECA. Because the employer contributions to the BRP are based on the amounts received under the EECA, including the accelerated vesting of equity awards, the estimated employer contribution to the BRP will fluctuate based on changes in compensation levels as well as changes in the Company’s common stock price.
(4)	Amounts reported are based on estimated costs for two years based upon calendar year 2018 premiums and actual calendar year 2017 coverage.
(5)	Represents the aggregate value of permanent disability benefits to be paid in monthly installments until executive is age 67.
(6)	As required by state law and our vacation program, we will pay any earned but unused vacation pay after termination of employment for any reason. Amount shown assumes the executive is entitled to the full annual vacation benefit at termination.
(7)	Ms. Smith is not eligible for ordinary retirement based on her length of service with the Company.

EXECUTIVE COMPENSATION

Mary A. Lindsey Executive Benefits and Payments Upon Termination	Voluntary Resignation	Retirement (7)	Involuntary Termination Without Cause or Good Reason Termination	For Cause Termination	CIC With No Termination	CIC Involuntary or Good Reason Termination	Permanent Disability	Death
Termination Compensation:
Base Salary(1)	$0	$0	$0	$0	$0	$2,100,000	$0	$0
Annual Cash Incentive Bonus(1)	$0	$0	$0	$0	$0	$403,156	$403,156	$403,156
Long-term Incentives Restricted Stock/PSUs Unvested and Accelerated(2)	$0	$0	$0	$0	$1,914,993	$1,914,993	$828,238	$828,238
Benefits and Perquisites:
BRP, 401(k) and Profit Sharing Contributions(3)	$0	$0	$0	$0	$0	$579,662	$0	$0
Welfare Continuation Benefit(4)	$0	$0	$0	$0	$0	$57,513	$0	$0
Life Insurance Proceeds	$0	$0	$0	$0	$0	$0	$0	$1,000,000
Disability Benefits(5)	$0	$0	$0	$0	$0	$0	$1,320,000	$0
Accrued Vacation Pay(6)	$40,385	$40,385	$40,385	$40,385	$0	$40,385	$40,385	$40,385

Total	$40,385	$40,385	$40,385	$40,385	$1,914,993	$5,095,708	$2,591,779	$2,271,779

(1)	Amounts reported for base salary are calculated pursuant to Ms. Lindsey’s EECA described on pages 49 through 50. As noted previously, Ms. Lindsey is not subject to an employment agreement that provides for post-termination separation benefits. As noted in footnote 7 below, Ms. Lindsey is not eligible for ordinary retirement.
(2)	Pursuant to the terms of the grant agreements, awards granted in fiscal years 2015, 2016 and 2017 vest pro rata upon death, permanent disability or following retirement or permitted early retirement (subject to consent of the Committee) and vest 100% upon a Change in Control.
(3)	Amounts reported represent a calculation of employer contributions to the 401(k) and BRP plans for two years based on the amounts received under the terms of the EECA. Because the employer contributions to the BRP are based on the amounts received under the EECA, including the accelerated vesting of equity awards, the estimated employer contribution to the BRP will fluctuate based on changes in compensation levels as well as changes in the Company’s common stock price.
(4)	Amounts reported are based on estimated costs for two years based upon calendar year 2018 premiums and actual calendar year 2017 coverage.
(5)	Represents the aggregate value of permanent disability benefits to be paid in monthly installments until executive is age 67.
(6)	As required by state law and our vacation program, we will pay any earned but unused vacation pay after termination of employment for any reason. Amount shown assumes the executive is entitled to the full annual vacation benefit at termination.
(7)	Ms. Lindsey is not eligible for ordinary retirement based on her length of service with the Company.

EXECUTIVE COMPENSATION

Tracy L. Porter Executive Benefits and Payments Upon Termination	Voluntary Resignation	Retirement	Involuntary Termination Without Cause or Good Reason Termination	For Cause Termination	CIC With No Termination	CIC Involuntary or Good Reason Termination	Permanent Disability	Death
Termination Compensation:
Base Salary(1)	$0	$0	$1,200,000	$0	$0	$2,400,000	$0	$0
Annual Cash Incentive Bonus(1)	$0	$0	$0	$0	$0	$604,102	$604,102	$604,102
Long-term Incentives Restricted Stock/PSUs Unvested and Accelerated(2)	$1,678,888	$1,678,888	$1,678,888	$0	$3,304,654	$3,304,654	$1,678,888	$1,678,888
Benefits and Perquisites:
BRP, 401(k) and Profit Sharing Contributions(3)	$0	$0	$0	$0	$0	$971,049	$0	$0
Welfare Continuation Benefit(4)	$0	$0	$0	$0	$0	$53,199	$0	$0
Life Insurance Proceeds	$0	$0	$0	$0	$0	$0	$0	$1,000,000
Disability Benefits(5)	$0	$0	$0	$0	$0	$0	$1,860,000	$0
Accrued Vacation Pay(6)	$46,154	$46,154	$46,154	$46,154	$0	$46,154	$46,154	$46,154

Total	$1,725,041	$1,725,041	$2,925,041	$46,154	$3,304,654	$7,379,158	$4,189,143	$3,329,143

(1)	Amounts reported for base salary and bonus are calculated pursuant to Mr. Porter’s employment agreement and EECA described on pages 48 through 50.
(2)	Pursuant to the terms of the grant agreements, awards granted in fiscal years 2015, 2016 and 2017 vest pro rata upon death, permanent disability or following retirement or permitted early retirement (subject to consent of the Committee) and vest 100% upon a Change in Control. We have assumed that except for termination with cause, the Committee would have consented to vesting of awards upon retirement or permitted early retirement.
(3)	Amounts reported represent a calculation of employer contributions to the 401(k) and BRP plans for two years based on the amounts received under the terms of the EECA. Because the employer contributions to the BRP are based on the amounts received under the EECA, including the accelerated vesting of equity awards, the estimated employer contribution to the BRP will fluctuate based on changes in compensation levels as well as changes in the Company’s common stock price.
(4)	Amounts reported are based on estimated costs for two years based upon calendar year 2018 premiums and actual calendar year 2017 coverage.
(5)	Represents the aggregate value of permanent disability benefits to be paid in monthly installments until executive is age 67.
(6)	As required by state law and our vacation program, we will pay any earned but unused vacation pay after termination of employment for any reason. Amount shown assumes the executive is entitled to the full annual vacation benefit at termination.

EXECUTIVE COMPENSATION

Paul K. Kirkpatrick Executive Benefits and Payments Upon Termination	Voluntary Resignation	Retirement (7)	Involuntary Termination Without Cause or Good Reason Termination	For Cause Termination	CIC With No Termination	CIC Involuntary or Good Reason Termination	Permanent Disability	Death
Termination Compensation:
Base Salary(1)	$0	$0	$0	$0	$0	$1,840,000	$0	$0
Annual Cash Incentive Bonus(1)	$0	$0	$0	$0	$0	$347,064	$347,064	$347,064
Long-term Incentives Restricted Stock/PSUs Unvested and Accelerated(2)	$0	$0	$0	$0	$1,961,802	$1,961,802	$1,961,802	$1,961,802
Benefits and Perquisites:
BRP, 401(k) and Profit Sharing Contributions(3)	$0	$0	$0	$0	$0	$520,464	$0	$0
Welfare Continuation Benefit(4)	$0	$0	$0	$0	$0	$60,869	$0	$0
Life Insurance Proceeds	$0	$0	$0	$0	$0	$0	$0	$920,000
Disability Benefits(5)	$0	$0	$0	$0	$0	$0	$6,060,000	$0
Accrued Vacation Pay(6)	$35,385	$35,385	$35,385	$35,385	$0	$35,385	$35,385	$35,385

Total	$35,385	$35,385	$35,385	$35,385	$1,961,802	$4,765,584	$7,428,287	$2,288,287

(1)	Amounts reported for base salary are calculated pursuant to Mr. Kirkpatrick’s EECA described on pages 49 through 50. As noted previously, Mr. Kirkpatrick is not subject to an employment agreement that provides for post-termination separation benefits. As noted in footnote 7 below, Mr. Kirkpatrick is not eligible for ordinary retirement.
(2)	Pursuant to the terms of the grant agreements, awards granted in fiscal years 2015, 2016 and 2017 vest pro rata upon death, permanent disability or following retirement or permitted early retirement (subject to consent of the Committee) and vest 100% upon a Change in Control.
(3)	Amounts reported represent a calculation of employer contributions to the 401(k) and BRP plans for two years based on the amounts received under the terms of the EECA. Because the employer contributions to the BRP are based on the amounts received under the EECA, including the accelerated vesting of equity awards, the estimated employer contribution to the BRP will fluctuate based on changes in compensation levels as well as changes in the Company’s common stock price.
(4)	Amounts reported are based on estimated costs for two years based upon calendar year 2018 premiums and actual calendar year 2017 coverage.
(5)	Represents the aggregate value of permanent disability benefits to be paid in monthly installments until executive is age 67.
(6)	As required by state law and our vacation program, we will pay any earned but unused vacation pay after termination of employment for any reason. Amount shown assumes the executive is entitled to the full annual vacation benefit at termination.
(7)	Mr. Kirkpatrick is not eligible for ordinary retirement based on his length of service with the Company.

EXECUTIVE COMPENSATION

Compensation Risk Assessment – Company-wide Compensation Policies and Programs

The Committee has established and plans to continue to refine Company-wide compensation policies and programs that reward contributions to long-term stockholder value and do not promote unnecessary or excessive risk-taking. In furtherance of this objective, the Committee undertook, during our most recently ended fiscal year, an assessment of our compensation arrangements, including those for our NEOs. In conducting this assessment, the Committee asked Hay Group, its independent compensation consultant to perform, among other things, a review of our (i) compensation philosophy, (ii) peer group companies, (iii) compensation mix, (iv) cash and equity-based incentive plans, and (v) administrative procedures. The Committee also asked Hay Group to examine our cash and equity-based compensation plans in comparison to market practices.

The considerations and findings of the assessment by the Committee included:

•	The Committee believes that the distribution of compensation among our core compensation elements focuses our employees on both the nearer-term and long-term performance of the Company.

•	Our cash incentive compensation programs include both financial and operational measures intended to be aligned with the Company’s short-, medium- and long-term business goals.

•	Our equity-based incentive awards provide for payouts over a multi-year period so that our NEOs remain focused on our performance beyond the immediate fiscal year.

•	Our cash and equity-based awards contain a range of performance levels, multiple metrics and payouts to discourage executives from taking risky actions to meet a single target with an all-or-nothing result of compensation or no compensation.

•	Caps on awards to certain executives and limits on maximum award size also limit risk under the Company’s incentive plans.

•	A cap is placed on the number of shares of common stock of the Company that may be awarded to any director in any fiscal year.

•	Executives and directors are encouraged to hold a meaningful number of shares of the Company’s common stock pursuant to our stock ownership policy.

Based upon this assessment, the Committee does not believe that our Company-wide compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

NON-EMPLOYEE DIRECTOR COMPENSATION

The compensation arrangements for non-employee directors are described below. The following table and footnotes outline the compensation paid to our non-employee directors for fiscal year 2017, as well as the outstanding equity awards held by the non-employee directors as of August 31, 2017. As an officer of the Company, Mr. Alvarado did not receive fees for his service on our Board during fiscal year 2017.

Director Compensation Table in Fiscal Year 2017

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Vicki L. Avril(1)	$125,000	$99,999	$—	$224,999
Rhys J. Best	$122,000	$99,999	$—	$221,999
Robert L. Guido	$125,000	$99,999	$—	$224,999
Richard B. Kelson	$145,000	$99,999	$—	$244,999
Anthony A. Massaro	$125,000	$96,664	$—	$221,664
Rick J. Mills(1)	$135,000	$99,999	$—	$234,999
Sarah E. Raiss	$127,500	$96,664	$—	$224,164
J. David Smith	$120,000	$99,999	$—	$219,999
Charles L. Szews	$125,000	$99,999	$—	$224,999
Joseph C. Winkler(1)	$122,000	$99,999	$—	$221,999

(1)	Ms. Avril elected to receive $62,500 of her fiscal year 2017 director fees in the form of common stock purchased at the time the quarterly fees are paid. Mr. Mills elected to receive all his fiscal year 2017 director fees in RSUs. Mr. Winkler elected to receive $15,250 of his fiscal year 2017 director fees in the form of common stock purchased at the time the quarterly fees are paid.

NON-EMPLOYEE DIRECTOR COMPENSATION

(2)	Includes the grant date fair value of equity awards granted in fiscal year 2017 and calculated in accordance with FASB ASC Topic 718. Assumptions used in determining these values can be found in Note 15 to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K, which was filed with the SEC on October 26, 2017. Five of the non-employee directors were granted restricted stock awards (“RSAs”), two of the non-employee directors were granted RSUs, and three of the non-employee directors elected to defer the equity portion of their annual retainer fee in RSUs to be paid following their termination of service on our Board. One-half of each RSA and RSU equity award vests on January 10, 2018 and one-half vests on January 10, 2019, provided such director is still serving as a director or such director has not had an accelerated vesting event, such as retirement, death, permanent disability or a change in control. As of August 31, 2017, each individual who served as a non-employee director during fiscal year 2017 had outstanding the following number of deferred RSUs, RSAs, RSUs and SARs:

Director	Deferred Restricted Stock Units	Restricted Stock/ Restricted Stock Units	SARs
Vicki L. Avril	20,331	—	—
Rhys J. Best	—	8,401	14,000
Robert L. Guido	—	8,401	—
Richard B. Kelson	45,683	—	—
Anthony A. Massaro	20,470	8,401	—
Rick J. Mills	82,161	—	—
Sarah E. Raiss	14,103	8,401	—
J. David Smith	—	8,401	—
Charles L. Szews	—	8,401	—
Joseph C. Winkler	—	8,401	—

(3)	Costs of less than $5,000 per director were incurred by us in connection with certain spouses attending activities related to the 2017 annual meeting of stockholders. We incurred costs associated with minor commemorative items, meals, entertainment, sightseeing and similar activities for each director and accompanying guest, if present.

None of our employees receive additional compensation for serving as a director. For fiscal year 2017, our directors received an annual retainer of $200,000 (the “Annual Retainer”), one-half in equity paid annually and one-half in cash paid quarterly. In addition, if more than ten Board meetings are held in a calendar year, directors are entitled to receive Board meeting fees of $2,000 per additional meeting attended. Additionally, each Audit Committee member receives an annual retainer of $15,000, and the Chairman receives an annual retainer of $25,000. Each Compensation, Nominating and Corporate Governance, and Finance Committee member receives an annual retainer of $10,000, and the Chairmen receive retainers of $17,500, $12,000 and $12,000, respectively. In addition, if any committee holds more than ten meetings in a calendar year, members of such committee are entitled to receive committee meeting fees of $2,000 per additional committee meeting attended. The Lead Director receives an annual retainer of $25,000. The equity portion of the Annual Retainer was fully issued in restricted stock and restricted stock units in the 2017 calendar year. Additionally, any director may elect to be paid the cash portion of the Annual Retainer or committee retainer(s) in common stock. The Company maintains a Non-Employee Director Deferred Compensation Program under which non-employee directors may defer all or a portion of their compensation until their separation from our Board.

Under the Company’s stock ownership guidelines, non-employee directors are required to own Company common stock equal in value to five times such person’s annual cash retainer, and each non-employee director has five years from joining the Board to achieve this.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee for fiscal year 2017 were Ms. Raiss (Chairman) and Messrs. Best, Kelson, Smith and Winkler. None of the members of the Compensation Committee was at any time during fiscal year 2017, or at any other time, an officer or employee of the Company. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving either as a member of our Compensation Committee or as a member of our Board. There were no relationships requiring disclosure under Item 404 of Regulation S-K or Item 407(e)(4) of Regulation S-K that involved any member of the Compensation Committee during the last fiscal year.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Mr. Bryan Porter, son of our Executive Vice President – CMC Operations, Tracy L. Porter, is employed by us as Works Manager for CMC Steel South Carolina. In this capacity, he was paid cash compensation, including base salary and annual bonus, of $265,649 for his services during fiscal year 2017, which is in line with the Company’s normal pay policies and practices. He received total taxable compensation of $292,413 including life insurance, car allowance and the tax value of restricted stock that vested in fiscal year 2017.

Since 1978, we have had a Code of Conduct that applies to all directors, officers and employees (collectively, “Covered Persons”). The Code of Conduct, as amended and effective as of January 1, 2010, can be found in the Corporate Governance section of our website at www.cmc.com. The Code of Conduct prohibits a Covered Person from engaging in transactions in which he or she may have a conflict of interest without first disclosing the potential conflict of interest to his or her supervisor and seeking prior approval. Additionally, we have adopted a written policy regarding review and approval of related party transactions by the Audit Committee (the “Related Person Transactions Policy”).

The Company’s Related Person Transactions Policy defines a “Related Person Transaction” as any transaction involving an amount in excess of $120,000 in which the Company is a participant and in which a Related Person (as defined below) has or will have a direct or indirect material interest, including, without limitation, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships. The Related Person Transactions Policy also contains categories of certain transactions that our Board has identified as not constituting Related Person Transactions, because such transactions are not deemed to create a direct or indirect material interest for the Related Person.

A “Related Person” is (i) an executive officer or director of the Company or a nominee for director of the Company, (ii) a beneficial owner of more than 5% of any class of voting securities of the Company or (iii) an immediate family member of any of the persons identified in clauses (i) or (ii). Immediate family members include a person’s child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of such person, and any individual (other than a tenant or employee) sharing the household of such person.

Under the Related Person Transactions Policy, each Related Person Transaction must be approved or ratified in accordance with the guidelines set forth in the policy (i) by the Audit Committee or (ii) if the Audit Committee determines that the approval or ratification of such Related Person Transaction should be considered by all of the disinterested members of our Board, by such disinterested members of our Board by the vote of a majority thereof. In considering whether to approve or ratify any Related Person Transaction, the Audit Committee or the disinterested members of our Board, as the case may be, shall consider all factors that in their discretion are relevant to the Related Person Transaction.

No director participates in any discussion or approval of a Related Person Transaction for which he or she is a Related Person, except that the director is required to provide all material information concerning the Related Person Transaction to the Audit Committee or disinterested directors reviewing such transaction.

There were no transactions considered to be a Related Person Transaction since the beginning of the Company’s 2017 fiscal year through the date of this proxy statement.

AUDIT COMMITTEE REPORT

The following report shall not be deemed to be “soliciting material” or to be “filed with the SEC” or subject to the liabilities of Section 18 of the Exchange Act nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

Our Board annually selects the members of the Audit Committee. During fiscal year 2017, the members of the Audit Committee were Messrs. Mills (Chairman), Guido, Massaro and Szews and Ms. Avril. Our Board has determined that each member of the Audit Committee is qualified to serve. Our Board has determined that each member of the Audit Committee satisfies all applicable financial literacy requirements, and each member is independent as required by the Sarbanes-Oxley Act and as “independent” is defined by the listing standards of the NYSE. Our Board has determined that Ms. Avril and Messrs. Guido, Mills and Szews meet the definition of “audit committee financial expert” as defined by the SEC. During fiscal year 2017, the Audit Committee met seven times.

The Audit Committee’s responsibilities are outlined in a charter approved by our Board, which can be found on our website at www.cmc.com under the Corporate Governance section. On an annual basis, the Audit Committee conducts a self-assessment review and also reviews and assesses the adequacy of its charter.

The role of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities related to the integrity of the Company’s financial statements, the Company’s internal control over financial reporting, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accounting firm, the audit of the Company’s financial statements, and the performance of the Company’s internal audit function and the Company’s independent registered public accounting firm. The Audit Committee, among other activities described in its charter, has sole authority for the appointment (subject to stockholder ratification), retention, oversight, termination and replacement of the independent registered public accounting firm, recommends to our Board whether the audited financial statements should be included in our Annual Report on Form 10-K, reviews quarterly financial statements and earnings press releases with management and the independent registered public accounting firm, reviews with our internal audit staff and independent registered public accounting firm our controls and procedures and is responsible for approving all audit and engagement fees of the independent registered public accounting firm. The Audit Committee regularly meets independently as a committee and separately from management with the internal audit staff, the independent registered public accounting firm, as well as the Chief Financial Officer and the General Counsel.

Management of the Company has the responsibility for the preparation, presentation and integrity of the Company’s financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for the establishment and maintenance of systems of disclosure controls and procedures and internal control over financial reporting. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for auditing the Company’s financial statements and expressing an opinion on the fair presentation of those financial statements in conformity with accounting principles generally accepted in the United States, performing reviews of the unaudited quarterly financial statements and auditing and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, internal audit group and independent registered public accounting firm.

During fiscal year 2017, management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended August 31, 2017 with management and with the independent registered public accounting firm. These discussions included a review of the reasonableness of significant judgments and estimates, the quality, not just acceptability, of the Company’s accounting principles, disclosures and such other matters as are required to be discussed by the Statement on Auditing Standards No. 1301 (Communications with Audit Committees). In addition, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the

AUDIT COMMITTEE REPORT

adequacy and effectiveness of the Company’s financial reporting procedures, disclosure controls and procedures, and internal control over financial reporting, including the respective reports of management and the independent registered public accounting firm on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s review does not provide its members with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

The Audit Committee also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with the independent registered public accounting firm its independence under such standards and has determined that the services provided by Deloitte & Touche LLP are compatible with maintaining its independence.

Based on the Audit Committee’s discussions with management, the Company’s internal auditors and Deloitte & Touche LLP, and the Audit Committee’s review of the audited financial statements, including the representations of management and Deloitte & Touche LLP with respect thereto, and subject in all cases to the limitations on the role and responsibilities of the Audit Committee referred to above and set forth in the Audit Committee charter, the Audit Committee recommended to the Company’s Board of Directors, and the Board approved, that the Company’s audited financial statements for the fiscal year ended August 31, 2017 be included in the Company’s Annual Report on Form 10-K as filed on October 26, 2017 with the SEC.

Rick J. Mills, Chairman

Vicki L. Avril

Robert L. Guido

Anthony A. Massaro

Charles L. Szews

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2018, subject to stockholder ratification. Fees billed by Deloitte & Touche LLP to us for services provided in fiscal years ended August 31, 2017 and August 31, 2016 were:

Type of Fees	Fiscal Year 2017	Fiscal Year 2016
Audit Fees	$4,717,435	$4,280,801
Audit-Related Fees	$—	$—
Tax Fees	$—	$288,372
All Other Fees	$8,619	$10,660
Total	$4,726,054	$4,519,833

“Audit Fees” are fees billed by Deloitte & Touche LLP for professional services for the audit of our consolidated financial statements included in our Annual Report on Form 10-K and for the review of our consolidated financial statements included in our Quarterly Reports on Forms 10-Q, or for services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements. “Audit-Related Fees” are fees billed by Deloitte & Touche LLP for assurance and related services that are reasonably related to the performance of the audit and review of our financial statements. “Tax Fees” are billed by Deloitte & Touche LLP for professional services for tax compliance, tax advice and tax planning. For fiscal year 2016, “Tax Fees” consisted of fees billed for tax advice services related to the restructuring of certain of the Company’s legal entities. “All Other Fees” are fees billed by Deloitte & Touche LLP for any services not included in the first three categories. For fiscal years 2017 and 2016, “All Other Fees” consisted of fees billed for use of the Deloitte Accounting Research Tool, formerly the DeloitteTechnical Library, an online research tool.

The Audit Committee has adopted the following practices regarding the engagement of our independent registered public accounting firm to perform services for us:

For audit services (including statutory audit engagements as required under local country laws), the independent registered public accounting firm shall provide the Audit Committee with an engagement letter outlining the scope and fee budget proposal for the audit services proposed to be performed during the fiscal year. If agreed to by the Audit Committee, this engagement letter and budget for audit services will be formally accepted by the Audit Committee.

For non-audit services, Company management periodically submits to the Audit Committee for pre-approval a list of non-audit services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. Company management and the independent registered public accounting firm each confirm to the Audit Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year may be provided. The Audit Committee will review and approve, as it considers appropriate, both the list of permissible non-audit services and the budget for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent registered public accounting firm pursuant to this pre-approval process. All of the services described above were approved by the Audit Committee pursuant to these pre-approval processes.

To ensure prompt handling of unexpected matters, the Audit Committee may periodically delegate to the Chairman of the Audit Committee the authority to amend or modify the list of approved permissible non-audit services and fees. The Chairman of the Audit Committee will report any action taken in this regard to the Audit Committee at the next Audit Committee meeting.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has specifically charged the independent registered public accounting firm with the responsibility of ensuring that all audit and non-audit services provided to us have been pre-approved by the Audit Committee. The CFO and independent registered public accounting firm are responsible for tracking all of the independent registered public accounting firm’s fees against the pre-approved budget for such services and periodically reporting that status to the Audit Committee.

Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions. Our Board requests that stockholders ratify the appointment by the Audit Committee of Deloitte & Touche LLP as the independent registered public accounting firm to conduct the audit of our financial statements for the fiscal year ending August 31, 2018. In the event that the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to continue to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change should be made.

Vote Required

The affirmative vote of the holders of a majority of the shares having voting power represented in person or by proxy at the Annual Meeting is required to adopt the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2018.

The Audit Committee and our Board recommend a vote FOR the ratification of the appointment of Deloitte & Touche LLP.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required pursuant to Section 14A of the Exchange Act, we are providing stockholders with an advisory, non-binding vote on the compensation of our NEOs as disclosed in this proxy statement in accordance with SEC rules, which is commonly referred to as a “say-on-pay vote.” At the 2017 annual meeting, the Company’s say-on-pay proposal was approved, on an advisory basis, by more than 94% of shares represented at the annual meeting and having voting power. At the 2012 annual meeting, stockholders were also asked to vote on a proposal seeking their views as to whether the say-on-pay vote should be held every year, every two years or every three years. A majority of stockholders voting on the matter indicated a preference for holding such vote on an annual basis. Accordingly, our Board decided, as previously disclosed, that the advisory vote on executive compensation will be held on an annual basis at least until the next non-binding stockholder vote on the frequency with which the advisory vote on executive compensation should be held.

As disclosed in the Compensation Discussion and Analysis (which starts on page 26 of this proxy statement), the Company believes that its executive compensation program is reasonable, competitive and strongly focused on pay-for-performance principles. The objectives of the Company’s executive compensation program are to:

•	facilitate the attraction and retention of top-caliber talent;

•	align executive pay with performance;

•	align the interests of our executives with those of our stockholders; and

•	offer median base salaries and competitive employee benefits coupled with meaningful short- and long-term “variable” incentives dependent upon achieving the financial performance goals.

Within the objectives listed above, the Compensation Committee generally believes that it is in the interests of the Company and its stockholders that the “variable” compensation performance metrics should be:

•	primarily based on pre-established performance goals;

•	designed to compensate based upon a combination of individual, business unit and Company performance; and

•	established and communicated early in the performance period in order to align individual performance with Company goals.

This proposal gives our stockholders the opportunity to express their views on the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. For the reasons discussed above, we are asking our stockholders to indicate their support for our NEO compensation by voting FOR the following resolution at the Annual Meeting:

“RESOLVED, that the compensation of the named executive officers of the Company, as disclosed in the proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other compensation tables and accompanying narrative discussion, is approved.”

Vote Required

The affirmative vote of the holders of a majority of the shares having voting power represented in person or by proxy at the Annual Meeting is required to adopt the proposal to approve the advisory resolution relating to the compensation of our NEOs as disclosed in this proxy statement. The say-on-pay vote is an advisory vote only, and therefore it will not bind the Company or our Board. However, our Board and the Compensation Committee will consider the voting results as appropriate when making future decisions regarding executive compensation.

Our Board recommends a vote FOR the approval of the advisory resolution relating to the compensation of our NEOs as disclosed in this proxy statement.

PROPOSAL 4 — ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

SEC rules under Section 14A of the Exchange Act require our stockholders to have an opportunity at least once every six years to vote on how frequently we should seek the say-on-pay vote proposed in Proposal 3, which is known as the say-on-frequency vote. Stockholders have the opportunity to choose among four options — holding the advisory vote on executive compensation every one, two or three years, or abstaining. At our 2012 annual meeting of stockholders, the last time stockholders voted on the say-on-frequency vote, 78.6% of our stockholders voted in support of conducting the advisory vote annually, and we have done so since 2012. As a corporate governance best practice and in recognition of the value of regular stockholder feedback on our executive compensation program, our Board recommends that the say-on-pay vote occur annually.

Vote Required

The say-on-frequency vote is being submitted to enable stockholders to select, on an advisory basis, whether the advisory vote on executive compensation should be held every one, two or three years. The number of years (one, two or three) that receives the highest number of votes will be deemed to be preferred by our stockholders. The say-on-frequency vote is an advisory vote only, and therefore it will not bind our Board or the Compensation Committee. However, our Board and the Compensation Committee will consider the voting results when making future decisions regarding the frequency of future advisory votes on executive compensation.

Our Board recommends a vote of every ONE YEAR for the frequency of the advisory vote on executive compensation.

PROPOSAL 5 — RE-APPROVAL OF THE COMMERCIAL METALS COMPANY 2013 CASH INCENTIVE PLAN

Background

Stockholders last approved the Commercial Metals Company 2013 Cash Incentive Plan (the “Bonus Plan”) at the Company’s annual meeting in January 2013. We are now asking our stockholders to re-approve our Bonus Plan.

Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”), places a $1,000,000 annual limit on the compensation deductible by the Company paid to certain executives. This limit, however, does not apply to “qualified performance-based compensation.” To qualify for deductibility as qualified performance-based compensation under Section 162(m) of the Code, the Bonus Plan, including the material terms of the performance goals set forth in the Bonus Plan, must be approved by the stockholders every five years. The Company is seeking stockholder re-approval of the Bonus Plan, a copy of which is attached as Appendix A and incorporated herein by reference, to continue the tax deductibility of benefits under the Bonus Plan. Our Board recommends that stockholders re-approve the Bonus Plan.

Purpose

The purpose of the Bonus Plan is to advance the interests of the Company and its stockholders by (a) providing certain employees incentive compensation tied to the achievement of pre-established and objective performance goals, (b) identifying and rewarding superior performance and providing competitive compensation to attract, motivate, and maintain employees who have outstanding skills and abilities and achieve superior performance, and (c) fostering accountability and teamwork throughout the Company.

Administration

The Compensation Committee of our Board (the “Committee”), which is comprised solely of independent directors, administers the Bonus Plan.

Eligibility

Employees of the Company and its subsidiaries designated by the Committee are eligible to participate in the Bonus Plan. The Committee will designate the eligible employees who will participate in the Bonus Plan for performance periods commencing on or after September 1, 2017 (a “Performance Period”) and, for individuals subject to Section 162(m) of the Code (the “162(m) Covered Employees”), will do so not later than 90 days after the beginning of the applicable Performance Period or, if earlier, not later than the date on which 25% of the applicable Performance Period has been completed (the “Determination Period”). As of August 31, 2017, 1,890 employees participated in the Bonus Plan.

Performance Objectives

Under the Bonus Plan, payment of awards to participating employees is subject to the attainment of specific performance goals and other terms and conditions established by the Committee during the Determination Period for each Performance Period. A participant may receive an award under the Bonus Plan based upon achievement of a performance goal or goals using one or more objective measures of the Company, its subsidiaries, or any segment, operating or administrative unit of the Company that is designated by the Company as a business unit (a “Business Unit”). With respect to bonuses payable to 162(m) Covered Employees and to the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code, the applicable performance goals shall be based exclusively on one or more of the following objective measures of the Company, its subsidiaries or the Business Units: (a) operating profit; (b) net earnings (c) net sales; (d) net earnings before deductions for interest, income taxes, depreciation and amortization expenses or other measures of cash flow; (e) total shareholder return, or the attainment by the shares of Company common stock of a specified value for a specified period of time, or share price; (f) earnings; (g) return on net assets, return on invested capital, or other return measures, including return or net return on working assets, equity, capital or

PROPOSAL 5 — RE-APPROVAL OF THE COMMERCIAL METALS COMPANY 2013 CASH INCENTIVE PLAN

net sales; (h) pre-tax profits; (i) operating margins; (j) operating earnings or earnings per share; (k) value of assets; (l) market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas; (m) aggregate product price and other product measures; (n) expense or cost levels; (o) reduction of losses, loss ratios or expense ratios; (p) reduction in fixed assets; (q) operating cost management; (r) management of capital structure; (s) debt reduction; (t) productivity improvements; (u) inventory and/or receivables control; (v) satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures; (w) customer satisfaction based on specified objective goals or a Company-sponsored customer survey; (x) employee diversity goals; (y) employee turnover; (z) specified objective social goals; or (aa) safety record. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company, its subsidiaries or the Business Units, or the past or current performance of other companies (or a combination of such past and current performance). In the case of earnings-based measures, in addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), stockholders’ equity, shares outstanding, assets or net assets, or any combination thereof. With respect to participants who are not 162(m) Covered Employees and who are not expected to be 162(m) Covered Employees at any time during the applicable Performance Period, the performance goals may include any objective or subjective measure of the Company and its subsidiaries or the Company’s Business Units, whether or not listed above.

If the relevant performance goals are attained during the Performance Period, a participant will be eligible to receive a cash award. Performance goal targets are expressed in terms of an objective formula or standard which may be based on an employee’s base salary, or a multiple thereof, at the time or immediately before the performance goals for such Performance Period were established.

The Committee may establish other performance goals to be used, in its sole discretion, as guidelines for reducing, but not increasing, the maximum amounts payable to 162(m) Covered Employees due to the attainment of the applicable performance goals established under Section 162(m) of the Code. In all cases, the Committee has sole discretion to increase or decrease the payment amount to any participant under the Bonus Plan, provided that any increase in compensation to a 162(m) Covered Employee will not exceed the maximum amount payable upon attainment of the performance goals certified by the Committee pursuant to Section 162(m) of the Code. In addition, the maximum incentive compensation payable to a participant with respect to a Performance Period will not exceed $3,500,000, which maximum amount will be proportionally adjusted with respect to Performance Periods that are less than or more than 12 months in duration.

Recoupment

Awards payable under the Bonus Plan are subject to forfeiture and recovery by the Company pursuant to any clawback or recoupment policy which the Company may adopt from time to time, including any policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act or as otherwise required by law.

Termination

The Committee or our Board may terminate the Bonus Plan at any time.

New Plan Benefits

In November 2017, the Committee established performance and target awards under the Bonus Plan for 1,890 participants for fiscal year 2018. The actual amounts to be paid under those awards are dependent on the Company’s future performance and are therefore not currently determinable. In addition, because future awards under the Bonus Plan will be granted in the discretion of the Committee, the benefits and amounts that may be received by participants cannot be determined at this time. However, the awards earned by the five named executive officers under the Bonus Plan for the last three fiscal years are in the Non-Equity Performance Incentive Plan Compensation column of the Summary Compensation Table. For fiscal year 2017, named executive officers as a group earned $3,661,054 in awards, all executive officers (including the named executive officers) as a group earned $4,011,054, and all employees (including current officers who are not executive officers) as a group earned $36,652,864.

The Board unanimously recommends that stockholders vote FOR the re-approval of the Bonus Plan.

PROPOSAL 6 — RE-APPROVAL OF THE COMMERCIAL METALS COMPANY 2013 LONG-TERM EQUITY INCENTIVE PLAN

Background

Stockholders last approved the Commercial Metals Company 2013 Long-Term Equity Incentive Plan (as amended to date, the “LTI Plan”) at the Company’s annual meeting in January 2013. We are now asking our stockholders to re-approve the material terms of the performance goals under our LTI Plan.

Section 162(m) of the Code places a $1,000,000 annual limit on the compensation deductible by the Company paid to certain executives. This limit, however, does not apply to “qualified performance-based compensation.” We have structured and intend to implement and administer the LTI Plan so that compensation resulting from options, stock appreciation rights and other stock vesting in accordance with specified performance goals can qualify as “performance-based compensation.” The administrator, however, has the discretion to grant awards with terms that will result in the awards not constituting performance-based compensation. Under Section 162(m) of the Code, we must seek stockholder approval of the material terms of the performance goals applicable to performance awards under the LTI Plan at five-year intervals to preserve our ability to receive the federal income tax deduction discussed above. Hence, to allow us to qualify awards as “performance-based compensation,” we are seeking stockholder re-approval of the material terms of the performance goals applicable to performance awards under the LTI Plan, a copy of which is attached as Appendix B and incorporated herein by reference, to continue the tax deductibility of benefits under the LTI Plan.

For purposes of Section 162(m) of the Code, the material terms of the performance goals under the LTI Plan include the employees eligible under the LTI Plan, a description of the performance measures on which performance goals applicable to performance awards are based, and the maximum amount of compensation payable under the LTI Plan to any one employee if the performance goals are attained. Each of these aspects of the LTI Plan is described below. We are not asking stockholders to approve an increase in the number of shares authorized for issuance under the LTI Plan. Our Board recommends that stockholders re-approve the material terms of performance goals under the LTI Plan.

Purposes

The purposes of the LTI Plan are to (a) align the interests of our stockholders and recipients of awards under the LTI Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (b) advance the interests of the Company by attracting and retaining officers, other employees, non-employee directors and independent contractors, and (c) motivate such persons to act in the long-term best interests of the Company and its stockholders.

Administration

The LTI Plan is administered by a committee of the Board or a subcommittee thereof, comprised entirely of independent directors (the “Administrator”). Currently, the Board has delegated administration of the LTI Plan to the Compensation Committee of our Board, which is comprised solely of independent directors.

Eligibility

Participants in the LTI Plan consist of such officers, other employees, non-employee directors, independent contractors, and persons expected to become officers, other employees, non-employee directors and independent contractors of the Company and its subsidiaries as selected by the Administrator in its sole discretion.

Performance Measures

Under the LTI Plan, the vesting, exercisability or payment of certain awards may be made subject to the satisfaction of performance measures. The performance goals applicable to a particular award will be determined by the Administrator at the time of grant. To the extent an award is intended to qualify for the performance-based

PROPOSAL 6 — RE-APPROVAL OF THE COMMERCIAL METALS COMPANY 2013 LONG-TERM EQUITY INCENTIVE PLAN

exemption from the $1,000,000 deduction limit under Section 162(m) of the Code, the performance measures will be one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures stated in either absolute terms or relative terms, such as rates of growth or improvement: (a) operating profit; (b) net earnings; (c) net sales; (d) net earnings of that entity before deductions by the entity for interest, income taxes, depreciation and amortization expenses or other measures of cash flow; (e) total shareholder return, or the attainment by the shares of Company common stock of a specified value for a specified period of time, or share price; (f) earnings; (g) return on net assets, return on invested capital, or other return measures, including return or net return on working assets, equity, capital or net sales; (h) pre-tax profits; (i) operating margins; (j) operating earnings or earnings per share; (k) value of assets; (l) market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas; (m) aggregate product price and other product measures; (n) expense or cost levels; (o) reduction of losses, loss ratios or expense ratios; (p) reduction in fixed assets; (q) operating cost management; (r) management of capital structure; (s) debt reduction; (t) productivity improvements; (u) inventory and/or receivables control; (v) satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures; (w) customer satisfaction based on specified objective goals or a Company-sponsored customer survey; (x) employee diversity goals; (y) employee turnover; (z) specified objective social goals; or (aa) safety record. The applicable performance measures may be applied on a pre- or post-tax basis. In the sole discretion of the Administrator, but subject to Section 162(m) of the Code, the Administrator may amend or adjust the performance measures or other terms and conditions of an outstanding award in recognition of unusual, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles.

Available Shares and Maximum Awards

The LTI Plan provides that (i) the maximum number of shares of common stock with respect to which options or stock appreciation rights may be granted under the LTI Plan during any fiscal year to any person is 1,000,000, (ii) the maximum number of shares of common stock with respect to which performance awards denominated in common stock that may be earned by any person for each 12-month period during a performance period is 1,000,000, and (iii) the maximum amount that may be earned by any person for each 12-month period during a performance period with respect to performance awards denominated in cash is $3,500,000.

The maximum aggregate number of shares of the Company’s common stock that may be issued under the LTI Plan is 15,750,000 shares. As of August 31, 2017, there were 11,157,154 shares of the Company’s common stock available for future issuance under the LTI Plan.

Awards and Terms

The LTI Plan provides for the grant of options, including options intended to qualify as incentive stock options under Section 422 of the Code and non-qualified options that are not intended to satisfy the requirements of Section 422 of the Code, stock appreciation rights, restricted stock and restricted stock unit awards and performance awards.

Options and Stock Appreciation Rights

An option granted under the LTI Plan is exercisable for no more than seven years after its date of grant, except in the case of an incentive stock option granted to any employee who owns more than 10% of the voting power of all shares of our capital stock (a “ten percent stockholder”), which will be exercisable for no more than five years after its date of grant. Except in the case of substitute awards granted in connection with a corporate transaction, the exercise price of an option may not be less than 100% (or 110% in the case of an incentive stock option granted to a ten percent stockholder) of the fair market value of a share of our common stock on the date of grant.

A stock appreciation right granted under the LTI Plan is exercisable for no more than seven years after its date of grant. Except in the case of substitute awards granted in connection with a corporate transaction, the base price of a stock appreciation right may not be less than 100% of the fair market value of a share of our common stock on the date of grant. A stock appreciation right entitles the holder to receive upon exercise (subject to withholding taxes) shares of our common stock, cash or a combination of stock and cash, in an amount equal to the difference between the fair market value of the common stock on the exercise date and the base price of the stock appreciation right.

PROPOSAL 6 — RE-APPROVAL OF THE COMMERCIAL METALS COMPANY 2013 LONG-TERM EQUITY INCENTIVE PLAN

The LTI Plan prohibits the holder of an option or stock appreciation right from receiving dividend equivalents with respect to the number of shares of common stock subject to such award.

Performance Awards

A performance award entitles the recipient to receive shares of our common stock, cash, or a combination of stock and cash on the attainment of specified performance measures during the specified performance period. Any dividends or dividend equivalents with respect to a performance award are subject to the same performance-based vesting conditions and other restrictions as the performance award. Before the settlement of a performance award in shares of common stock, the participant has no rights as a stockholder of the Company with respect to such shares. All of the terms relating to the satisfaction of performance measures and the termination of a performance period, or the forfeiture and cancellation of a performance award upon a termination of employment, whether by reason of disability, retirement, death or any other reason, are determined by the Administrator.

Recoupment

Awards granted under the LTI Plan are subject to forfeiture and recovery by the Company pursuant to any clawback or recoupment policy which the Company may adopt from time to time, including any policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act or as otherwise required by law.

Termination

The LTI Plan shall terminate on the tenth anniversary of its effective date, unless terminated earlier by the Board.

New Plan Benefits

The number of stock options and other forms of awards that will be granted under the LTI Plan in the future is not currently determinable.

PROPOSAL 6 — RE-APPROVAL OF THE COMMERCIAL METALS COMPANY 2013 LONG-TERM EQUITY INCENTIVE PLAN

Certain Historical Grants under the LTI Plan

As of August 31, 2017, the following table sets forth the aggregate number of shares underlying stock option, SAR, RSU and PSU awards that have been granted to the below individuals or groups under the LTI Plan. The table excludes any restricted stock or other stock based-awards that may have been granted previously under other plans. The officer titles shown below are as of August 31, 2017.

Commercial Metals Company 2013 Long-Term Equity Incentive Plan
Name and Position	Dollar Value ($)(1)	Number of Shares(2)
Joseph Alvarado Chairman and CEO	31,234,048	1,653,470
Barbara R. Smith President and COO	8,180,315	433,050
Mary Lindsey Vice President and CFO	2,630,659	139,262
Tracy L. Porter Executive Vice President – CMC Operations	5,257,616	278,328
Paul K. Kirkpatrick Vice President, General Counsel and Corporate Secretary	2,774,941	146,900
Executive Group	51,764,286	2,740,301
Non-Executive Director Group(3)	5,626,915	297,878
Non-Executive Officer Employee Group(4)	80,298,254	4,250,834

(1)	Aggregate dollar value determined by multiplying the closing market price of the Company’s common stock on August 31, 2017 on the NYSE, $18.89, by the aggregate number of shares granted under the LTI Plan. The amount in this column does not reflect the dollar amount actually received by the individual or group upon exercise or vesting of equity-based awards under the LTI Plan.
(2)	Aggregate number of shares underlying awards granted from January 1, 2013 through August 31, 2017, including incremental shares granted upon certification of PSU awards.
(3)	Includes only current non-executive directors.
(4)	Includes active and inactive non-executive officer employees who were granted an award between January 1, 2013 through August 31, 2017.

U.S. Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to options under the LTI Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the LTI Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the LTI Plan.

A participant does not recognize taxable income at the time an option is granted and we are not entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their purchase price, and we generally will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for at least two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and we will not be entitled to any deduction. However, if those shares are disposed of within the

PROPOSAL 6 — RE-APPROVAL OF THE COMMERCIAL METALS COMPANY 2013 LONG-TERM EQUITY INCENTIVE PLAN

above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon that disposition, and (ii) the excess of the fair market value of those shares on the date of exercise over the purchase price, and we generally will be entitled to a corresponding deduction.

The Board unanimously recommends that stockholders vote FOR the re-approval of the LTI Plan, as amended to date.

EQUITY COMPENSATION PLANS

Information about our equity compensation plans as of August 31, 2017 was as follows:

	A.	B.	C.
PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))
Equity compensation plans approved by security holders	2,562,887	$15.56	11,144,004
Equity compensation plans not approved by security holders	—	—	—
Total	2,562,887	$15.56	11,144,004

GENERAL

The annual report to stockholders for fiscal year 2017 has been mailed to stockholders with this proxy statement or previously, if requested, and is also available to stockholders online at www.proxyvote.com by using the 12 digit control number on the Notice Regarding the Availability of Proxy Materials. The annual report does not form any part of the material for the solicitation of proxies.

We will bear the cost of soliciting proxies on behalf of the Company. Our directors, officers and employees may also solicit proxies by mail, telephone, facsimile, personal contact or through online methods. We will reimburse their expenses for doing this. We will also reimburse banks, brokers, trusts and other nominees for their costs in forwarding proxy materials to beneficial owners of our common stock.

STOCKHOLDER PROPOSALS FOR 2019 ANNUAL MEETING

It is currently contemplated that our 2019 annual meeting of stockholders will take place on or about January 9, 2019. Pursuant to regulations of the SEC, in order to be included in our proxy statement for the 2019 annual meeting, stockholder proposals must be received at our principal executive offices, 6565 North MacArthur Blvd., Suite 800, Irving, Texas 75039, Attention: Corporate Secretary, no later than July 30, 2018 and must comply with additional requirements established by the SEC. Pursuant to our third amended and restated bylaws, a stockholder proposal to bring business before the 2019 annual meeting submitted outside of the processes established in Rule 14a-8 promulgated by the SEC or to nominate a person for election to the Board will be considered untimely before September 12, 2018 and untimely after October 12, 2018.

OTHER BUSINESS

Management knows of no other matter that will come before the Annual Meeting. However, if other matters do come before the Annual Meeting, the proxy holders will vote in accordance with their best judgment.

By Order of the Board of Directors,

PAUL K. KIRKPATRICK

Corporate Secretary

November 27, 2017

Appendix A

COMMERCIAL METALS COMPANY

2013 CASH INCENTIVE PLAN

As Amended and Restated

Effective November 21, 2017

Purpose

The purpose of the Commercial Metals Company 2013 Cash Incentive Plan (the “Plan”) is to advance the interests of Commercial Metals Company (the “Company”) and its stockholders by (a) providing certain employees of the Company and its Subsidiaries (as hereinafter defined) incentive compensation which is tied to the achievement of pre-established and objective performance goals, (b) identifying and rewarding superior performance and providing competitive compensation to attract, motivate, and maintain employees who have outstanding skills and abilities and who achieve superior performance, and (c) fostering accountability and teamwork throughout the Company.

The Plan is intended to provide Participants (as hereinafter defined) with incentive compensation which is not subject to the deduction limitation rules prescribed under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and should be construed to the extent possible as providing for remuneration which is “performance-based compensation” within the meaning of Section 162(m) of the Code and the treasury regulations promulgated thereunder.

Article I

Definitions

For the purposes of this Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

“Award” means a grant of Incentive Compensation that may be paid to an Eligible Employee upon the satisfaction of specified Performance Goal(s) for a particular Performance Period; such Performance Period may be a period of less than a Fiscal Year (e.g., six months, a “Short-Term Cash Bonus Award”), a period equal to a Fiscal Year (an “Annual Cash Bonus Award”), or a period in excess of a Fiscal Year (e.g., three Fiscal Years, a “Long-Term Cash Bonus Award”).

“Base Pay” means a Participant’s annualized rate of base salary as determined in the manner specified by the Committee during the Determination Period.

“Board” means the Board of Directors of the Company.

“Business Unit” means any segment or operating or administrative unit, including geographical unit, of the Company identified by the Committee as a separate business unit, or a Subsidiary identified by the Committee as a separate business unit.

“Business Unit Performance Goals” means the Performance Goals established for each Business Unit in accordance with Sections 4.1, 4.2 and 4.3 below for any Performance Period.

“Change in Control” means a “change in control” as defined in the Commercial Metals Company 2013 Long-Term Equity Incentive Plan or any successor thereto.

“Chief Executive Officer” or “CEO” means the chief executive officer of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board, which shall consist of two or more “outside directors” within the meaning of Section 162(m) of the Code.

“Company” means Commercial Metals Company, a Delaware corporation.

“Company Performance Goals” means the Performance Goals established for the Company in accordance with Sections 4.1 , 4.2 and 4.4 below for any Performance Period.

A-1	Amended & Restated by the Board: November 21, 2017

“Covered Employee” shall have the same meaning as the term “covered employee” (or its counterpart, as such term may be changed from time to time) contained in the treasury regulations promulgated under Section 162(m) of the Code, or their respective successor provision or provisions, that being an employee for whom the limitation on deductibility for compensation pursuant to Section 162(m) of the Code is applicable.

“Determination Period” shall mean, with respect to any Performance Period, a period commencing on or before the first day of the Performance Period and ending not later than the earlier of (a) the 90th day after the commencement of the Performance Period and (b) the date on which twenty-five percent (25%) of the Performance Period has been completed.

“Disability” means absence from active employment after exhaustion of short-term disability benefits and failure to return to active employment within the time period specified in the Company’s short-term disability policy.

“EBIT” means, for the Company, any Subsidiary or any Business Unit, the net earnings of that entity before deductions by the entity for interest and income tax expenses.

“EBITDA” means, for the Company, any Subsidiary or any Business Unit, the net earnings of that entity before deductions by the entity for interest, income taxes, depreciation and amortization expenses.

“Eligible Employee” shall mean any employee of the Company or any Subsidiary.

“Fiscal Year” means the fiscal year of the Company, which is the twelve-month (12-month) period ending on August 31 of each calendar year.

“Incentive Compensation” means the compensation approved by the Committee to be paid to a Participant for any Performance Period under the Plan.

“Maximum Achievement” means, for a Participant for any Performance Period, the maximum level of achievement of a set of Performance Goals required for Incentive Compensation to be paid which shall be a specified percentage of the Participant’s Base Pay with respect to such set of Performance Goals, determined by the Committee in accordance with Section 4.1 below.

“Operating Profit” means net earnings before income taxes, interest (both internal and external) and program/discount fees and expenses.

“Participant” means an employee of the Company or a Subsidiary who satisfies the eligibility requirements of Article III of the Plan and who is selected by the Committee to participate in the Plan for any Performance Period.

“Performance Goals” means the Company Performance Goals and Business Unit Performance Goals established by the Committee for the Company and each Business Unit for any Performance Period, as provided in Sections 4.1 , 4.2, 4.3 and 4.4 below.

“Performance Period” means the period selected by the Committee for the payment of Incentive Compensation. Unless the Committee, in its discretion, specifies other Performance Periods for the payment of Incentive Compensation hereunder, the Performance Period shall be a Fiscal Year.

“Plan” means the Commercial Metals Company 2013 Cash Incentive Plan, as it may be amended from time to time.

“Retirement” means termination of service as an employee solely due to retirement upon or after attainment of age sixty-two (62), or permitted early retirement as determined by the Committee.

“Return on Invested Capital” means net earnings before interest expense divided by the sum of commercial paper, notes payable, current maturities of long-term debt and stockholders equity.

“Return on Net Assets,” or “RONA,” for any Performance Period means, for the Company or applicable Business Unit, the percentage obtained by dividing Operating Profits by the value of average net assets.

“Section 162(m) Performance Goals” means the Performance Goals established by the Committee during the Determination Period that are intended to comply with the provisions of Treasury regulation Section 1.162-27(e) or any successor regulation describing “qualified performance-based compensation.”

“Subsidiary” means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the

A-2	Amended & Restated by the Board: November 21, 2017

total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. “Subsidiaries” means more than one of any such corporations, limited partnerships, partnerships, or limited liability company.

“Target Achievement” means, for a Participant for any Performance Period, the target level of achievement of a set of Performance Goals required for Incentive Compensation to be paid which shall be a specified percentage of the Participant’s Base Pay with respect to such set of Performance Goals, determined by the Committee in accordance with Section 4.1 below.

“Threshold Achievement” means, for a Participant for any Performance Period, the minimum level of achievement of a set of Performance Goals required for any Incentive Compensation to be paid which shall be a specified percentage of the Participant’s Base Pay with respect to such set of Performance Goals, as determined by the Committee in accordance with Section 4.1 below.

“Working Capital” means the Company’s or if appropriate, the applicable Business Unit’s current assets less current liabilities.

Article II

Administration

2.1 Committee’s Authority.    Subject to the terms of this Article II, the Plan shall be administered by the Committee. For each Performance Period, the Committee shall have full authority to (i) designate the Eligible Employees who shall participate in the Plan; (ii) establish the Performance Goals and achievement levels for each Participant pursuant to Article IV hereof; and (iii) establish and certify the achievement of the Performance Goals. The Committee may delegate its authority and responsibilities to the CEO or any other officer of the Company; provided, however, that with respect to participation in the Plan by a Covered Employee, notwithstanding any provision of the Plan to the contrary, any decision concerning the awarding of Incentive Compensation hereunder (including, without limitation, establishment of Performance Goals, Threshold Achievement, Target Achievement, Maximum Achievement, and any other information necessary to calculate Incentive Compensation for such Covered Employee for such Performance Period) shall not be made by the CEO or any other officer of the Company and shall be made exclusively by the members of the Committee who are at that time “outside” directors, as that term is used in Section 162(m) of the Code and the treasury regulations promulgated thereunder.

2.2 Committee Action.    A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

2.3 Committee’s Powers.    The Committee shall have the power, in its discretion, to take such actions as may be necessary to carry out the provisions and purposes of the Plan and shall have the authority to control and manage the operation and administration of the Plan. In order to effectuate the purposes of the Plan, the Committee shall have the discretionary power and authority to construe and interpret the Plan, to supply any omissions therein, to reconcile and correct any errors or inconsistencies, to decide any questions in the administration and application of the Plan, and to make equitable adjustments for any mistakes or errors made in the administration of the Plan. All such actions or determinations made by the Committee, and the application of rules and regulations to a particular case or issue by the Committee, in good faith, shall not be subject to review by anyone, but shall be final, binding and conclusive on all persons ever interested hereunder.

In construing the Plan and in exercising its power under provisions requiring the Committee’s approval, the Committee shall attempt to ascertain the purpose of the provisions in question, and when the purpose is known or reasonably ascertainable, the purpose shall be given effect to the extent feasible. Likewise, the Committee is authorized to determine all questions with respect to the individual rights of all Participants under this Plan, including, but not limited to, all issues with respect to eligibility. The Committee shall have all powers necessary or appropriate to accomplish its duties under this Plan including, but not limited to, the power to:

(a) designate the Eligible Employees who shall participate in the Plan;

A-3	Amended & Restated by the Board: November 21, 2017

(b) maintain complete and accurate records of all plan transactions and other data in the manner necessary for proper administration of the Plan;

(c) adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan, provided the rules and regulations are not inconsistent with the terms of the Plan as set out herein. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances;

(d) enforce the terms of the Plan and the rules and regulations it adopts;

(e) review claims and render decisions on claims for benefits under the Plan;

(f) furnish the Company or the Participants, upon request, with information that the Company or the Participants may require for tax or other purposes;

(g) employ agents, attorneys, accountants or other persons (who also may be employed by or represent the Company) for such purposes as the Committee considers necessary or desirable in connection with its duties hereunder; and

(h) perform any and all other acts necessary or appropriate for the proper management and administration of the Plan.

Article III

Eligibility

For each Performance Period, the Committee shall select the particular Eligible Employees to whom Incentive Compensation may be awarded for such Performance Period; with respect to Covered Employees, such determination shall be made during the Determination Period. To the extent permitted by the Committee, employees who participate in the Plan may also participate in other incentive or benefit plans of the Company or any Subsidiary. Senior management of each Business Unit shall recommend to the Committee those employees of such Business Unit to be eligible to participate in the Plan for such Performance Period; the Committee shall consider, but shall not be bound by, such recommendations. Except to the extent the Committee is required to take action during the Determination Period with respect to Covered Employees, as set forth herein, but notwithstanding any other provision in this Plan to the contrary, the Committee may grant one or more Awards to an Eligible Employee at any time, and from time to time, and the Committee shall have the discretion to determine whether any such Award shall be a Short-Term Cash Bonus Award, an Annual Cash Bonus Award or a Long-Term Cash Bonus Award.

Article IV

Determination of Goals and Incentive Compensation

4.1 Establishment of Business Unit and Company Performance Goals.    Not later than the last day of the Determination Period, the Committee shall approve and deliver to the Chief Executive Officer of the Company a written report setting forth: (i) the Business Unit Performance Goals for the Performance Period, (ii) the Company Performance Goals for the Performance Period, (iii) the Threshold, Target, and Maximum Achievement levels for Business Unit Performance Goals and Company Performance Goals for the Performance Period, (iv) with respect to each Participant, Incentive Compensation as a percentage of Base Pay for achievement of Threshold, Target, and Maximum Achievement levels and the relative weighting of each Performance Goal in determining the Participant’s Incentive Compensation, and (v) a schedule setting forth payout opportunity as a percentage of Base Pay for Threshold, Target, and Maximum Achievement levels. The Committee may delegate to the CEO or any other officer of the Company to establish and report to the Committee for each Participant the determinations under items (i) through (v) above. The Committee shall consider, but shall not be bound by, the recommendations and determinations of the CEO or such other officer with respect to such items. In the case of Participants who are, or are expected to be, Covered Employees, the Committee shall establish one or more Section 162(m) Performance Goals during the Determination Period for purposes of complying with the provisions of Treasury regulation Section 1.162-27(e) or any successor regulation describing “qualified performance-based compensation.” The Committee may establish other Performance Goals to be used, in its sole discretion, as guidelines for reducing, but not increasing, the maximum amounts payable to such Covered Employees due to the attainment of the Section 162(m) Performance Goals.

A-4	Amended & Restated by the Board: November 21, 2017

4.2 Establishment of Incentive Compensation Pool.    Not later than the last day of the Determination Period, the Committee may, in its sole discretion, establish Incentive Compensation pools to be allocated among some or all of the Participants, the amount of which shall be calculated based on the attainment of one or more Company Performance Goals or Business Unit Performance Goals prescribed by the Committee, and which shall be allocated among such Participants in such percentages as the Committee shall determine. The Committee may establish such Incentive Compensation pools either in lieu of or in combination with the Incentive Compensation opportunities established pursuant to Section 4.1. Following the end of the Performance Period, the Committee may decrease or increase the amount of the Incentive Compensation pool allocated to any Participant in its sole discretion, based on any objective or subjective performance considerations as the Committee determines to be appropriate; provided that the Committee shall not increase the portion of any Incentive Compensation pool allocated to any Covered Employee to an amount in excess of the maximum amount which the Committee has certified to have been earned by such Covered Employee based on the attainment of the Section 162(m) Performance Goals which the Committee established pursuant to Section 4.1.

4.3 Categories of Business Unit Performance Goals.    The Business Unit Performance Goals established by the Committee for any Performance Period may differ among Participants and Business Units. For each Business Unit, the Business Unit Performance Goals shall be based on the performance of the Business Unit. Performance criteria for a Business Unit shall be based exclusively on one or more of the following objective subsidiary, division, operating unit or individual measures: (a) Operating Profit; (b) net earnings (c) net sales; (d) EBITDA or other measures of cash flow; (e) total shareholder return, or the attainment by the shares of Company common stock of a specified value for a specified period of time, or share price; (f) earnings; (g) RONA, Return on Invested Capital, or other return measures, including return or net return on working assets, equity, capital or net sales; (h) pre-tax profits; (i) operating margins; (j) operating earnings or earnings per share; (k) value of assets; (l) market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas; (m) aggregate product price and other product measures; (n) expense or cost levels; (o) reduction of losses, loss ratios or expense ratios; (p) reduction in fixed assets; (q) operating cost management; (r) management of capital structure; (s) debt reduction; (t) productivity improvements; (u) inventory and/or receivables control; (v) satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures; (w) customer satisfaction based on specified objective goals or a Company-sponsored customer survey; (x) employee diversity goals; (y) employee turnover; (z) specified objective social goals; or (aa) safety record. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Business Unit (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). In the case of earnings-based measures, in addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), stockholders’ equity, shares outstanding, assets or net assets, or any combination thereof. With respect to Participants who are not Covered Employees and who, in the Committee’s judgment, are not likely to be Covered Employees at any time during the applicable Performance Period or during any period in which an Award may be paid following a Performance Period, the Business Unit Performance Goals established for the Performance Period may consist of any objective or subjective subsidiary, division, operating unit or individual measures, whether or not listed herein. Performance goals shall be subject to such other special rules and conditions as the Committee may establish at any time; provided, however, that to the extent such goals relate to awards to Covered Employees, such special rules and conditions shall be established during the Determination Period and shall not be inconsistent with the provisions of Treasury regulation Section 1.162-27(e) or any successor regulation describing “qualified performance-based compensation.”

4.4 Company Performance Goals.    The Company Performance Goals established by the Committee for any Performance Period shall be based exclusively on one or more of the objective financial and operating objectives, as listed in Section 4.3 above, as applied to the Company and its Subsidiaries on a consolidated basis. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company and its Subsidiaries or the past or current performance of other companies (or a combination of such past and current performance). In the case of earnings-based measures, in addition to the ratios specifically enumerated in Section 4.3, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), stockholders’ equity, shares outstanding, assets or net assets, or any combination thereof. With respect to Participants who are not Covered Employees and who, in the Committee’s judgment, are not likely to be Covered Employees at any time during the applicable Performance

A-5	Amended & Restated by the Board: November 21, 2017

Period or during any period in which an Award may be paid following a Performance Period, the Company Performance Goals established for the Performance Period may consist of any objective or subjective corporate-wide measures, whether or not listed in Section 4.3. Performance goals shall be subject to such other special rules and conditions as the Committee may establish at any time; provided, however, that to the extent such goals relate to awards to Covered Employees, such special rules and conditions shall be established during the Determination Period and shall not be inconsistent with the provisions of Treasury regulation Section 1.162-27(e) or any successor regulation describing “qualified performance-based compensation.”

4.5 Certification.    Within two and one-half (2 1⁄2) months after the end of each Performance Period, the senior management of the Company and each Business Unit shall report to the Committee the extent to which Company and Business Unit Performance Goals were achieved for the Performance Period. As soon as practicable following the finalization of the Company’s financial statements or receipt of the Independent Auditor’s Report on the Company’s financial statements for a Performance Period consisting of one or more Fiscal Years covered by the financial statements or other accounting finalizing of the Company’s financial results for any Performance Period and receipt of the report of the Company and Business Unit senior management, as applicable, the Committee shall certify in writing and in compliance with the requirements of Treasury Regulation 1.162-27 (and successor regulations thereto) in the case of any Award intended to qualify under Section 162(m) of the Code: (i) the extent to which the Company achieved its Section 162(m) Performance Goals for the Performance Period, (ii) the calculation of the maximum amount of the Participants’ Incentive Compensation based on the achievement of the Section 162(m) Performance Goals, and (iii) the determination by the Committee of the amount of Incentive Compensation, if any, to be paid to each Participant for the Performance Period. In determining whether Section 162(m) Performance Goals have been achieved and Incentive Compensation is payable for a given Performance Period, generally accepted accounting principles to the extent applicable to the Performance Goal shall be applied, and such determinations shall be based on the calculations provided by the Company and binding on each Participant. After the certification described in this Section the Committee may, in its sole and absolute discretion, decrease the Incentive Compensation to be paid to one or more Covered Employees for such Performance Period to an amount less than the amount calculated based on the attainment of the Section 162(m) Performance Goals.

4.6 Earned Award Based on Level of Achievement.    If Threshold Achievement is attained with respect to a Performance Goal, then the Incentive Compensation that may be paid to such Participant with respect to such Performance Goal shall be based on the percentage of Base Pay and the Committee’s predetermined schedule (which may allow for interpolation between achievement levels) setting forth the earned award as a percentage of Base Pay; for example, if (i) Threshold Achievement of a Performance Goal is 80% and 50% of Base Pay is earned at that level, (ii) the Performance Goal level actually achieved is 90% and, pursuant to the Committee’s predetermined schedule, 75% of Base Pay is earned for that level of achievement, then the earned award for such Performance Goal is 75% of Base Pay. The Committee may increase or decrease, in its sole discretion, the Incentive Compensation to be paid to one or more Participants for such Performance Period; provided that the Committee shall not increase the portion of any Incentive Compensation payable to any Covered Employee to an amount in excess of the maximum amount which the Committee has certified to have been earned by such Covered Employee based on the attainment of the Section 162(m) Performance Goals which the Committee established pursuant to Section 4.1.

4.7 Limitation on Total Incentive Compensation. Notwithstanding any provision to the contrary contained herein, the maximum Incentive Compensation payable to any Participant with respect to an annual Performance Period shall not exceed $3,500,000, which amount shall be proportionately increased or decreased for Performance Periods that are longer or shorter, respectively, than 12 months in duration.

Article V

Payment of Incentive Compensation

5.1 Form and Time of Payment.    Subject to the provisions of Sections 5.2 and 5.3 below and except as otherwise provided herein, at the time the Committee determines an Award opportunity for a Participant, the Committee shall also establish the payment terms applicable to such Award. Such terms shall include when such payments will be made; provided, however, that the timing of such payments shall in all instances either (A) satisfy the conditions of an exception from Section 409A of the Code ( e.g. , the short-term deferrals exception described in Treasury Regulation Section 1.409A-1(b)(4)), or (B) comply with Section 409A of the Code and provided, further,

A-6	Amended & Restated by the Board: November 21, 2017

that in the absence of such terms regarding the timing of payments, such payments shall be made in a lump sum cash payment not later than March 15th of the first calendar year immediately following the close of the applicable Performance Period.

5.2 Forfeiture Upon Termination Prior to Date of Payment.    If a Participant’s employment with the Company and all of its Subsidiaries is terminated voluntarily by the Participant for any reason other than Retirement, or is terminated by his or her employer for cause (as determined by such employer) during a Performance Period or after a Performance Period but prior to the date of actual payment in accordance with Section 5.1 above, then, except as otherwise determined by the Committee, such Participant will immediately forfeit any right to receive any Incentive Compensation hereunder for such Performance Period.

5.3 Pro Rata Payment for Death, Disability, Retirement, or Termination without Cause; New Hires.

(a) Death or Disability.    If during a Performance Period that does not exceed a Fiscal Year, a Participant’s employment is terminated by reason of the Participant’s death or Disability, then such Participant shall, if the Committee so determines, be eligible to receive the full amount of the Incentive Compensation that would have been payable to such Participant, if he or she had remained employed until the close of such Performance Period. If during a Performance Period that exceeds a Fiscal Year, a Participant’s employment is terminated by reason of the Participant’s death or Disability, then such Participant shall, if the Committee so determines, be eligible to receive a pro rata portion of the Incentive Compensation that would have been payable to such Participant, if he or she had remained employed, based on the number of days worked during the Performance Period and calculated on the basis of his or her Base Pay received for the Performance Period. Such Incentive Compensation shall be paid at the time and in the manner set forth in Section 5.1 hereof.

(b) Retirement or Termination Without Cause.    If during a Performance Period a Participant’s employment is terminated by reason of the Participant’s Retirement, or is terminated by his or her employer without cause (as determined by such employer) then such Participant shall, if the Committee so determines, be eligible to receive a pro rata portion of the Incentive Compensation that would have been payable to such Participant, if he or she had remained employed, based on the number of days worked during the Performance Period and calculated on the basis of his or her Base Pay received for the Performance Period. Such Incentive Compensation shall be paid at the time and in the manner set forth in Section 5.1 hereof.

(c) New Hires; Promotions.    Any individual who is newly-hired or becomes an Eligible Employee during a Performance Period and who is selected by the Committee to participate in the Plan shall be eligible to receive a pro rata portion of the Incentive Compensation to which he or she could have been entitled if he or she had been employed for the full Performance Period, based on the number of days during the Performance Period during which he or she is a Participant in the Plan and calculated on the basis of his or her Base Pay received for the Performance Period. Such Incentive Compensation shall be paid at the time and in the manner set forth in Section 5.1 hereof.

5.4 Change in Control.    In the event of a Change in Control during a Performance Period, the Committee may, in its sole discretion, take such action with respect to the Plan and any Incentive Compensation payable during such Performance Period as the Committee determines is in the best interest of the Company, including without limitation the adjustment of Performance Goals and achievement levels in accordance with Section 6.10 or the payment of full or prorated Incentive Compensation Awards upon or following the consummation of such Change in Control, based on either the attainment of the applicable Performance Goals for the period preceding such Change in Control or on a deemed attainment of the applicable Performance Goals at the target or any other level.

Article VI

Miscellaneous Provisions

6.1 Non-Assignability.    A Participant may not alienate, assign, pledge, encumber, transfer, sell or otherwise dispose of any rights or benefits awarded hereunder prior to the actual receipt thereof; and any attempt to alienate, assign, pledge, sell, transfer or assign prior to such receipt, or any levy, attachment, execution or similar process upon any such rights or benefits shall be null and void.

6.2 No Right To Continue In Employment.    Nothing in the Plan confers upon any employee the right to continue in the employ of the Company or any Subsidiary, or interferes with or restricts in any way the right of the

A-7	Amended & Restated by the Board: November 21, 2017

Company and its Subsidiaries to discharge any employee at any time (subject to any contract rights of such employee).

6.3 Indemnification Of Committee.    No member of the Committee nor any officer or employee of the Company acting with or on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee, and each officer or employee of the Company acting with it or on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

6.4 No Plan Funding.    The Plan shall at all times be entirely unfunded, and no provision shall at any time be made with respect to segregating assets of the Company for payment of any amounts hereunder. No Participant, beneficiary, or other person shall have any interest in any particular assets of the Company by reason of the right to receive Incentive Compensation under the Plan. Participants and beneficiaries shall have only the rights of a general unsecured creditor of the Company.

6.5 Governing Law.    This Plan shall be construed in accordance with the laws of the State of Delaware and the rights and obligations created hereby shall be governed by the laws of the State of Delaware.

6.6 Binding Effect.    This Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participants, and their heirs, assigns, and personal representatives.

6.7 Construction of Plan.    The captions used in this Plan are for convenience only and shall not be construed in interpreting the Plan. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall also include the plural, and conversely.

6.8 Integrated Plan.    This Plan constitutes the final and complete expression of agreement with respect to the subject matter hereof.

6.9 Tax Requirements.    The Company (and, where applicable, its Subsidiaries) shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy applicable taxes required by law to be withheld with respect to any payment of any Incentive Compensation to a Participant.

6.10 Reorganization, Merger or Consolidation.    In the event of a merger, consolidation, sale of assets, reorganization or other business combination in which the Company is not the surviving or continuing corporation, or pursuant to which shares of the Company’s common stock would be converted into cash, securities or other property (other than a merger of the Company in which the holders of the Company’s Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger), the Committee shall adjust the Performance Goals and achievement levels so that the Incentive Compensation amounts to which a Participant is entitled are not adversely affected by such events.

6.11 Awards Subject to Clawback.    The Incentive Compensation payable under the Plan is subject to forfeiture, recovery by the Company or other action pursuant to any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

Article VII

Amendment or Discontinuance

The Committee may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided that any amendment that modifies any preestablished Performance Goal for a Participant who is a Covered Employee (or his successor(s), as may be applicable) under this Plan with respect to any particular Performance Period may be effected not later than the last day of the Determination Period. In addition, the Board shall have the power to discontinue the Plan in whole or in part and amend the Plan in any manner advisable in order for Incentive Compensation granted under the Plan to qualify as “performance-based” compensation under Section 162(m) of the Code (including amendments as a result of changes to Section 162(m) or the regulations thereunder to permit greater flexibility with respect to Incentive Compensation granted under the Plan).

A-8	Amended & Restated by the Board: November 21, 2017

Article VIII

Effect of the Plan

Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any Participant any right to be granted Incentive Compensation or any other rights. In addition, nothing contained in this Plan and no action taken pursuant to its provisions shall be construed to (a) give any Participant any right to any compensation, except as expressly provided herein; (b) be evidence of any agreement, contract or understanding, express or implied, that the Company or any Subsidiary will employ a Participant in any particular position; (c) give any Participant any right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations hereunder; or (d) create a trust of any kind or a fiduciary relationship between the Company and a Participant or any other person.

Article IX

Term

The effective date of this Plan shall be as of September 1, 2012, subject to stockholder approval. The material terms of this Plan shall be disclosed to the stockholders of the Company for approval in accordance with Section 162(m) of the Code. This Plan and any benefits granted hereunder shall be null and void if stockholder approval is not obtained at the next annual meeting of stockholders of the Company, and no award or payment of Incentive Compensation under this Plan to any Covered Employee shall be made unless such stockholder approval is obtained. This Plan shall remain in effect until it is terminated by the Committee or the Board.

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A-9	Amended & Restated by the Board: November 21, 2017

Appendix B

COMMERCIAL METALS COMPANY

2013 LONG-TERM EQUITY INCENTIVE PLAN

As Amended and Restated

Effective November 21, 2017

I. INTRODUCTION

1.1 Purposes.    The purposes of the Commercial Metals Company 2013 Long-Term Equity Incentive Plan (this “Plan”) are (i) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining officers, other employees, Non-Employee Directors and independent contractors and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

1.2 Certain Definitions.

“Agreement” shall mean the written or electronic agreement evidencing an award hereunder between the Company and the recipient of such award.

“Board” shall mean the Board of Directors of the Company.

“Change in Control” shall have the meaning set forth in Section 5.8(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Committee designated by the Board or a subcommittee thereof, consisting of two or more members of the Board, each of whom may be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) “independent” within the meaning of the rules of The New York Stock Exchange or, if the Common Stock is not listed on The New York Stock Exchange, within the meaning of the rules of the principal stock exchange on which the Common Stock is then traded.

“Common Stock” shall mean the common stock, par value $0.01 per share, of the Company, and all rights appurtenant thereto.

“Company” shall mean Commercial Metals Company, a Delaware corporation, or any successor thereto.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported on The New York Stock Exchange on the date as of which such value is being determined or, if the Common Stock is not listed on The New York Stock Exchange, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate and in compliance with Section 409A of the Code.

“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock) with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

B-1	Amended & Restated by the Board: November 21, 2017

“Incumbent Board” shall mean the individuals, who as of the effective date of the Plan, constitute the Board.

“Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary.

“Nonqualified Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.

“Performance Award” shall mean a right to receive an amount of cash, shares of Common Stock, or a combination of both, contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Restricted Stock Unit Award or Performance Award, to the holder’s receipt of the shares of Common Stock subject to such award or of payment with respect to such award. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, such criteria and objectives shall be one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures, stated in either absolute terms or relative terms, such as rates of growth or improvement: (a) operating profit; (b) net earnings (c) net sales; (d) net earnings before deductions for interest, income taxes, depreciation and amortization expenses or other measures of cash flow; (e) total shareholder return, or the attainment by the shares of Company common stock of a specified value for a specified period of time, or share price; (f) earnings; (g) return on net assets, return on invested capital, or other return measures, including return or net return on working assets, equity, capital or net sales; (h) pre-tax profits; (i) operating margins; (j) operating earnings or earnings per share; (k) value of assets; (l) market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas; (m) aggregate product price and other product measures; (n) expense or cost levels; (o) reduction of losses, loss ratios or expense ratios; (p) reduction in fixed assets; (q) operating cost management; (r) management of capital structure; (s) debt reduction; (t) productivity improvements; (u) inventory and/or receivables control; (v) satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures; (w) customer satisfaction based on specified objective goals or a Company-sponsored customer survey; (x) employee diversity goals; (y) employee turnover; (z) specified objective social goals; or (aa) safety record. The applicable performance measures may be applied on a pre- or post-tax basis. In the sole discretion of the Committee, but subject to Section 162(m) of the Code, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles.

“Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Person” shall mean any natural person, firm, corporation, government, governmental agency, association, trust or partnership.

“Prior Plan” shall mean the Commercial Metals Company 2006 Long-Term Equity Incentive Plan, the Commercial Metals Company 1999 Non-Employee Director Stock Option Plan and each other plan previously maintained by the Company under which equity awards remain outstanding as of the effective date of this Plan.

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

“Restricted Stock Unit” shall mean a right to receive one share of Common Stock or, in lieu thereof, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a

B-2	Amended & Restated by the Board: November 21, 2017

specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.

“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award shall remain in effect.

“SAR” shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.

“Stock Award” shall mean a Restricted Stock Award or Restricted Stock Unit Award.

“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

“Substitute Award” shall mean an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an option or SAR.

“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock) with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

“Tax Date” shall have the meaning set forth in Section 5.5.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

1.3 Administration.    This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options; (ii) SARs in the form of Tandem SARs or Free-Standing SARs; (iii) Stock Awards in the form of Restricted Stock or Restricted Stock Units; and (iv) Performance Awards. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, the number of SARs, the number of Restricted Stock Units, the dollar value subject to a Performance Award, the purchase price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements of Section 162(m) of the Code and regulations thereunder in the case of an award intended to be qualified performance-based compensation, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock or Restricted Stock Units shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Restricted Stock, Restricted Stock Units or Performance Awards shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding award shall be deemed to be satisfied at the target or any other level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

The Committee may delegate some or all of its power and authority hereunder to the Board or, subject to applicable law, to the President and Chief Executive Officer or such other executive officer of the Company as

B-3	Amended & Restated by the Board: November 21, 2017

the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power and authority to the Board or the President and Chief Executive Officer or other executive officer of the Company with regard to the grant of an award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding and (ii) the Committee may not delegate its power and authority to the President and Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

No member of the Board or Committee, and neither the President and Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the President and Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation and/or By-laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

1.4 Eligibility.    Participants in this Plan shall consist of such officers, other employees, Non-Employee Directors, independent contractors, and persons expected to become officers, other employees, Non-Employee Directors and independent contractors of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Except as provided otherwise in an Agreement, for purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary, and references to employment shall include service as a Non-Employee Director or independent contractor. The Committee shall determine, in its sole discretion, the extent to which a participant shall be considered employed during any periods during which such participant is on a leave of absence.

1.5 Shares Available.    Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Section 1.5, 15,750,000 shares of Common Stock shall initially be available for all awards under this Plan and no more than 15,750,000 shares of Common Stock in the aggregate may be issued under the Plan in connection with Incentive Stock Options. To the extent the Company grants an option or a Free-Standing SAR under the Plan, the number of shares of Common Stock that remain available for future grants under the Plan shall be reduced by an amount equal to the number of shares subject to such option or Free-Standing SAR. To the extent the Company grants a Stock Award or settles a Performance Award in shares of Common Stock, the number of shares of Common Stock that remain available for future grants under the Plan shall be reduced by an amount equal to 2.63 times the number of shares subject to such Stock Award or Performance Award.

To the extent that shares of Common Stock subject to an outstanding option, SAR, stock award or performance award granted under the Plan or the Prior Plan are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related Tandem SAR or shares subject to a Tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of Common Stock shall again be available under this Plan; provided, however, that shares of Common Stock subject to an award under this Plan shall not again be available for issuance under this Plan if such shares are (x) shares that were subject to an option or an SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR, (y) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes related to an outstanding option or SAR or (z) shares repurchased by the Company on the open market with the proceeds of an option exercise. Shares delivered to or withheld by the Company to pay the withholding taxes for stock awards or performance awards shall again be available for issuance under this Plan. The number of shares that again become available pursuant to this paragraph shall be equal to (i) one share for each share subject to an option or Free-Standing SAR described herein or under the Prior

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Plan and (ii) 2.63 shares for each share subject to a stock award or a performance award described herein or under the Prior Plan.

The number of shares of Common Stock available for awards under this Plan shall not be reduced by (i) the number of shares of Common Stock subject to Substitute Awards or (ii) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under this Plan (subject to applicable stock exchange requirements).

Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

1.6 Per Person Limits.    To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder (i) the maximum number of shares of Common Stock with respect to which options or SARs, or a combination thereof, may be granted during any fiscal year of the Company to any person shall be 1,000,000, subject to adjustment as provided in Section 5.7; (ii) the maximum number of shares of Common Stock with respect to which Stock Awards subject to Performance Measures or Performance Awards denominated in Common Stock that may be earned by any person for each 12-month period during a Performance Period shall be 1,000,000, subject to adjustment as provided in Section 5.7; and (iii) the maximum amount that may be earned by any person for each 12-month period during a Performance Period with respect to Performance Awards denominated in cash shall be $3,500,000. Subject to adjustment as provided in Section 5.7, the maximum number of shares of Common Stock that may be granted during any fiscal year of the Company to any Non-Employee Director shall be 100,000.

II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1 Stock Options.    The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option shall be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Stock Options.

Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of Shares and Purchase Price.    The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

Notwithstanding the foregoing, in the case of an option that is a Substitute Award, the purchase price per share of the shares subject to such option may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate purchase price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate purchase price of such shares.

(b) Option Period and Exercisability.    The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option shall be exercised later than seven (7) years

B-5	Amended & Restated by the Board: November 21, 2017

after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c) Method of Exercise.    An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.2 Stock Appreciation Rights.    The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of SARs and Base Price.    The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR (or, if earlier, the date of grant of the option for which the SAR is exchanged or substituted).

Notwithstanding the foregoing, in the case of an SAR that is a Substitute Award, the base price per share of the shares subject to such SAR may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate base price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate base price of such shares.

(b) Exercise Period and Exercisability.    The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no SAR shall be exercised later than seven (7) years after its date of grant; provided further, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock

B-6	Amended & Restated by the Board: November 21, 2017

and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c), or such shares shall be transferred to the holder in book entry form with restrictions on the shares duly noted, and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of an SAR, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.

(c) Method of Exercise.    A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.3 Termination of Employment or Service.    All of the terms relating to the exercise, cancellation or other disposition of an option or SAR (i) upon a termination of employment with or service to the Company of the holder of such option or SAR, as the case may be, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

2.4 No Repricing.    Subject to Section 5.7, the Committee shall not without the approval of the stockholders of the Company, (i) reduce the purchase price or base price of any previously granted option or SAR, (ii) cancel any previously granted option or SAR in exchange for another option or SAR with a lower purchase price or base price or (iii) cancel any previously granted option or SAR in exchange for cash or another award if the purchase price of such option or the base price of such SAR exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation, in each case other than in connection with a Change in Control.

2.5 Dividend Equivalents.    Notwithstanding anything in an Agreement to the contrary, the holder of an option or SAR shall not be entitled to receive dividend equivalents with respect to the number of shares of Common Stock subject to such option or SAR.

III. STOCK AWARDS

3.1 Stock Awards.    The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award or Restricted Stock Unit Award.

3.2 Terms of Restricted Stock Awards.    Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms.    The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.

(b) Vesting and Forfeiture.    The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c) Stock Issuance.    During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or

B-7	Amended & Restated by the Board: November 21, 2017

certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d) Rights with Respect to Restricted Stock Awards.    Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that (i) a distribution with respect to shares of Common Stock, other than a regular cash dividend, and (ii) a regular cash dividend with respect to shares of Common Stock that are subject to time-based or performance-based vesting conditions, in each case, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

3.3 Terms of Restricted Stock Unit Awards.    Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms.    The number of shares of Common Stock subject to a Restricted Stock Unit Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.

(b) Vesting and Forfeiture.    The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c) Settlement of Vested Restricted Stock Unit Awards.    The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Any dividend equivalents with respect to Restricted Stock Units that are subject to time-based or performance-based vesting conditions shall be subject to the same restrictions as such Restricted Stock Units. Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

3.4 Termination of Employment or Service.    All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

B-8	Amended & Restated by the Board: November 21, 2017

3.5 Minimum Vesting Conditions.    No Stock Award shall become fully vested prior to the third anniversary of the date of grant and to the extent a Stock Award provides for vesting in installments over a period of not less than three years, such vesting shall occur ratably over the applicable vesting period; provided, that such restrictions shall not apply to (i) Stock Awards to newly hired employees, (ii) performance-based Stock Awards, (iii) Stock Awards granted in connection with acquisitions (whether by asset purchase, merger or otherwise) or (iv) Stock Awards granted in lieu of a cash bonus. Notwithstanding the foregoing, any award agreement may provide that all or a portion of the shares subject to such Stock Award vest immediately or, alternatively, vest in accordance with the vesting schedule but without regard to the requirement for continued employment in the event of a Change in Control, or in the case of termination of employment due to death, disability, layoff, retirement or divestiture.

IV. PERFORMANCE AWARDS

4.1 Performance Awards.    The Committee may, in its discretion, grant Performance Awards to such eligible persons as may be selected by the Committee.

4.2 Terms of Performance Awards.    Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Value of Performance Awards and Performance Measures.    The method of determining the value of the Performance Award and the Performance Measures and Performance Period applicable to a Performance Award shall be determined by the Committee.

(b) Vesting and Forfeiture.    The Agreement relating to a Performance Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.

(c) Settlement of Vested Performance Awards.    The Agreement relating to a Performance Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. If a Performance Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights as a stockholder of the Company as determined pursuant to Section 3.2(d). Any dividends or dividend equivalents with respect to a Performance Award that is subject to performance-based vesting conditions shall be subject to the same restrictions as such Performance Award. Prior to the settlement of a Performance Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company.

4.3 Termination of Employment or Service.    All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

V. GENERAL

5.1 Effective Date and Term of Plan.    This Plan was submitted and approved by the stockholders of the Company at the Company’s 2013 annual meeting of stockholders and the Plan became effective as of the date on which the Plan was approved by the Board, which was November 27, 2012. This Plan shall terminate on the tenth anniversary of its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination. Awards hereunder may be made at any time prior to the termination of this Plan. In the event that this Plan is not approved by the stockholders of the Company, this Plan and any awards hereunder shall be void and of no force or effect.

5.2 Amendments.    The Board may amend this Plan as it shall deem advisable; provided, however, that no amendment to the Plan shall be effective without the approval of the Company’s stockholders if (i) stockholder

B-9	Amended & Restated by the Board: November 21, 2017

approval is required by applicable law, rule or regulation, including Section 162(m) of the Code and any rule of The New York Stock Exchange, or any other stock exchange on which the Common Stock is then traded, or (ii) such amendment seeks to modify Section 2.4 hereof; provided further, that no amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

5.3 Agreement.    Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and, to the extent required by the Company, either executed by the recipient or accepted by the recipient by electronic means approved by the Company within the time period specified by the Company. Upon such execution or execution and electronic acceptance, and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

5.4 Non-Transferability.    No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes or a charitable organization designated by the holder, in each case, without consideration. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

5.5 Tax Withholding.    The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company; (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation; (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation; (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the maximum statutory tax rate in the employee’s applicable jurisdiction; provided that the Company shall be permitted to limit the number of shares so withheld to a lesser number if necessary, in the judgment of the Committee, to avoid adverse accounting consequences or for administrative convenience. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

5.6 Restrictions on Shares.    Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the

B-10	Amended & Restated by the Board: November 21, 2017

holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5.7 Adjustment.    In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the number and class of securities available under this Plan, the terms of each outstanding option and SAR (including the number and class of securities subject to each outstanding option or SAR and the purchase price or base price per share), the terms of each outstanding Restricted Stock Award and Restricted Stock Unit Award (including the number and class of securities subject thereto), the terms of each outstanding Performance Award (including the number and class of securities subject thereto), the maximum number of securities with respect to which options or SARs may be granted during any fiscal year of the Company to any one grantee, the maximum number of shares of Common Stock that may be awarded during any fiscal year of the Company to any one grantee pursuant to a Stock Award that is subject to Performance Measures or a Performance Award shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price and in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

5.8 Change in Control.

(a) Subject to the terms of the applicable award Agreement, in the event of a Change in Control, the Board (as constituted prior to such Change in Control) may, in its discretion:

(i) provide that (A) some or all outstanding options and SARs shall become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (B) the Restriction Period applicable to some or all outstanding Restricted Stock Awards and Restricted Stock Unit Awards shall lapse in full or in part, either immediately or upon a subsequent termination of employment, (C) the Performance Period applicable to some or all outstanding awards shall lapse in full or in part, and (D) the Performance Measures applicable to some or all outstanding awards shall be deemed to be satisfied at the target or any other level;

(ii) require that shares of stock of the corporation resulting from such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as shall be determined by the Board in accordance with Section 5.7; and/or

(iii) require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (A) a cash payment in an amount equal to (1) in the case of an option or an SAR, the aggregate number of shares of Common Stock then subject to the portion of such option or SAR surrendered multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Change in Control, over the purchase price or base price per share of Common Stock subject to such option or SAR, (2) in the case of a Stock Award or a Performance Award denominated in shares of Common Stock, the aggregate number of shares of Common Stock then subject to the portion of such award surrendered, multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change in Control, and (3) in the case of a Performance Award denominated in cash, the value of the Performance Award then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.8(a)(i); (B) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above.

B-11	Amended & Restated by the Board: November 21, 2017

(b) A “Change in Control” means any of the following events:

(i) any Person becomes the “beneficial owner” (as defined in Rule 13d-3 or Rule 13d-5 under the Exchange Act), directly or indirectly, of 25% or more of the combined voting power of the Company’s then outstanding voting securities;

(ii) the Incumbent Board ceases for any reason to constitute at least the majority of the Board; provided, however, that any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company’s stockholders was approved by a vote of at least 75% of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this subsection (ii), considered as though such person were a member of the Incumbent Board;

(iii) all or substantially all of the assets of the Company are sold, transferred or conveyed and the transferee of such assets is not controlled by the Company (control meaning the ownership of more than 50% of the combined voting power of such entity’s then outstanding voting securities); or

(iv) the Company is reorganized, merged or consolidated, and the stockholders of the Company immediately prior to such reorganization, merger or consolidation own in the aggregate 50% or less of the outstanding voting securities of the surviving or resulting corporation or entity from such reorganization, merger or consolidation.

Notwithstanding anything in the foregoing to the contrary, no Change in Control shall be deemed to have occurred for purposes of an award hereunder by virtue of any transaction (i) which results in the holder of such award and a group of Persons, which includes the holder of such award, acquiring, directly or indirectly, 15% or more of the combined voting power of the Company’s then outstanding voting securities, or (ii) which results in the Company, any affiliate of the Company or any profit-sharing plan, employee stock ownership plan or employee benefit plan of the Company or any affiliates (or any trustee of or fiduciary with respect to any such plan acting in such capacity) acquiring, directly or indirectly, 15% or more of the combined voting power of the Company’s then outstanding voting securities.

Notwithstanding the foregoing provisions of this Section 5.8(b), in the event an award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Change in Control” for purposes of such award shall be the definition provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

5.9 Deferrals.    The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the exercise or settlement of all or a portion of any award (other than awards of Incentive Stock Options, Nonqualified Stock Options and SARs) made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.

5.10 No Right of Participation, Employment or Service.    Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment or service of any person at any time without liability hereunder.

5.11 Rights as Stockholder.    No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

5.12 Awards Subject to Clawback.    The awards granted under the Plan and any cash payment or shares of Common Stock delivered pursuant to such an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Agreement or any clawback or recoupment policy which the Company may

B-12	Amended & Restated by the Board: November 21, 2017

adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

5.13 Designation of Beneficiary.    A holder of an award may file with the Company a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Company. Each beneficiary designation shall become effective only when filed in writing with the Company during the holder’s lifetime on a form prescribed by the Company. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Company of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding award held by such holder, to the extent vested or exercisable, shall be payable to or may be exercised by such holder’s executor, administrator, legal representative or similar person.

5.14 Governing Law.    This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.15 Foreign Employees.    Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals and/or reside outside the U.S. on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

B-13	Amended & Restated by the Board: November 21, 2017

DIRECTIONS TO COMMERCIAL METALS COMPANY

ANNUAL MEETING OF STOCKHOLDERS

JANUARY 10, 2018, 10:00 A.M.

CMC HALL AT THE COMPANY’S HEADQUARTERS

6565 NORTH MACARTHUR BOULEVARD, 9TH FLOOR

IRVING, TEXAS 75039

Directions from DFW Airport

Take the North exit out of the airport to Hwy. 114 East towards Dallas. Take the George Bush Exit (TX-161) and turn left onto the service road of the George Bush (TX-161). Once on the service road, continue on the service road to MacArthur Blvd. Turn right on MacArthur Blvd. and continue past Patton Dr. to 6565 N. MacArthur Blvd. The 6565 MacArthur Building is located on the right side of N. MacArthur Blvd.

OR

Take the North exit out of the airport to Hwy. 114 East towards Dallas. Take the MacArthur Blvd. Exit and turn left onto MacArthur Blvd. Continue on N. MacArthur Blvd. through Royal Lane. The 6565 MacArthur Building is located on the West side of N. MacArthur Blvd. Take the first left-hand turn after passing Royal Lane to enter the property.

Directions from Love Field

Take the exit out of Love Field and turn right onto Mockingbird Lane. Stay on Mockingbird to TX-183W towards Fort Worth. Take Hwy. TX-114 West towards Grapevine/DFW Airport North Entry. Take the exit toward Walnut Hill Lane/MacArthur Blvd. Stay straight past the Walnut Hill Lane exit to the N. MacArthur Blvd. exit. Take the N. MacArthur Blvd. ramp and turn right onto N. MacArthur Blvd. Continue on N. MacArthur Blvd. through Royal Lane. The 6565 MacArthur Building is located on the West side of N. MacArthur Blvd. Take the first left-hand turn after passing Royal Lane to enter the property.

Directions from Downtown Dallas

Take I-35E/Stemmons Freeway to TX-114 West towards Grapevine/DFW Airport North Entry. Take the exit toward Walnut Hill Lane/MacArthur Blvd. Stay straight past the Walnut Hill Lane exit to the N. MacArthur Blvd. exit. Take the N. MacArthur Blvd. ramp and turn right onto N. MacArthur Blvd. Continue on N. MacArthur Blvd. through Royal Lane. The 6565 MacArthur Building is located on the West side of N. MacArthur Blvd. Take the first left-hand turn after passing Royal Lane to enter the property.

COMMERCIAL METALS COMPANY C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS P.O. BOX 1342 BRENTWOOD, NY 11717	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors

	Nominees	For	Against	Abstain

1A	Rick J. Mills	☐	☐	☐	The Board of Directors recommends you vote FOR proposals 5 and 6.		For	Against	Abstain

1B	Barbara R. Smith	☐	☐	☐	5	The re-approval of the Commercial Metals Company 2013 Cash Incentive Plan; and	☐	☐	☐

1C	Joseph Winkler	☐	☐	☐	6	The re-approval of the Commercial Metals Company 2013 Long-Term Equity Incentive Plan.	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain	NOTE: The proxyholders are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

2	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2018;	☐	☐	☐

3	An advisory vote on executive compensation;	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:		1 year	2 years	3 years	Abstain

4	To recommend, by non-binding vote, the frequency of the advisory vote to approve the executive compensation of Commercial Metals Company;	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice, Proxy Statement, Annual Report/Form 10-K, and Form of Proxy are available at

www.proxyvote.com

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PROXY

COMMERCIAL METALS COMPANY

ANNUAL MEETING OF STOCKHOLDERS JANUARY 10, 2018

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD

The undersigned stockholder(s) of Commercial Metals Company hereby appoints Barbara R. Smith, Mary A. Lindsey and Paul K. Kirkpatrick, or any of them, as proxy holders, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote and act for the undersigned at the 2018 annual meeting of stockholders of Commercial Metals Company (the “Annual Meeting”) to be held on January 10, 2018 at 10:00 a.m., Central Standard Time, at Commercial Metals Company, CMC Hall, 6565 North MacArthur Boulevard, 9th Floor, Irving, Texas 75039, and any adjournment or postponement of the Annual Meeting, according to the number of votes which the undersigned is entitled to cast at the Annual Meeting, hereby revoking any proxies previously executed by the undersigned for the Annual Meeting.

The undersigned instructs such proxy holders or their substitutes to vote as specified below on the proposals set forth in the Proxy Statement. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED “FOR” ALL NOMINEES ON PROPOSAL 1, “FOR” PROPOSALS 2 AND 3, “1 YEAR” ON PROPOSAL 4 AND “FOR” PROPOSALS 5 AND 6.

If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in this proxy will vote in their discretion.

Continued and to be signed on reverse side